Filed pursuant to Rule 424(b)(3)

File No. 333-261775

OAKTREE STRATEGIC CREDIT FUND

SUPPLEMENT NO. 3 DATED AUGUST 16, 2023

TO THE PROSPECTUS DATED JANUARY 27, 2023

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Oaktree Strategic Credit Fund (“we,” “our” or the “Company”), dated January 27, 2023 (as supplemented to date, the “Prospectus”). The Prospectus has been filed with the U.S. Securities and Exchange Commission and is available free of charge at www.sec.gov. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to amend, supplement or modify certain information contained in the Prospectus by including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2023

On August 9, 2023, we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NUMBER: 814-01471

Oaktree Strategic Credit Fund

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	87-6827742
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive office)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:

(213) 830-6300

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods as the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act)    Yes  ☐    No  ☒

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
N/A	N/A	N/A

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class	Outstanding at August 7, 2023*
Class I shares of beneficial interest, $0.01 par value	37,319,052
Class S shares of beneficial interest, $0.01 par value	15,935,412
Class D shares of beneficial interest, $0.01 par value	4,053

*	Common shares outstanding exclude August 1, 2023 subscriptions because the issuance price is not yet finalized as of the date hereof.

OAKTREE STRATEGIC CREDIT FUND

FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2023

	PART I — FINANCIAL INFORMATION
Item 1.	Consolidated Financial Statements:
	Consolidated Statements of Assets and Liabilities as of June 30, 2023 (unaudited) and September 30, 2022	3
	Consolidated Statements of Operations (unaudited) for the three months ended June 30, 2023 and 2022, the nine months ended June 30, 2023 and the period from December 10, 2021 (commencement of operations) to June 30, 2022	5
	Consolidated Statements of Changes in Net Assets (unaudited) for the three months ended June 30, 2023 and 2022, the nine months ended June 30, 2023 and the period from December 10, 2021 (commencement of operations) to June 30, 2022	6
	Consolidated Statements of Cash Flows (unaudited) for the nine months ended June 30, 2023 and the period from December 10, 2021 (commencement of operations) to June 30, 2022	7
	Consolidated Schedule of Investments as of June 30, 2023 (unaudited)	9
	Consolidated Schedule of Investments as of September 30, 2022	17
	Notes to Consolidated Financial Statements (unaudited)	22
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	57
Item 3.	Quantitative and Qualitative Disclosures about Market Risk	78
Item 4.	Controls and Procedures	80
	PART II — OTHER INFORMATION
Item 1.	Legal Proceedings	80
Item 1A.	Risk Factors	80
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	80
Item 3.	Defaults Upon Senior Securities	81
Item 4.	Mine Safety Disclosures	81
Item 5.	Other Information	81
Item 6.	Exhibits	82
Signatures		83

PART I — FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	June 30, 2023 (unaudited)	September 30, 2022
ASSETS
Assets:
Investments – Non-control/Non-affiliate, at fair value (cost June 30, 2023: $1,282,585; cost September 30, 2022: $444,725)	$1,279,166	$428,556
Cash and cash equivalents	76,603	58,443
Restricted cash	3,605	—
Due from affiliates	1,905	1,402
Interest receivable	9,750	3,297
Receivables from unsettled transactions	24,640	3,920
Deferred financing costs	10,638	3,295
Deferred offering costs	402	2,132
Derivative asset at fair value	255	13
Other assets	585	438

Total assets	$1,407,549	$501,496

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$2,240	$1,107
Dividends payable	7,994	3,657
Base management fee and incentive fee payable	3,881	—
Payable for share repurchases	40	—
Due to affiliates	6,765	2,926
Interest payable	1,625	469
Payables from unsettled transactions	45,089	51,566
Deferred tax liability	1	44
Credit facilities payable	325,000	75,000

Total liabilities	392,635	134,769
Commitments and contingencies (Note 11)
Net assets:
Common shares, $0.01 par value per share; unlimited shares authorized, 43,219 and 15,628 shares issued and outstanding as of June 30, 2023 and September 30, 2022, respectively	432	156
Additional paid-in-capital	1,026,447	380,646
Accumulated distributable earnings (loss)	(11,965)	(14,075)

Total net assets (equivalent to $23.48 and $23.47 per common share as of June 30, 2023 and September 30, 2022, respectively) (Note 10)	1,014,914	366,727

Total liabilities and net assets	$1,407,549	$501,496

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	June 30, 2023 (unaudited)	September 30, 2022
NET ASSET VALUE PER SHARE
Class I Shares:
Net assets	$692,668	$305,989
Common shares outstanding ($0.01 par value, unlimited shares authorized)	29,495	13,040
Net asset value per share	$23.48	$23.47
Class S Shares:
Net assets	$322,231	$60,738
Common shares outstanding ($0.01 par value, unlimited shares authorized)	13,723	2,588
Net asset value per share	$23.48	$23.47
Class D Shares:
Net assets	$15	$—
Common shares outstanding ($0.01 par value, unlimited shares authorized)	1	—
Net asset value per share	$23.48	$—

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30, 2023	Three months ended June 30, 2022	Nine months ended June 30, 2023	For the period from December 10, 2021 (commencement of operations) to June 30, 2022
Interest income:
Non-control/Non-affiliate investments	$30,228	$3,523	$65,274	$5,059
Interest on cash and cash equivalents	453	48	829	48

Total interest income	30,681	3,571	66,103	5,107
PIK interest income:
Non-control/Non-affiliate investments	1,107	10	2,195	20

Total PIK interest income	1,107	10	2,195	20
Fee income:
Non-control/Non-affiliate investments	654	93	882	113

Total fee income	654	93	882	113

Total investment income	32,442	3,674	69,180	5,240

Expenses:
Base management fee	2,817	286	6,183	286
Investment income incentive fee	2,835	—	5,808	—
Professional fees	401	212	1,589	415
Class S distribution and shareholder servicing fees	589	—	1,116	—
Board of trustees fees	66	90	198	150
Organization expenses	—	549	4	549
Amortization of continuous offering costs	725	255	2,517	255
Interest expense	5,215	953	11,595	1,274
Administrator expense	267	60	711	84
General and administrative expenses	271	121	796	124

Total expenses	13,186	2,526	30,517	3,137
Management and incentive fees waived (Note 9)	—	(286)	(1,642)	(286)
Expense reimbursements (support) (Note 9)	348	(804)	(504)	(804)

Net expenses	13,534	1,436	28,371	2,047

Net investment income	18,908	2,238	40,809	3,193

Unrealized appreciation (depreciation):
Non-control/Non-affiliate investments	6,026	(11,946)	11,753	(11,968)
Foreign currency forward contracts	757	—	242	—

Net unrealized appreciation (depreciation)	6,783	(11,946)	11,995	(11,968)
Realized gains (losses):
Non-control/Non-affiliate investments	255	(51)	(1,638)	(43)
Foreign currency forward contracts	(731)	—	(1,239)	—

Net realized gains (losses)	(476)	(51)	(2,877)	(43)

Provision for income tax (expense) benefit	(71)	(15)	(176)	(16)

Net realized and unrealized gains (losses), net of taxes	6,236	(12,012)	8,942	(12,027)

Net increase (decrease) in net assets resulting from operations	$25,144	$(9,774)	$49,751	$(8,834)

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Statements of Changes in Net Assets

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30, 2023	Three months ended June 30, 2022	Nine months ended June 30, 2023	For the period from December 10, 2021 (commencement of operations) to June 30, 2022
Operations:
Net investment income	$18,908	$2,238	$40,809	$3,193
Net unrealized appreciation (depreciation)	6,783	(11,946)	11,995	(11,968)
Net realized gains (losses)	(476)	(51)	(2,877)	(43)
Provision for income tax (expense) benefit	(71)	(15)	(176)	(16)

Net increase (decrease) in net assets resulting from operations	25,144	(9,774)	49,751	(8,834)

Distributions to common shareholders:
Class I	(15,241)	—	(35,805)	(768)
Class S	(6,181)	—	(11,836)	—
Class D	—	—	—	—

Net decrease in net assets resulting from distributions	(21,422)	—	(47,641)	(768)

Share transactions:
Class I:
Issuance of Common shares	164,300	177,569	381,028	277,569
Issuance of Common shares under dividend reinvestment plan	1,797	—	4,264	—

Net increase from share transactions	166,097	177,569	385,292	277,569

Class S:
Issuance of Common shares	117,942	—	256,304	—
Issuance of Common shares under dividend reinvestment plan	2,318	—	4,506	—
Repurchased shares, net of early repurchase deduction	(40)	—	(40)

Net increase from share transactions	120,220	—	260,770	—

Class D:
Issuance of Common shares	15	—	15	—
Issuance of Common shares under dividend reinvestment plan	—	—	—	—

Net increase from share transactions	15	—	15	—

Total increase (decrease) in net assets	290,054	167,795	648,187	267,967

Net assets at beginning of period	724,860	100,172	366,727	—

Net assets at end of period	$1,014,914	$267,967	$1,014,914	$267,967

Net asset value per common share	$23.48	$23.71	$23.48	$23.71

Common shares outstanding at end of period	43,219	11,301	43,219	11,301

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended June 30, 2023	For the period from December 10, 2021 (commencement of operations) to June 30, 2022
Operating activities:
Net increase (decrease) in net assets resulting from operations	$49,751	$(8,834)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Net unrealized (appreciation) depreciation	(11,995)	11,968
Net realized (gains) losses	2,877	43
PIK interest income	(2,195)	(20)
Accretion of original issue discount on investments	(5,744)	(441)
Amortization of deferred financing costs	847	176
Amortization of deferred offering costs	2,517	255
Deferred taxes	(43)	(28)
Purchases of investments	(1,025,739)	(342,878)
Proceeds from the sales and repayments of investments	193,448	14,677
Changes in operating assets and liabilities:
(Increase) decrease in due from affiliates	(503)	(621)
(Increase) decrease in interest receivable	(6,453)	(1,973)
(Increase) decrease in receivables from unsettled transactions	(20,720)	—
(Increase) decrease in other assets	(147)	(481)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	778	304
Increase (decrease) in base management fee and incentive fees payable	3,881	—
Increase (decrease) in due to affiliates	3,244	942
Increase (decrease) in interest payable	1,156	260
Increase (decrease) in payables from unsettled transactions	(6,477)	115,350

Net cash used in operating activities	(821,517)	(211,301)

Financing activities:
Distributions paid in cash	(34,531)	(768)
Borrowings under credit facilities	430,000	90,000
Repayments of borrowings under credit facilities	(180,000)	—
Borrowings of secured borrowings	—	44,588
Proceeds from secured borrowings	—	(44,588)
Proceeds from issuance of common shares	637,347	277,569
Deferred financing costs paid	(7,882)	(3,658)
Deferred offering costs paid	(143)	(1,102)
Subscription received in advance	—	16,359

Net cash provided by financing activities	844,791	378,400

Effect of exchange rate changes on foreign currency	(1,509)	(5)

Net increase (decrease) in cash and cash equivalents and restricted cash	21,765	167,094
Cash and cash equivalents and restricted cash, beginning of period	58,443	—

Cash and cash equivalents and restricted cash, end of period	$80,208	$167,094

Supplemental information:
Cash paid for interest	$9,592	$838
Non-cash financing activities:

Oaktree Strategic Credit Fund

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Accrued deferred financing costs	$307	$—
Deferred offering costs incurred	645	1,956
Distribution payable	7,994	—
Reinvestment of dividends during the period	8,770	—
Shares repurchases accrued but not yet paid	40	—

	June 30, 2023	September 30, 2022
Reconciliation to the Statement of Assets and Liabilities
Cash and cash equivalents	$76,603	$58,443
Restricted cash	3,605	—

Total cash and cash equivalents and restricted cash	$80,208	$58,443

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

June 30, 2023

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Non-Control/Non-Affiliate Investments												(7)
107-109 Beech OAK22 LLC	Real Estate Development	First Lien Revolver			11.00%		2/27/2026		$9,393	$9,301	$9,125	(8)(9)
107 Fair Street LLC	Real Estate Development	First Lien Term Loan			12.50%		5/31/2024		953	920	903	(8)(9)(11)
112-126 Van Houten Real22 LLC	Real Estate Development	First Lien Term Loan			12.00%		5/4/2024		2,996	2,959	2,944	(8)(9)(11)
AB BSL CLO 4	Multi-Sector Holdings	CLO Notes	SOFR+	5.50%	10.46%		4/20/2036		3,800	3,800	3,843	(5)(10)
Access CIG, LLC	Diversified Support Services	First Lien Term Loan	L+	3.75%	8.94%		2/27/2025		3,312	3,285	3,282	(5)
Access CIG, LLC	Diversified Support Services	Second Lien Term Loan	L+	7.75%	12.94%		2/27/2026		4,000	3,986	3,777	(5)(8)
ADC Therapeutics SA	Biotechnology	First Lien Term Loan	SOFR+	7.50%	12.89%		8/15/2029		10,406	9,938	9,899	(5)(8)(10)
ADC Therapeutics SA	Biotechnology	First Lien Term Loan	SOFR+	7.50%			8/15/2029		—	(60)	(60)	(5)(8)(9)(10)
ADC Therapeutics SA	Biotechnology	Warrants						45,727		275	29	(8)(10)
AIP RD Buyer Corp.	Distributors	Second Lien Term Loan	SOFR+	7.75%	12.95%		12/21/2029		4,563	4,489	4,476	(5)(8)
AIP RD Buyer Corp.	Distributors	Common Stock						4,560		428	658	(8)
Altice France S.A.	Integrated Telecommunication Services	First Lien Term Loan	L+	4.00%	9.32%		8/14/2026		8,962	8,732	8,452	(5)(10)
Altice France S.A.	Integrated Telecommunication Services	Fixed Rate Bond			5.50%		10/15/2029		7,200	5,971	5,156	(10)
Alto Pharmacy Holdings, Inc.	Health Care Technology	First Lien Term Loan	SOFR+	8.00%	13.34%	3.50%	10/14/2027		12,913	11,942	11,764	(5)(8)
Alto Pharmacy Holdings, Inc.	Health Care Technology	Warrants						244,370		943	760	(8)
American Auto Auction Group, LLC	Consumer Finance	Second Lien Term Loan	SOFR+	8.75%	13.99%		1/2/2029		6,901	6,791	5,107	(5)(8)
American Rock Salt Company LLC	Diversified Metals & Mining	First Lien Term Loan	SOFR+	4.00%	9.22%		6/9/2028		17,376	16,624	16,406	(5)
American Tire Distributors, Inc.	Distributors	First Lien Term Loan	SOFR+	6.25%	11.49%		10/20/2028		7,660	7,070	6,682	(5)
Amynta Agency Borrower Inc.	Property & Casualty Insurance	First Lien Term Loan	SOFR+	5.00%	10.20%		2/28/2028		12,000	11,662	11,700	(5)
Anastasia Parent, LLC	Personal Care Products	First Lien Term Loan	SOFR+	3.75%	9.25%		8/11/2025		6,858	5,757	5,293	(5)
Ardonagh Midco 3 PLC	Insurance Brokers	First Lien Term Loan	E+	6.75%	9.57%		7/14/2026		€9,600	9,608	10,568	(5)(8)(10)
Ardonagh Midco 3 PLC	Insurance Brokers	First Lien Term Loan	SOFR+	7.00%	12.22%		7/14/2026		$3,520	3,338	3,584	(5)(8)(9)(10)
ARES LXIV CLO	Multi-Sector Holdings	CLO Notes	SOFR+	3.75%	8.74%		4/15/2035		2,200	2,050	2,043	(5)(10)
ARES LXVIII CLO	Multi-Sector Holdings	CLO Notes	SOFR+	5.75%	10.83%		4/25/2035		5,000	5,000	5,087	(5)(10)
ASP-R-PAC Acquisition Co LLC	Paper & Plastic Packaging Products & Materials	First Lien Term Loan	SOFR+	6.00%	11.31%		12/29/2027		4,874	4,801	4,630	(5)(8)(10)
ASP-R-PAC Acquisition Co LLC	Paper & Plastic Packaging Products & Materials	First Lien Revolver	SOFR+	6.00%			12/29/2027		—	(9)	(29)	(5)(8)(9)(10)
Astra Acquisition Corp.	Application Software	First Lien Term Loan	L+	5.25%	10.44%		10/25/2028		4,848	4,609	3,417	(5)
Asurion, LLC	Property & Casualty Insurance	First Lien Term Loan	SOFR+	4.00%	9.20%		8/19/2028		3,970	3,799	3,768	(5)
Asurion, LLC	Property & Casualty Insurance	First Lien Term Loan	SOFR+	4.25%	9.47%		8/19/2028		5,985	5,653	5,706	(5)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

June 30, 2023

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Asurion, LLC	Property & Casualty Insurance	Second Lien Term Loan	SOFR+	5.25%	10.47%		1/20/2029		7,500	6,854	6,311	(5)
athenahealth Group Inc.	Health Care Technology	First Lien Term Loan	SOFR+	3.50%	8.59%		2/15/2029		17,179	16,123	16,577	(5)
athenahealth Group Inc.	Health Care Technology	First Lien Term Loan	SOFR+	3.50%			2/15/2029		—	(134)	(74)	(5)(9)
athenahealth Group Inc.	Health Care Technology	Preferred Equity						5,809		5,693	5,080	(8)
Avalara, Inc.	Application Software	First Lien Term Loan	SOFR+	7.25%	12.49%		10/19/2028		19,029	18,609	18,648	(5)(8)
Avalara, Inc.	Application Software	First Lien Revolver	SOFR+	7.25%			10/19/2028		—	(42)	(38)	(5)(8)(9)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan			8.00%	2.25%	4/19/2027		$3,202	$3,098	$2,994	(8)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan					9/30/2032		1,530	1,530	1,492	(8)(10)(12)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan			8.00%	2.25%	4/19/2027		—	—	—	(8)(9)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan					9/30/2032		—	—	—	(8)(9)(10)(12)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan			8.00%	2.25%	4/19/2027		—	—	—	(8)(9)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan					9/30/2032		—	—	—	(8)(9)(10)(12)
BioXcel Therapeutics, Inc.	Pharmaceuticals	Warrants						12,453		74	16	(8)(10)
CCO Holdings LLC	Cable & Satellite	Fixed Rate Bond			4.50%		5/1/2032		6,281	5,127	5,021	(10)
CD&R Firefly Bidco Limited	Other Specialty Retail	First Lien Term Loan	SONIA+	6.00%	10.18%		6/21/2028		£16,086	19,150	19,863	(5)(10)
Clear Channel Outdoor Holdings, Inc.	Advertising	First Lien Term Loan	SOFR+	3.50%	8.81%		8/21/2026		$6,915	6,489	6,618	(5)(10)
Clear Channel Outdoor Holdings, Inc.	Advertising	Fixed Rate Bond			5.13%		8/15/2027		726	640	660	(10)
Colony Holding Corporation	Distributors	First Lien Term Loan	SOFR+	6.50%	11.65%		5/13/2026		12,148	11,826	11,820	(5)(8)
Colony Holding Corporation	Distributors	First Lien Term Loan	SOFR+	6.50%	11.75%		5/13/2026		3,950	3,875	3,843	(5)(8)
Condor Merger Sub Inc.	Systems Software	Fixed Rate Bond			7.38%		2/15/2030		4,527	4,504	3,941
Convergeone Holdings, Inc.	IT Consulting & Other Services	First Lien Term Loan	L+	5.00%	10.37%		1/4/2026		4,936	4,599	3,151	(5)
Coupa Holdings, LLC	Application Software	First Lien Term Loan	SOFR+	7.50%	12.60%		2/27/2030		13,464	13,143	13,152	(5)(8)
Coupa Holdings, LLC	Application Software	First Lien Term Loan	SOFR+	7.50%			2/27/2030		—	(15)	(14)	(5)(8)(9)
Coupa Holdings, LLC	Application Software	First Lien Revolver	SOFR+	7.50%			2/27/2029		—	(22)	(21)	(5)(8)(9)
Covetrus, Inc.	Health Care Distributors	First Lien Term Loan	SOFR+	5.00%	10.24%		10/13/2029		21,036	19,933	19,643	(5)
Cuppa Bidco BV	Soft Drinks & Non-alcoholic Beverages	First Lien Term Loan	E+	4.75%	8.68%		7/30/2029		€10,940	9,499	10,649	(5)(10)
Curium Bidco S.à.r.l.	Biotechnology	First Lien Term Loan	L+	4.00%	9.54%		7/9/2026		$1,985	1,945	1,977	(5)(10)
Curium Bidco S.à.r.l.	Biotechnology	First Lien Term Loan	L+	4.25%	9.79%		12/2/2027		2,982	2,926	2,966	(5)(10)
CVAUSA Management, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.50%	11.59%		5/22/2029		13,658	13,254	13,264	(5)(8)
CVAUSA Management, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.50%			5/22/2029		—	(202)	(197)	(5)(8)(9)
CVAUSA Management, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.50%			5/22/2029		—	(86)	(82)	(5)(8)(9)
CVAUSA Management, LLC	Health Care Services	First Lien Revolver	SOFR+	6.50%			5/22/2029		—	(75)	(73)	(5)(8)(9)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

June 30, 2023

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Dealer Tire Financial, LLC	Distributors	First Lien Term Loan	SOFR+	4.50%	9.60%		12/14/2027		11,151	11,075	11,123	(5)
Delta Leasing SPV II LLC	Specialized Finance	Subordinated Debt Term Loan			3.00%	7.00%	8/31/2029		10,300	10,300	10,300	(8)(9)(10)
Delta Leasing SPV II LLC	Specialized Finance	Preferred Equity						330		330	330	(8)(10)
Delta Leasing SPV II LLC	Specialized Finance	Common Stock						2		2	2	(8)(10)
Delta Leasing SPV II LLC	Specialized Finance	Warrants						25		—	—	(8)(10)
DirecTV Financing, LLC	Cable & Satellite	First Lien Term Loan	SOFR+	5.00%	10.22%		8/2/2027		13,801	13,383	13,523	(5)
DirecTV Financing, LLC	Cable & Satellite	Fixed Rate Bond			5.88%		8/15/2027		1,750	1,585	1,587
DTI Holdco, Inc.	Research & Consulting Services	First Lien Term Loan	SOFR+	4.75%	9.80%		4/26/2029		13,176	12,587	12,299	(5)
Dukes Root Control Inc.	Environmental & Facilities Services	First Lien Term Loan	SOFR+	6.50%	11.56%		12/8/2028		11,834	11,593	11,596	(5)(8)
Dukes Root Control Inc.	Environmental & Facilities Services	First Lien Term Loan	SOFR+	6.50%	11.84%		12/8/2028		667	635	609	(5)(8)(9)
Dukes Root Control Inc.	Environmental & Facilities Services	First Lien Revolver	SOFR+	6.50%	11.72%		12/8/2028		580	551	551	(5)(8)(9)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			3.00%	6.00%	4/21/2027		10,883	10,764	10,448	(8)(10)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			3.00%	6.00%	4/21/2027		$1,743	$1,717	$1,673	(8)(10)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			3.00%	6.00%	4/21/2027		—	1	—	(8)(9)(10)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			3.00%	6.00%	4/21/2027		—	1	—	(8)(9)(10)
Frontier Communications Holdings, LLC	Integrated Telecommunication Services	First Lien Term Loan	SOFR+	3.75%	9.00%		10/8/2027		15,906	15,462	15,456	(5)(10)
Frontier Communications Holdings, LLC	Integrated Telecommunication Services	Fixed Rate Bond			6.00%		1/15/2030		7,517	6,276	5,536	(10)
Galileo Parent, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	7.25%	12.34%		5/3/2029		20,277	19,685	19,697	(5)(8)
Galileo Parent, Inc.	Aerospace & Defense	First Lien Revolver	SOFR+	7.25%	12.34%		5/3/2029		1,397	1,305	1,307	(5)(8)(9)
Gibson Brands, Inc.	Leisure Products	First Lien Term Loan	SOFR+	5.00%	10.25%		8/11/2028		4,930	4,777	3,993	(5)(8)
Global Aircraft Leasing Co Ltd	Trading Companies & Distributors	Fixed Rate Bond			6.50%		9/15/2024		7,645	6,954	7,007	(10)
GoldenTree Loan Management EUR CLO 2 DAC	Multi-Sector Holdings	CLO Notes	E+	2.85%	6.05%		1/20/2032		€1,000	872	970	(5)(10)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Term Loan	SOFR+	8.00%	13.39%		6/21/2027		$17,551	17,272	17,376	(5)(8)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Term Loan	SOFR+	8.00%			6/21/2027		—	(56)	(35)	(5)(8)(9)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Revolver	SOFR+	8.00%			6/21/2027		—	(28)	(18)	(5)(8)(9)
Harbor Purchaser Inc.	Education Services	First Lien Term Loan	SOFR+	5.25%	10.45%		4/9/2029		10,471	10,064	8,992	(5)
Harrow Health, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	6.50%	11.74%		1/19/2026		9,319	9,108	9,127	(5)(8)(10)
Harrow Health, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	6.50%			1/19/2026		—	(114)	(103)	(5)(8)(9)(10)
Horizon Aircraft Finance I Ltd.	Specialized Finance	CLO Notes			4.46%		12/15/2038		3,081	2,479	2,667	(10)
HUB Pen Company, LLC	Other Specialty Retail	First Lien Term Loan	SOFR+	6.50%	11.76%		12/31/2027		27,404	26,680	26,708	(5)(8)
HUB Pen Company, LLC	Other Specialty Retail	First Lien Revolver	SOFR+	6.50%	11.76%		12/31/2027		108	20	24	(5)(8)(9)
IAMGOLD Corporation	Gold	Second Lien Term Loan	SOFR+	8.25%	13.30%		5/16/2028		28,394	27,564	27,585	(5)(8)(10)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

June 30, 2023

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
iCIMs, Inc.	Application Software	First Lien Term Loan	SOFR+	3.38%	8.50%	3.88%	8/18/2028		15,468	15,243	14,858	(5)(8)
iCIMs, Inc.	Application Software	First Lien Term Loan	SOFR+	7.25%	12.38%		8/18/2028		2,325	2,289	2,279	(5)(8)
iCIMs, Inc.	Application Software	First Lien Term Loan	SOFR+	7.25%			8/18/2028		—	—	—	(5)(8)(9)
iCIMs, Inc.	Application Software	First Lien Revolver	SOFR+	6.75%	11.99%		8/18/2028		241	220	184	(5)(8)(9)
Impel Neuropharma, Inc.	Health Care Technology	First Lien Term Loan					2/15/2031		5,565	5,565	5,189	(8)(12)
Impel Neuropharma, Inc.	Health Care Technology	First Lien Term Loan	SOFR+	8.75%	14.14%		3/17/2027		4,768	4,697	4,589	(5)(8)
Innocoll Pharmaceuticals Limited	Health Care Technology	First Lien Term Loan			11.00%		1/26/2027		4,316	4,178	3,947	(8)(10)
Innocoll Pharmaceuticals Limited	Health Care Technology	First Lien Term Loan			11.00%		1/26/2027		—	—	—	(8)(9)(10)
Innocoll Pharmaceuticals Limited	Health Care Technology	First Lien Term Loan			11.00%		1/26/2027		—	—	—	(8)(9)(10)
Innocoll Pharmaceuticals Limited	Health Care Technology	Warrants						36,087		85	88	(8)(10)
Inventus Power, Inc.	Electrical Components & Equipment	First Lien Term Loan	SOFR+	7.50%	12.72%		6/30/2025		43,875	42,560	42,558	(5)(8)
Inventus Power, Inc.	Electrical Components & Equipment	First Lien Revolver	SOFR+	7.50%			6/30/2025		—	(149)	(149)	(5)(8)(9)
Iris Holding, Inc.	Metal, Glass & Plastic Containers	First Lien Term Loan	SOFR+	4.75%	9.90%		6/28/2028		10,918	10,255	9,297	(5)(10)
IW Buyer LLC	Electrical Components & Equipment	First Lien Term Loan	SOFR+	6.75%	11.80%		6/28/2029		34,461	33,428	33,428	(5)(8)
IW Buyer LLC	Electrical Components & Equipment	First Lien Revolver	SOFR+	6.75%	11.80%		6/28/2029		459	267	267	(5)(8)(9)
Kindercare Learning Centers Kindercare Portfolio	Diversified Real Estate Activities	CLO Notes	SOFR+	2.41%	7.56%		8/15/2038		4,964	4,617	4,633	(5)(10)
Kings Buyer, LLC	Environmental & Facilities Services	First Lien Term Loan	SOFR+	6.50%	11.84%		10/29/2027		$4,815	$4,767	$4,742	(5)(8)
Kings Buyer, LLC	Environmental & Facilities Services	First Lien Revolver	SOFR+	6.50%	11.84%		10/29/2027		156	150	146	(5)(8)(9)
LABL, Inc.	Office Services & Supplies	First Lien Term Loan	SOFR+	5.00%	10.20%		10/29/2028		13,682	13,222	13,570	(5)
Latam Airlines Group S.A.	Passenger Airlines	First Lien Term Loan	SOFR+	9.50%	14.61%		10/12/2027		12,063	11,166	12,289	(5)(10)
LSL Holdco, LLC	Health Care Distributors	First Lien Term Loan	SOFR+	6.00%	11.20%		1/31/2028		9,020	8,882	8,524	(5)(8)
LSL Holdco, LLC	Health Care Distributors	First Lien Term Loan	SOFR+	6.00%	11.20%		1/31/2028		1,050	985	992	(5)(8)
LSL Holdco, LLC	Health Care Distributors	First Lien Revolver	SOFR+	6.00%			1/31/2028		—	(16)	(56)	(5)(8)(9)
LTI Holdings, Inc.	Electronic Components	First Lien Term Loan	SOFR+	3.50%	8.72%		9/6/2025		6,909	6,677	6,653	(5)
Madison Park Funding LXIII	Multi-Sector Holdings	CLO Notes	SOFR+	5.50%	10.58%		4/21/2035		5,000	5,000	5,064	(5)(10)
Mauser Packaging Solutions Holding Company	Metal, Glass & Plastic Containers	First Lien Term Loan	SOFR+	4.00%	9.16%		8/14/2026		8,000	7,886	7,987	(5)
Mauser Packaging Solutions Holding Company	Metal, Glass & Plastic Containers	Fixed Rate Bond			7.88%		8/15/2026		2,000	2,000	1,989
McAfee Corp.	Systems Software	First Lien Term Loan	SOFR+	3.75%	9.01%		3/1/2029		12,902	12,241	12,377	(5)
Medline Borrower, LP	Health Care Supplies	First Lien Term Loan	SOFR+	3.25%	8.47%		10/23/2028		11,945	11,526	11,821	(5)
Mesoblast, Inc.	Biotechnology	First Lien Term Loan			8.00%	1.75%	11/19/2026		2,315	2,168	2,072	(8)(10)
Mesoblast, Inc.	Biotechnology	First Lien Term Loan			8.00%	1.75%	11/19/2026		—	—	—	(8)(9)(10)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

June 30, 2023

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Mesoblast, Inc.	Biotechnology	First Lien Term Loan			8.00%	1.75%	11/19/2026		—	—	—	(8)(9)(10)
Mesoblast, Inc.	Biotechnology	Warrants						66,347		152	111	(8)(10)
Mesoblast, Inc.	Biotechnology	Warrants						17,058		—	39	(8)(10)
MHE Intermediate Holdings, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	6.25%	11.45%		7/21/2027		2,836	2,765	2,785	(5)(8)
MHE Intermediate Holdings, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	6.00%	11.20%		7/21/2027		5,299	5,193	5,161	(5)(8)
Mitchell International, Inc.	Application Software	First Lien Term Loan	L+	3.75%	8.94%		10/15/2028		9,451	8,973	9,259	(5)
Mitchell International, Inc.	Application Software	Second Lien Term Loan	SOFR+	6.50%	11.69%		10/15/2029		4,000	3,809	3,550	(5)
MND Holdings III Corp	Other Specialty Retail	First Lien Term Loan	SOFR+	7.50%	12.74%		5/9/2028		41,587	40,867	40,867	(5)(8)
MND Holdings III Corp	Other Specialty Retail	First Lien Revolver	SOFR+	7.50%	12.58%		5/9/2028		2,166	1,895	1,895	(5)(8)(9)
MRI Software LLC	Application Software	First Lien Term Loan	SOFR+	5.50%	10.84%		2/10/2026		4,609	4,460	4,482	(5)(8)
MRI Software LLC	Application Software	First Lien Term Loan	SOFR+	5.50%	10.84%		2/10/2026		4,966	4,958	4,830	(5)(8)
MRI Software LLC	Application Software	First Lien Term Loan	SOFR+	5.50%	10.83%		2/10/2026		798	790	736	(5)(8)(9)
New Enterprise Stone & Lime Co Inc	Construction Materials	Fixed Rate Bond			5.25%		7/15/2028		500	453	456
NFP Corp.	Diversified Financial Services	Fixed Rate Bond			4.88%		8/15/2028		2,000	1,768	1,789
NFP Corp.	Diversified Financial Services	Fixed Rate Bond			6.88%		8/15/2028		3,784	3,461	3,290
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SOFR+	6.00%	10.81%		5/3/2029		36,717	36,002	36,023	(5)(8)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SOFR+	6.00%			5/3/2029		—	(33)	(32)	(5)(8)(9)
North Star Acquisitionco, LLC	Education Services	First Lien Revolver	SOFR+	6.00%			5/3/2029		—	(86)	(83)	(5)(8)(9)
OEConnection LLC	Application Software	Second Lien Term Loan	SOFR+	7.00%	12.34%		9/25/2027		5,355	5,276	5,221	(5)(8)
OFSI BSL CLO XI, Ltd.	Multi-Sector Holdings	CLO Notes	SOFR+	7.60%	12.58%		7/18/2031		$2,500	$2,173	$2,250	(5)(10)
OneOncology, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.25%	11.49%		6/9/2030		22,885	22,318	22,322	(5)(8)
OneOncology, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.25%			6/9/2030		—	(107)	(106)	(5)(8)(9)
OneOncology, LLC	Health Care Services	First Lien Revolver	SOFR+	6.25%			6/9/2030		—	(113)	(113)	(5)(8)(9)
Oranje Holdco, Inc.	Systems Software	First Lien Term Loan	SOFR+	7.75%	12.79%		2/1/2029		15,746	15,379	15,385	(5)(8)
Oranje Holdco, Inc.	Systems Software	First Lien Revolver	SOFR+	7.75%			2/1/2029		—	(46)	(45)	(5)(8)(9)
Park Place Technologies, LLC	Internet Services & Infrastructure	First Lien Term Loan	SOFR+	5.00%	10.20%		11/10/2027		4,957	4,752	4,833	(5)
PetSmart LLC	Other Specialty Retail	First Lien Term Loan	SOFR+	3.75%	8.95%		2/11/2028		10,929	10,706	10,927	(5)
Pluralsight, LLC	Application Software	First Lien Term Loan	SOFR+	8.00%	13.04%		4/6/2027		26,144	22,222	25,177	(5)(8)
Pluralsight, LLC	Application Software	First Lien Revolver	SOFR+	8.00%	13.04%		4/6/2027		820	574	759	(5)(8)(9)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	7.00%	12.10%		2/15/2029		26,825	25,818	25,779	(5)(8)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Revolver	SOFR+	7.00%			2/15/2029		—	(135)	(141)	(5)(8)(9)
Profrac Holdings II, LLC	Industrial Machinery & Supplies & Components	First Lien Term Loan	SOFR+	7.25%	12.42%		3/4/2025		5,457	5,365	5,348	(5)(8)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

June 30, 2023

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Profrac Holdings II, LLC	Industrial Machinery & Supplies & Components	First Lien Term Loan	SOFR+	7.25%	12.42%		3/4/2025		628	619	615	(5)(8)
Renaissance Holding Corp.	Education Services	First Lien Term Loan	SOFR+	4.75%	9.99%		4/7/2030		16,000	15,535	15,834	(5)
Salus Workers’ Compensation, LLC	Diversified Financial Services	First Lien Term Loan	SOFR+	10.00%	15.24%		10/7/2026		15,638	15,120	15,169	(5)(8)
Salus Workers’ Compensation, LLC	Diversified Financial Services	First Lien Revolver	SOFR+	10.00%			10/7/2026		—	(63)	(57)	(5)(8)(9)
Salus Workers’ Compensation, LLC	Diversified Financial Services	Warrants						606,357		200	1,152	(8)
SCIH Salt Holdings Inc.	Diversified Metals & Mining	First Lien Term Loan	SOFR+	4.00%	9.19%		3/16/2027		7,975	7,806	7,870	(5)
SCIH Salt Holdings Inc.	Diversified Metals & Mining	Fixed Rate Bond			4.88%		5/1/2028		2,000	1,804	1,789
SCP Eye Care Services, LLC	Health Care Services	Second Lien Term Loan	SOFR+	8.75%	14.00%		10/7/2030		5,881	5,721	5,705	(5)(8)
SCP Eye Care Services, LLC	Health Care Services	Second Lien Term Loan	SOFR+	8.75%			10/7/2030		—	(26)	(52)	(5)(8)(9)
SCP Eye Care Services, LLC	Health Care Services	Common Stock						761		761	752	(8)
scPharmaceuticals Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	8.75%	11.75%		10/13/2027		7,654	7,302	7,392	(5)(8)
scPharmaceuticals Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	8.75%			10/13/2027		—	—	—	(5)(8)(9)
scPharmaceuticals Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	8.75%			10/13/2027		—	—	—	(5)(8)(9)
scPharmaceuticals Inc.	Pharmaceuticals	Warrants						79,075		258	600	(8)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Term Loan	SOFR+	6.75%	11.99%		3/27/2028		17,463	16,967	16,992	(5)(8)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Term Loan	SOFR+	6.75%	11.99%		3/27/2028		391	350	357	(5)(8)(9)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Revolver	SOFR+	6.75%			3/27/2028		—	(43)	(41)	(5)(8)(9)
Seres Therapeutics, Inc.	Biotechnology	First Lien Term Loan	SOFR+	7.88%	12.95%		4/27/2029		11,547	11,116	11,129	(5)(8)(10)
Seres Therapeutics, Inc.	Biotechnology	First Lien Term Loan	SOFR+	7.88%	12.88%		4/27/2029		4,330	4,169	4,173	(5)(8)(10)
Seres Therapeutics, Inc.	Biotechnology	First Lien Term Loan	SOFR+	7.88%			4/27/2029		—	—	—	(5)(8)(9)(10)
Seres Therapeutics, Inc.	Biotechnology	First Lien Term Loan	SOFR+	7.88%			4/27/2029		—	—	—	(5)(8)(9)(10)
Seres Therapeutics, Inc.	Biotechnology	Warrants						93,470		293	324	(8)(10)
SM Wellness Holdings, Inc.	Health Care Services	First Lien Term Loan	SOFR+	4.75%	9.97%		4/17/2028		12,851	11,963	11,919	(5)(8)
Southern Veterinary Partners, LLC	Health Care Facilities	First Lien Term Loan	SOFR+	4.00%	9.22%		10/5/2027		$3,217	$3,089	$3,170	(5)
SPX Flow, Inc.	Industrial Machinery & Supplies & Components	First Lien Term Loan	SOFR+	4.50%	9.70%		4/5/2029		18,496	17,705	18,303	(5)
Sunshine Luxembourg VII Sarl	Personal Care Products	First Lien Term Loan	SOFR+	3.75%	9.09%		10/1/2026		10,386	10,113	10,347	(5)(10)
Superior Industries International, Inc.	Auto Parts & Equipment	First Lien Term Loan	SOFR+	7.75%	12.85%		12/16/2028		33,395	32,483	33,048	(5)(8)
Supreme Fitness Group NY Holdings, LLC	Leisure Facilities	First Lien Term Loan	SOFR+	7.00%	12.18%		12/31/2026		8,217	8,102	7,785	(5)(8)(13)
Supreme Fitness Group NY Holdings, LLC	Leisure Facilities	First Lien Term Loan	SOFR+	7.00%	12.18%		12/31/2026		704	693	662	(5)(8)(9)(13)
Supreme Fitness Group NY Holdings, LLC	Leisure Facilities	First Lien Term Loan	SOFR+	7.00%	12.18%		12/31/2026		281	270	236	(5)(8)(9)(13)
Supreme Fitness Group NY Holdings, LLC	Leisure Facilities	First Lien Revolver	SOFR+	7.00%	12.18%		12/31/2026		396	391	375	(5)(8)(13)
Tacala, LLC	Restaurants	First Lien Term Loan	L+	3.50%	8.69%		2/5/2027		2,984	2,865	2,942	(5)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

June 30, 2023

(dollar amounts in thousands)

(unaudited)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Tacala, LLC	Restaurants	Second Lien Term Loan	L+	7.50%	12.69%		2/4/2028		7,310	7,119	6,926	(5)
Ten-X LLC	Interactive Media & Services	First Lien Term Loan	SOFR+	6.00%	11.09%		5/26/2028		24,934	23,703	23,750	(5)(8)
THL Zinc Ventures Ltd	Diversified Metals & Mining	First Lien Term Loan			13.00%		5/23/2026		39,751	39,253	39,270	(8)(10)
TIBCO Software Inc.	Application Software	First Lien Term Loan	SOFR+	4.50%	9.84%		3/30/2029		15,794	14,573	14,811	(5)
Touchstone Acquisition, Inc.	Health Care Supplies	First Lien Term Loan	SOFR+	6.00%	11.20%		12/29/2028		8,506	8,372	8,294	(5)(8)
Transit Buyer LLC	Diversified Support Services	First Lien Term Loan	SOFR+	6.25%	11.07%		1/31/2029		8,448	8,290	8,304	(5)(8)
Transit Buyer LLC	Diversified Support Services	First Lien Term Loan	SOFR+	6.25%			1/31/2029		—	(72)	(65)	(5)(8)(9)
Trinitas CLO XV DAC	Multi-Sector Holdings	CLO Notes	L+	7.45%	12.72%		4/22/2034		1,000	814	929	(5)(10)
Uniti Group LP	Other Specialized REITs	Fixed Rate Bond			6.50%		2/15/2029		1,750	1,626	1,240	(10)
Uniti Group LP	Other Specialized REITs	Fixed Rate Bond			4.75%		4/15/2028		2,200	1,933	1,828	(10)
Wellfleet CLO 2022-2, Ltd.	Multi-Sector Holdings	CLO Notes	SOFR+	8.56%	13.54%		10/18/2035		1,500	1,444	1,454	(5)(10)
WP CPP Holdings, LLC	Aerospace & Defense	First Lien Term Loan	L+	3.75%	9.03%		4/30/2025		9,657	9,047	8,776	(5)
WWEX Uni Topco Holdings, LLC	Air Freight & Logistics	First Lien Term Loan	SOFR+	4.00%	9.50%		7/26/2028		6,912	6,581	6,580	(5)

Total Non-Control/Non-Affiliate Investments (126.0% of net assets)										$1,282,585	$1,279,166

Cash and Cash Equivalents and Restricted Cash (7.9% of net assets)										$80,208	$80,208

Total Portfolio Investments, Cash and Cash Equivalents and Restricted Cash (133.9% of net assets)										$1,362,793	$1,359,374

Derivative Instrument	Notional Amount to be Purchased	Notional Amount to be Sold	Maturity Date	Counterparty	Cumulative Unrealized Appreciation /(Depreciation)
Foreign currency forward contract	$25,568	€23,044	8/10/2023	Bank of New York Mellon	$376
Foreign currency forward contract	$19,619	£15,523	8/10/2023	Bank of New York Mellon	$(121)

					$255

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

June 30, 2023

(dollar amounts in thousands)

(unaudited)

(1)	All debt investments are income producing unless otherwise noted. All equity investments are non-income producing unless otherwise noted.
(2)	See Note 3 in the accompanying notes to the Consolidated Financial Statements for portfolio composition by geographic region.
(3)	Each of the Company’s investments is pledged as collateral under the Company’s senior secured credit facilities.
(4)

Interest rates may be adjusted from period to period on certain term loans and revolvers. These rate adjustments may be either temporary in nature due to tier pricing arrangements or financial or payment covenant violations in the original credit agreements or permanent in nature per loan amendment or waiver documents.

(5)

The interest rate on the principal balance outstanding for most floating rate loans is indexed to the secured overnight financing rate (“SOFR”), the London Interbank Offered Rate (“LIBOR” or “L”), the sterling overnight index average (“SONIA”) and/or an alternate base rate (e.g., prime rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each loan. For each of these loans, the Company has provided the applicable margin over the reference rate or the alternate base rate based on each respective credit agreement and the cash interest rate as of period end. All LIBOR shown above is in U.S. dollars unless otherwise noted. As of June 30, 2023, the reference rates for the Company’s variable rate loans were the 90-day LIBOR at 5.54%, the 30-day SOFR at 5.10%, the 90-day SOFR at 5.24%, the 180-day SOFR at 5.34%, the SONIA at 4.18%, the 90-day EURIBOR at 3.49% and the 180-day EURIBOR at 2.82%. Most loans include an interest floor, which generally ranges from 0% to 2%. SOFR based contracts may include a credit spread adjustment that is charged in addition to the base rate and the stated spread.

(6)

Principal includes accumulated payment in kind (“PIK”) interest and is net of repayments, if any. “€” signifies the investment is denominated in Euros. “£” signifies the investment is denominated in British Pounds. All other investments are denominated in U.S. dollars.

(7)

Non-Control/Non-Affiliate Investments are investments that are neither Control Investments nor Affiliate Investments. Control Investments generally are defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”), as investments in companies in which the Company owns more than 25% of the voting securities and/or has the power to exercise control over the management or policies of the company. Affiliate Investments generally are defined by the Investment Company Act as investments in companies in which the Company owns between 5% and 25% of the voting securities.

(8)

As of June 30, 2023, these investments are categorized as Level 3 within the fair value hierarchy established by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) and were valued using significant unobservable inputs.

(9)

Investment has undrawn commitments. Unamortized fees are classified as unearned income which reduces cost basis, which may result in a negative cost basis. A negative fair value may result from the unfunded commitment being valued below par.

(10)

Investment is not a qualifying asset as defined under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company’s total assets. As of June 30, 2023, qualifying assets represented 78.0% of the Company’s total assets and non-qualifying assets represented 22.0% of the Company’s total assets.

(11)	This investment represents a participation interest in the underlying securities shown.
(12)

This investment represents a revenue interest financing term loan in which the Company receives periodic interest payments based on a percentage of revenues earned at the respective portfolio company over the life of the loan.

(13)	This investment was renamed during the three months ended March 31, 2023. For periods prior to March 31, 2023, this investment was referenced as PFNY Holdings, LLC.

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Non-Control/Non-Affiliate Investments												(7)
Access CIG, LLC	Diversified Support Services	First Lien Term Loan	L+	3.75%	6.82%		2/27/2025		$3,984	$3,870	$3,826	(5)
Access CIG, LLC	Diversified Support Services	Second Lien Term Loan	L+	7.75%	10.82%		2/27/2026		4,000	3,982	3,815	(5)
ADC Therapeutics SA	Biotechnology	First Lien Term Loan	SOFR+	7.50%	11.20%		8/15/2029		10,406	9,881	9,890	(5)(8)(10)
ADC Therapeutics SA	Biotechnology	First Lien Term Loan	SOFR+	7.50%			8/15/2029		—	(60)	(58)	(5)(8)(9)(10)
ADC Therapeutics SA	Biotechnology	Warrants						45,727		275	115	(8)(10)
AIP RD Buyer Corp.	Distributors	Second Lien Term Loan	SOFR+	7.75%	10.88%		12/23/2029		4,563	4,481	4,403	(5)(8)
AIP RD Buyer Corp.	Distributors	Common Stock						4,560		428	409	(8)
Altice France S.A.	Integrated Telecommunication Services	First Lien Term Loan	L+	4.00%	6.91%		8/14/2026		1,995	1,905	1,815	(5)(10)
Altice France S.A.	Integrated Telecommunication Services	Fixed Rate Bond			5.50%		10/15/2029		3,200	2,685	2,416	(10)
American Auto Auction Group, LLC	Consumer Finance	Second Lien Term Loan	SOFR+	8.75%	12.30%		1/2/2029		6,901	6,776	6,211	(5)(8)
American Rock Salt Company LLC	Diversified Metals & Mining	First Lien Term Loan	L+	4.00%	7.12%		6/9/2028		3,990	3,817	3,706	(5)
American Tire Distributors, Inc.	Distributors	First Lien Term Loan	L+	6.25%	9.03%		10/20/2028		3,980	3,960	3,738	(5)
Anastasia Parent, LLC	Personal Products	First Lien Term Loan	L+	3.75%	7.42%		8/11/2025		6,912	5,802	5,530	(5)
Apex Group Treasury LLC	Other Diversified Financial Services	First Lien Term Loan	SOFR+	5.00%	9.13%		7/27/2028		6,000	5,610	5,865	(5)(10)
APX Group Inc.	Electrical Components & Equipment	First Lien Term Loan	L+	3.50%	6.24%		7/10/2028		1,995	1,881	1,891	(5)(10)
APX Group Inc.	Electrical Components & Equipment	Fixed Rate Bond			5.75%		7/15/2029		275	229	218	(10)
Ardonagh Midco 3 PLC	Insurance Brokers	First Lien Term Loan	E+	6.50%			7/14/2026		€—	(280)	—	(5)(8)(9)(10)
ASP Unifrax Holdings, Inc.	Trading Companies & Distributors	First Lien Term Loan	L+	3.75%	7.42%		12/12/2025		$4,098	3,951	3,797	(5)
ASP Unifrax Holdings, Inc.	Trading Companies & Distributors	Fixed Rate Bond			7.50%		9/30/2029		1,200	1,158	794
ASP Unifrax Holdings, Inc.	Trading Companies & Distributors	Fixed Rate Bond			5.25%		9/30/2028		250	222	193
ASP-R-PAC Acquisition Co LLC	Paper Packaging	First Lien Term Loan	L+	6.00%	9.67%		12/29/2027		4,911	4,825	4,798	(5)(8)(10)
ASP-R-PAC Acquisition Co LLC	Paper Packaging	First Lien Revolver	L+	6.00%			12/29/2027		—	(10)	(14)	(5)(8)(9)(10)
Astra Acquisition Corp.	Application Software	First Lien Term Loan	L+	5.25%	8.37%		10/25/2028		4,848	4,577	4,145	(5)
Asurion, LLC	Property & Casualty Insurance	First Lien Term Loan	SOFR+	4.00%	7.65%		8/19/2028		4,000	3,803	3,423	(5)
Asurion, LLC	Property & Casualty Insurance	Second Lien Term Loan	L+	5.25%	8.37%		1/20/2029		8,500	7,628	6,545	(5)
athenahealth Group Inc.	Health Care Technology	Preferred Equity						5,809		5,693	5,167	(8)
Battery Park CLO II Ltd	Multi-Sector Holdings	CLO Notes	SOFR+	8.36%	12.41%		10/20/2035		1,500	1,326	1,326	(5)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan			10.25%		4/19/2027		3,130	3,005	3,007	(8)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan			10.25%		4/19/2027		—	—	—	(8)(9)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan					9/30/2032		1,384	1,384	1,384	(8)(10)(11)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan					9/30/2032		—	—	—	(8)(9)(10)(11)
BioXcel Therapeutics, Inc.	Pharmaceuticals	Warrants						12,453		74	58	(8)(10)
Blackhawk Network Holdings, Inc.	Data Processing & Outsourced Services	First Lien Term Loan	L+	3.00%	6.03%		6/15/2025		7,020	6,780	6,581	(5)
Boxer Parent Company Inc.	Systems Software	First Lien Term Loan	L+	3.75%	6.87%		10/2/2025		7,965	7,644	7,570	(5)
Boxer Parent Company Inc.	Systems Software	Fixed Rate Bond			7.13%		10/2/2025		500	483	491

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
BYJU’s Alpha, Inc.	Application Software	First Lien Term Loan	L+	6.00%	8.98%		11/24/2026		$4,975	$4,925	$3,646	(5)(10)
Carvana Co.	Automotive Retail	Fixed Rate Bond			5.63%		10/1/2025		800	696	564	(10)
CCO Holdings LLC	Cable & Satellite	Fixed Rate Bond			4.50%		5/1/2032		1,281	1,064	979	(10)
Cengage Learning, Inc.	Education Services	First Lien Term Loan	L+	4.75%	7.81%		7/14/2026		7,592	7,265	6,893	(5)
CITGO Petroleum Corp.	Oil & Gas Refining & Marketing	First Lien Term Loan	L+	6.25%	9.37%		3/28/2024		3,979	3,950	3,990	(5)
Clear Channel Outdoor Holdings, Inc.	Advertising	First Lien Term Loan	L+	3.50%	6.31%		8/21/2026		6,969	6,438	6,246	(5)(10)
Clear Channel Outdoor Holdings, Inc.	Advertising	Fixed Rate Bond			5.13%		8/15/2027		726	627	614	(10)
Clear Channel Outdoor Holdings, Inc.	Advertising	Fixed Rate Bond			7.75%		4/15/2028		174	167	132	(10)
Condor Merger Sub Inc.	Systems Software	Fixed Rate Bond			7.38%		2/15/2030		4,527	4,502	3,710
Convergeone Holdings, Inc.	IT Consulting & Other Services	First Lien Term Loan	L+	5.00%	8.12%		1/4/2026		4,974	4,534	3,589	(5)
Covetrus, Inc.	Health Care Distributors	First Lien Term Loan	SOFR+	5.00%	7.65%		9/20/2029		7,589	7,134	7,108	(5)
Dealer Tire, LLC	Distributors	First Lien Term Loan	L+	4.25%	7.37%		12/12/2025		3,985	3,833	3,893	(5)
Delivery Hero FinCo LLC	Internet & Direct Marketing Retail	First Lien Term Loan	SOFR+	5.75%	8.49%		8/12/2027		4,988	4,890	4,757	(5)(10)
Delta Leasing SPV II LLC	Specialized Finance	Subordinated Debt Term Loan			10.00%		8/31/2029		3,303	3,303	3,303	(8)(9)(10)
Delta Leasing SPV II LLC	Specialized Finance	Preferred Equity						330		330	330	(8)(10)
Delta Leasing SPV II LLC	Specialized Finance	Common Stock						2		2	2	(8)(10)
Delta Leasing SPV II LLC	Specialized Finance	Warrants						25		—	—	(8)(10)
DirecTV Financing, LLC	Cable & Satellite	First Lien Term Loan	L+	5.00%	8.12%		8/2/2027		7,623	7,321	7,120	(5)
DirecTV Financing, LLC	Cable & Satellite	Fixed Rate Bond			5.88%		8/15/2027		750	670	648
Domtar Corp	Paper Products	First Lien Term Loan	L+	5.50%	8.26%		11/30/2028		2,977	2,953	2,847	(5)
DTI Holdco, Inc.	Research & Consulting Services	First Lien Term Loan	SOFR+	4.75%	7.33%		4/26/2029		8,000	7,739	7,616	(5)
Eagle Parent Corp.	Industrial Machinery	First Lien Term Loan	SOFR+	4.25%	7.80%		4/1/2029		2,985	2,916	2,912	(5)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			3.00%	6.00%	4/21/2027		10,403	10,260	10,216	(8)(10)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			3.00%	6.00%	4/21/2027		—	3	—	(8)(9)(10)
Frontier Communications Holdings, LLC	Integrated Telecommunication Services	First Lien Term Loan	L+	3.75%	7.44%		10/8/2027		1,995	1,953	1,864	(5)(10)
Frontier Communications Holdings, LLC	Integrated Telecommunication Services	Fixed Rate Bond			6.00%		1/15/2030		4,017	3,493	3,164	(10)
Gibson Brands, Inc.	Leisure Products	First Lien Term Loan	L+	5.00%	7.94%		8/11/2028		4,967	4,793	4,024	(5)(8)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Term Loan	SOFR+	8.00%	11.04%		6/21/2027		17,684	17,350	17,374	(5)(8)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Term Loan	SOFR+	8.00%			6/21/2027		—	(67)	(62)	(5)(8)(9)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Revolver	SOFR+	8.00%			6/21/2027		—	(33)	(31)	(5)(8)(9)
Harbor Purchaser Inc.	Education Services	First Lien Term Loan	SOFR+	5.25%	8.38%		4/9/2029		8,550	8,197	7,813	(5)
iCIMs, Inc.	Application Software	First Lien Term Loan	SOFR+	6.75%	9.49%		8/18/2028		15,164	14,904	14,899	(5)(8)
iCIMs, Inc.	Application Software	First Lien Term Loan	SOFR+	6.75%			8/18/2028		—	—	—	(5)(8)(9)
iCIMs, Inc.	Application Software	First Lien Revolver	SOFR+	6.75%			8/18/2028		—	(25)	(25)	(5)(8)(9)
Impel Neuropharma, Inc.	Health Care Technology	First Lien Term Loan					2/15/2031		5,129	5,129	5,129	(8)(11)
Impel Neuropharma, Inc.	Health Care Technology	First Lien Term Loan	SOFR+	8.75%	12.45%		3/17/2027		4,768	4,682	4,682	(5)(8)
Innocoll Pharmaceuticals Limited	Health Care Technology	First Lien Term Loan			11.00%		1/26/2027		$4,316	$4,149	$4,057	(8)(10)
Innocoll Pharmaceuticals Limited	Health Care Technology	First Lien Term Loan			11.00%		1/26/2027		—	—	—	(8)(9)(10)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Innocoll Pharmaceuticals Limited	Health Care Technology	Warrants						36,087		85	385	(8)(10)
Iris Holding, Inc.	Metal & Glass Containers	First Lien Term Loan	SOFR+	4.75%	7.89%		6/28/2028		8,000	7,478	7,376	(5)(10)
Jamestown CLO XII Ltd.	Multi-Sector Holdings	CLO Notes	L+	7.00%	9.71%		4/20/2032		500	389	410	(5)(10)
Kings Buyer, LLC	Environmental & Facilities Services	First Lien Term Loan	L+	6.50%	10.17%		10/29/2027		4,852	4,803	4,755	(5)(8)
Kings Buyer, LLC	Environmental & Facilities Services	First Lien Revolver	L+	6.50%	10.17%		10/29/2027		117	111	104	(5)(8)(9)
KKR Apple Bidco, LLC	Airport Services	First Lien Term Loan	SOFR+	4.00%	7.06%		9/22/2028		3,000	2,970	2,949	(5)
LABL Inc	Office Services & Supplies	First Lien Term Loan	L+	5.00%	8.12%		10/29/2028		8,786	8,366	7,971	(5)
LSL Holdco, LLC	Health Care Distributors	First Lien Term Loan	L+	6.00%	9.12%		1/31/2028		9,134	8,972	8,883	(5)(8)
LSL Holdco, LLC	Health Care Distributors	First Lien Revolver	L+	6.00%	9.12%		1/31/2028		812	794	784	(5)(8)(9)
LTI Holdings, Inc.	Electronic Components	First Lien Term Loan	L+	3.25%	6.37%		9/6/2025		6,964	6,650	6,462	(5)
McAfee Corp.	Systems Software	First Lien Term Loan	SOFR+	3.75%	6.36%		3/1/2029		6,983	6,561	6,388	(5)
Mesoblast, Inc.	Biotechnology	First Lien Term Loan			8.00%	1.75%	11/19/2026		2,284	2,105	2,039	(8)(10)
Mesoblast, Inc.	Biotechnology	First Lien Term Loan			8.00%	1.75%	11/19/2026		—	—	—	(8)(9)(10)
Mesoblast, Inc.	Biotechnology	Warrants						66,347		152	54	(8)(10)
MHE Intermediate Holdings, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	6.25%	9.75%		7/21/2027		8,197	8,006	7,911	(5)(8)
Mitchell International, Inc.	Application Software	Second Lien Term Loan	L+	6.50%	9.57%		10/15/2029		4,000	3,786	3,690	(5)
MRI Software LLC	Application Software	First Lien Term Loan	L+	5.50%	9.17%		2/10/2026		4,149	4,076	4,033	(5)(8)
MRI Software LLC	Application Software	First Lien Term Loan	L+	5.50%			2/10/2026		—	(13)	(134)	(5)(8)(9)
NFP Corp.	Other Diversified Financial Services	Fixed Rate Bond			6.88%		8/15/2028		2,284	2,155	1,785
Nidda BondCo GmbH	Health Care Services	Fixed Rate Bond			3.50%		9/30/2024		€500	462	446	(10)
OEConnection LLC	Application Software	Second Lien Term Loan	L+	7.00%	10.05%		9/25/2027		$5,355	5,263	5,154	(5)(8)
OFSI BSL CLO XI, Ltd.	Multi-Sector Holdings	CLO Notes	SOFR+	7.60%	9.12%		7/18/2031		2,500	2,156	2,265	(5)(10)
Park Place Technologies, LLC	Internet Services & Infrastructure	First Lien Term Loan	SOFR+	5.00%	8.13%		11/10/2027		1,995	1,936	1,899	(5)
Peloton Interactive, Inc.	Leisure Products	First Lien Term Loan	SOFR+	6.50%	8.35%		5/25/2027		7,980	7,674	7,813	(5)(10)
PetSmart LLC	Specialty Stores	First Lien Term Loan	L+	3.75%	6.87%		2/11/2028		1,995	1,875	1,895	(5)
PFNY Holdings, LLC	Leisure Facilities	First Lien Term Loan	L+	7.00%	9.28%		12/31/2026		8,279	8,139	8,196	(5)(8)
PFNY Holdings, LLC	Leisure Facilities	First Lien Term Loan	L+	7.00%	9.25%		12/31/2026		705	692	697	(5)(8)(9)
PFNY Holdings, LLC	Leisure Facilities	First Lien Revolver	L+	7.00%			12/31/2026		—	(7)	(4)	(5)(8)(9)
Profrac Holdings II, LLC	Industrial Machinery	First Lien Term Loan	SOFR+	8.50%	10.01%		3/4/2025		6,387	6,235	6,259	(5)(8)
Radiology Partners Inc.	Health Care Distributors	First Lien Term Loan	L+	4.25%	7.33%		7/9/2025		6,253	5,873	5,297	(5)
Radiology Partners Inc.	Health Care Distributors	Fixed Rate Bond			9.25%		2/1/2028		1,950	1,938	1,275
Renaissance Holding Corp.	Diversified Banks	First Lien Term Loan	L+	3.25%	6.37%		5/30/2025		2,238	2,134	2,135	(5)
RP Escrow Issuer LLC	Health Care Distributors	Fixed Rate Bond			5.25%		12/15/2025		333	306	276
SM Wellness Holdings, Inc.	Health Care Services	First Lien Term Loan	L+	4.75%	7.49%		4/17/2028		6,430	6,223	6,108	(5)(8)
Southern Veterinary Partners, LLC	Health Care Facilities	First Lien Term Loan	L+	4.00%	7.12%		10/5/2027		$3,242	$3,096	$3,076	(5)
SPX Flow, Inc.	Industrial Machinery	First Lien Term Loan	SOFR+	4.50%	7.63%		4/5/2029		9,500	9,105	8,823	(5)
Surgery Center Holdings, Inc.	Health Care Facilities	First Lien Term Loan	L+	3.75%	6.51%		8/31/2026		6,977	6,724	6,639	(5)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Tacala, LLC	Restaurants	Second Lien Term Loan	L+	7.50%	10.62%		2/4/2028		7,310	7,090	6,725	(5)
TIBCO Software Inc.	Application Software	First Lien Term Loan	SOFR+	4.50%	8.15%		3/30/2029		8,834	8,039	7,949	(5)
Touchstone Acquisition, Inc.	Health Care Supplies	First Lien Term Loan	L+	6.00%	9.12%		12/29/2028		8,571	8,417	8,400	(5)(8)
Uniti Group LP	Specialized REITs	Fixed Rate Bond			6.50%		2/15/2029		1,750	1,613	1,177	(10)
Uniti Group LP	Specialized REITs	Fixed Rate Bond			4.75%		4/15/2028		2,200	1,899	1,743	(10)
Vertiv Group Corporation	Electrical Components & Equipment	Fixed Rate Bond			4.13%		11/15/2028		1,500	1,258	1,210	(10)
Wellfleet CLO 2022-2, Ltd.	Multi-Sector Holdings	CLO Notes	SOFR+	8.56%	12.17%		10/18/2035		1,500	1,440	1,440	(5)(10)
WP CPP Holdings, LLC	Aerospace & Defense	First Lien Term Loan	L+	3.75%	6.56%		4/30/2025		5,730	5,388	5,147	(5)
WWEX Uni Topco Holdings, LLC	Air Freight & Logistics	First Lien Term Loan	L+	4.00%	7.67%		7/26/2028		6,965	6,585	6,363	(5)
Zayo Group Holdings, Inc.	Alternative Carriers	First Lien Term Loan	L+	3.00%	6.12%		3/9/2027		7,000	6,467	5,882	(5)
Zayo Group Holdings, Inc.	Alternative Carriers	Fixed Rate Bond			4.00%		3/1/2027		1,700	1,427	1,368

Total Non-Control/Non-Affiliate Investments (116.9% of net assets)										$444,725	$428,556

Cash and Cash Equivalents (15.9% of net assets)										$58,443	$58,443

Total Portfolio Investments, Cash and Cash Equivalents (132.8% of net assets)										$503,168	$486,999

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2022

(dollar amounts in thousands)

Derivative Instrument	Notional Amount to be Purchased	Notional Amount to be Sold	Maturity Date	Counterparty	Cumulative Unrealized Appreciation /(Depreciation)
Foreign currency forward contract	$187	€178	11/10/2022	Bank of New York Mellon	$13

					$13

(1)	All debt investments are income producing unless otherwise noted. All equity investments are non-income producing unless otherwise noted.
(2)	See Note 3 in the accompanying notes to the Consolidated Financial Statements for portfolio composition by geographic region.
(3)	Each of the Company’s investments is pledged as collateral under the Company’s senior secured credit facility.
(4)

Interest rates may be adjusted from period to period on certain term loans and revolvers. These rate adjustments may be either temporary in nature due to tier pricing arrangements or financial or payment covenant violations in the original credit agreements or permanent in nature per loan amendment or waiver documents.

(5)

The interest rate on the principal balance outstanding for most floating rate loans is indexed to LIBOR, SOFR and/or an alternate base rate (e.g., prime rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each loan. For each of these loans, the Company has provided the applicable margin over LIBOR or the alternate base rate based on each respective credit agreement and the cash interest rate as of period end. All LIBOR shown above is in U.S. dollars unless otherwise noted. As of September 30, 2022, the reference rates for the Company’s variable rate loans were the 30-day LIBOR at 3.12%, the 90-day LIBOR at 3.67%, the 180-day LIBOR at 4.17%, the 360-day LIBOR at 4.78%, the 30-day SOFR at 3.03%, the 90-day SOFR at 3.55% and the 180-day SOFR at 3.98%. Most loans include an interest floor, which generally ranges from 0% to 1%. SOFR based contracts may include a credit spread adjustment that is charged in addition to the base rate and the stated spread.

(6)	Principal includes accumulated PIK interest and is net of repayments, if any.
(7)

Non-Control/Non-Affiliate Investments are investments that are neither Control Investments nor Affiliate Investments. Control Investments generally are defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”), as investments in companies in which the Company owns more than 25% of the voting securities and/or has the power to exercise control over the management or policies of the company. Affiliate Investments generally are defined by the Investment Company Act as investments in companies in which the Company owns between 5% and 25% of the voting securities.

(8)	As of September 30, 2022, these investments are categorized as Level 3 within the fair value hierarchy established by ASC 820 and were valued using significant unobservable inputs.
(9)

Investment has undrawn commitments. Unamortized fees are classified as unearned income which reduces cost basis, which may result in a negative cost basis. A negative fair value may result from the unfunded commitment being valued below par.

(10)

Investment is not a qualifying asset as defined under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company’s total assets. As of September 30, 2022, qualifying assets represented 80.0% of the Company’s total assets and non-qualifying assets represented 20.0% of the Company’s total assets.

(11)

This investment represents a revenue interest financing term loan in which the Company receives periodic interest payments based on a percentage of revenues earned at the respective portfolio company over the life of the loan.

See notes to Consolidated Financial Statements.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Note 1. Organization

Oaktree Strategic Credit Fund (the “Company”) is a Delaware statutory trust formed on November 24, 2021 and is structured as a non-diversified, closed-end management investment company. On February 3, 2022, the Company elected to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company intends to elect to be treated, and intends to qualify annually thereafter, as a registered investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). Effective as of February 3, 2022, the Company is externally managed by Oaktree Fund Advisors, LLC (the “Adviser”) pursuant to an investment advisory agreement (as amended and restated, the “Investment Advisory Agreement”), between the Company and the Adviser. The Adviser is an entity under common control with Oaktree Capital Group, LLC (“OCG”). In 2019, Brookfield Corporation (formerly known as Brookfield Asset Management, Inc., collectively with its affiliates, “Brookfield”) acquired a majority economic interest in OCG. OCG operates as an independent business within Brookfield, with its own product offerings and investment, marketing and support teams.

The Company’s investment objective is to generate stable current income and long-term capital appreciation. The Company seeks to meet its investment objective by primarily investing in private debt opportunities.

In connection with its formation, the Company has the authority to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share (“Common Shares”). The Company offers on a continuous basis up to $5.0 billion aggregate offering price of Common Shares (the “Maximum Offering Amount”) pursuant to an offering registered with the Securities and Exchange Commission. The Company offers to sell any combination of three classes of Common Shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the Maximum Offering Amount. The share classes have different ongoing distribution and/or shareholder servicing fees.

The Company accepted purchase orders and held investors’ funds in an interest-bearing escrow account until the Company received purchase orders for Common Shares of at least $100.0 million, excluding subscriptions by Oaktree Fund GP I, L.P. in respect of the Class I shares purchased by Oaktree Fund GP I, L.P. prior to March 31, 2022, in any combination of purchases of Class S shares, Class D shares and Class I shares.

As of June 1, 2022, the Company had satisfied the minimum offering requirement and the Board had authorized the release of proceeds from escrow. As of June 30, 2023, the Company has issued and sold 29,292,019 Class I shares for an aggregate purchase price of $699.6 million of which $100.0 million was purchased by an affiliate of the Adviser. As of June 30, 2023, the Company has issued and sold 13,523,516 Class S shares for an aggregate purchase price of $317.9 million. As of June 30, 2023, the Company has issued and sold 646 Class D shares for an aggregate purchase price of less than $0.1 million.

Note 2. Significant Accounting Policies

Basis of Presentation:

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the requirements for reporting on Form 10-Q and Regulation S-X. In the opinion of management, all adjustments of a normal recurring nature considered necessary for the fair presentation of the consolidated financial statements have been made. The Company is an investment company following the accounting and reporting guidance in FASB ASC Topic 946, Financial Services - Investment Companies (“ASC 946”).

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Use of Estimates:

The preparation of the consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions affecting amounts reported in the consolidated financial statements and accompanying notes. These estimates are based on the information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Changes in the economic and political environments, financial markets and any other parameters used in determining these estimates could cause actual results to differ and such differences could be material. Significant estimates include the valuation of investments and revenue recognition.

Consolidation:

The accompanying consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. The consolidated subsidiaries are wholly-owned and, as such, consolidated into the consolidated financial statements. The assets of the consolidated subsidiaries are not directly available to satisfy the claims of the creditors of the Company. As an investment company, portfolio investments held by the Company are not consolidated into the consolidated financial statements but rather are included on the Consolidated Statement of Assets and Liabilities as investments at fair value.

Fair Value Measurements:

Our Adviser, as the valuation designee of our Board pursuant to Rule 2a-5 under the Investment Company Act, determines the fair value of our assets on at least a quarterly basis in accordance with ASC 820. ASC 820 defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. ASC 820 prioritizes the use of observable market prices over entity-specific inputs. Where observable prices or inputs are not available or reliable, valuation techniques are applied. These valuation techniques involve some level of estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity.

Hierarchical levels, defined by ASC 820 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

•	Level 1 — Unadjusted, quoted prices in active markets for identical assets or liabilities as of the measurement date.

•

Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.

•

Level 3 — Unobservable inputs that reflect the Adviser’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

If inputs used to measure fair value fall into different levels of the fair value hierarchy, an investment’s level is based on the lowest level of input that is significant to the fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. This includes investment securities that are valued using “bid” and “ask” prices obtained from independent third party pricing services or directly from brokers. These investments may be classified as Level 3 because the quoted prices may be indicative in nature for securities that are in an inactive market, may be for similar securities or may require adjustments for investment-specific factors or restrictions.

Financial instruments with readily available quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment inherent in measuring fair value. As such, the Adviser obtains and analyzes readily available market quotations provided by pricing vendors and brokers for all of the Company’s investments for which quotations are available. In determining the fair value of a particular investment, pricing vendors and brokers use observable market information, including both binding and non-binding indicative quotations.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The Adviser seeks to obtain at least two quotations for the subject or similar securities, typically from pricing vendors. If the Adviser is unable to obtain two quotes from pricing vendors, or if the prices obtained from pricing vendors are not within the Adviser’s set threshold, the Adviser seeks to obtain a quote directly from a broker making a market for the asset. The Adviser evaluates the quotations provided by pricing vendors and brokers based on available market information, including trading activity of the subject or similar securities, or by performing a comparable security analysis to ensure that fair values are reasonably estimated. The Adviser also performs back-testing of valuation information obtained from pricing vendors and brokers against actual prices received in transactions. In addition to ongoing monitoring and back-testing, the Adviser performs due diligence procedures over pricing vendors to understand their methodology and controls to support their use in the valuation process. Generally, the Adviser does not adjust any of the prices received from these sources.

If the quotations obtained from pricing vendors or brokers are determined not to be reliable or are not readily available, the Adviser values such investments using any of three different valuation techniques. The first valuation technique is the transaction precedent technique, which utilizes recent or expected future transactions of the investment to determine fair value, to the extent applicable. The second valuation technique is an analysis of the enterprise value (“EV”) of the portfolio company. EV means the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. The EV analysis is typically performed to determine (i) the value of equity investments, (ii) whether there is credit impairment for debt investments and (iii) the value for debt investments that the Company is deemed to control under the Investment Company Act. To estimate the EV of a portfolio company, the Adviser analyzes various factors, including the portfolio company’s historical and projected financial results, macroeconomic impacts on the company and competitive dynamics in the company’s industry. the Adviser also utilizes some or all of the following information based on the individual circumstances of the portfolio company: (i) valuations of comparable public companies, (ii) recent sales of private and public comparable companies in similar industries or having similar business or earnings characteristics, (iii) purchase prices as a multiple of their earnings or cash flow, (iv) the portfolio company’s ability to meet its forecasts and its business prospects, (v) a discounted cash flow analysis, (vi) estimated liquidation or collateral value of the portfolio company’s assets and (vii) offers from third parties to buy the portfolio company. The Adviser may probability weight potential sale outcomes with respect to a portfolio company when uncertainty exists as of the valuation date. The third valuation technique is a market yield technique, which is typically performed for non-credit impaired debt investments. In the market yield technique, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk, and the Adviser considers the current contractual interest rate, the capital structure and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the EV of the portfolio company. As debt investments held by the Company are substantially illiquid with no active transaction market, the Adviser depends on primary market data, including newly funded transactions and industry specific market movements, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable.

The Adviser estimates the fair value of certain privately held warrants using a Black Scholes pricing model, which includes an analysis of various factors and subjective assumptions, including the current stock price (by using an EV analysis as described above), the expected period until exercise, expected volatility of the underlying stock price, expected dividends and the risk free rate. Changes in the subjective input assumptions can materially affect the fair value estimates.

In December 2020, the SEC adopted Rule 2a-5 under the Investment Company Act. Rule 2a-5 permits boards of registered investment companies and Business Development Companies to either (i) choose to continue to determine fair value in good faith, or (ii) designate a valuation designee tasked with determining fair value in good faith, subject to the board’s oversight. The Company’s Board of Trustees has designated the Adviser to serve as its valuation designee effective September 8, 2022.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The Adviser undertakes a multi-step valuation process each quarter in connection with determining the fair value of the Company’s investments:

•	The quarterly valuation process begins with each portfolio company or investment being initially valued by the Adviser’s valuation team;

•	Preliminary valuations are then reviewed and discussed with management of the Adviser;

•

Separately, independent valuation firms prepare valuations of the Company’s investments, on a selected basis, for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment, and submit the reports to the Company and provide such reports to the Adviser;

•	The Adviser compares and contrasts its preliminary valuations to the valuations of the independent valuation firms and prepares a valuation report for the Audit Committee;

•

The Audit Committee reviews the valuation report with the Adviser, and the Adviser responds and supplements the valuation report to reflect any discussions between the Adviser and the Audit Committee; and

•	The Adviser, as valuation designee, determines the fair value of each investment in the Company’s portfolio.

The fair value of the Company’s investments as of June 30, 2023 and September 30, 2022 was determined by the Adviser, as the Company’s valuation designee. The Company has and will continue to engage independent valuation firms each quarter to provide assistance regarding the determination of the fair value of a portion of its portfolio securities for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been reported had a ready market for the investments existed, and it is reasonably possible that the difference could be material.

When the Company determines its net asset value as of the last day of a month that is not also the last day of a calendar quarter, the Company intends to update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, pursuant to the Company’s valuation policy, the Adviser’s valuation team will generally value such assets at the most recent quarterly valuation or, in the case of securities acquired after such date, cost, unless, in either case, the Adviser determines that since the most recent quarter end or the date of acquisition for securities acquired after quarter end, as the case may be, a significant observable change has occurred with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser will determine whether to update the value for each relevant investment using a range of values from an independent valuation firm, where applicable, in accordance with the Company’s valuation policy. Additionally, the Adviser may otherwise determine to update the most recent quarter end valuation of an investment without reliable market quotations that the Adviser considers to be material to the Company using a range of values from an independent valuation firm.

With the exception of the line items entitled “deferred financing costs,” “deferred offering costs,” “other assets,” “deferred tax liability,” and “credit facilities payable,” which are reported at amortized cost, all assets and liabilities on the Consolidated Statements of Assets and Liabilities approximate fair value. The carrying value of the line items titled “due from affiliates,” “interest receivable,” “receivables from unsettled transactions,” “accounts payable, accrued expenses and other liabilities,” “dividends payable,” “base management fee and incentive fee payable,” “interest payable,” “payables from unsettled transactions” and “due to affiliates” approximate fair value due to their short maturities.

Foreign Currency Translation:

The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the prevailing foreign exchange rate on the reporting date. The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. The Company’s investments in foreign securities may

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

involve certain risks, including foreign exchange restrictions, expropriation, taxation or other political, social or economic risks, all of which could affect the market and/or credit risk of the investment. In addition, changes in the relationship of foreign currencies to the U.S. dollar can significantly affect the value of these investments and therefore the earnings of the Company.

Derivative Instruments:

Foreign Currency Forward Contracts

The Company uses foreign currency forward contracts to reduce the Company’s exposure to fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Company agrees to receive or deliver a fixed quantity of one currency for another at a pre-determined price at a future date. Foreign currency forward contracts are marked-to-market at the applicable forward rate. Unrealized appreciation (depreciation) on foreign currency forward contracts is recorded within derivative assets or derivative liabilities on the Consolidated Statement of Assets and Liabilities by counterparty on a net basis, not taking into account collateral posted which is recorded separately, if applicable. Purchases and settlements of foreign currency forward contracts having the same settlement date and counterparty are generally settled net and any realized gains or losses are recognized on the settlement date. The Company does not utilize hedge accounting with respect to foreign currency forward contracts and as such, the Company recognizes its foreign currency forward contracts at fair value with changes included in the net unrealized appreciation (depreciation) on the Consolidated Statement of Operations.

Secured Borrowings:

Securities sold and simultaneously repurchased at a premium are reported as financing transactions in accordance with FASB ASC Topic 860, Transfers and Servicing (“ASC 860”). Amounts payable to the counterparty are due on the repurchase settlement date and, excluding accrued interest, such amounts are presented in the accompanying Consolidated Statement of Assets and Liabilities as secured borrowings. Premiums payable are separately reported as accrued interest.

Investment Income:

Interest Income

Interest income, adjusted for accretion of original issue discount (“OID”), is recorded on an accrual basis to the extent that such amounts are expected to be collected. The Company stops accruing interest on investments when it is determined that interest is no longer collectible. Investments that are expected to pay regularly scheduled interest in cash are generally placed on non-accrual status when there is reasonable doubt that principal or interest cash payments will be collected. Cash interest payments received on investments may be recognized as income or a return of capital depending upon management’s judgment. A non-accrual investment is restored to accrual status if past due principal and interest are paid in cash, and the portfolio company, in management’s judgment, is likely to continue timely payment of its remaining obligations. As of June 30, 2023 and September 30, 2022, there were no investments on non-accrual status.

In connection with its investment in a portfolio company, the Company sometimes receives nominal cost equity that is valued as part of the negotiation process with the portfolio company. When the Company receives nominal cost equity, the Company allocates its cost basis in the investment between debt securities and the nominal cost equity at the time of origination. Any resulting discount from recording the loan, or otherwise purchasing a security at a discount, is accreted into interest income over the life of the loan.

For the Company’s secured borrowings, the interest earned on the entire loan balance is recorded within interest income and the interest earned by the counterparty is recorded within interest expense in the Consolidated Statements of Operations.

PIK Interest Income

The Company’s investments in debt securities may contain PIK interest provisions. PIK interest, which generally represents contractually deferred interest added to the loan balance that is generally due at the end of the loan term, is generally recorded on the accrual basis to the extent such amounts are expected to be collected. The Company generally ceases accruing PIK interest if there is insufficient value to support the accrual or if the Company does not expect the portfolio company to be able to pay all principal and interest due. The Company’s decision to cease accruing PIK interest on a loan or debt security

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

involves subjective judgments and determinations based on available information about a particular portfolio company, including whether the portfolio company is current with respect to its payment of principal and interest on its loans and debt securities; financial statements and financial projections for the portfolio company; the Company’s assessment of the portfolio company’s business development success; information obtained by the Company in connection with periodic formal update interviews with the portfolio company’s management and, if appropriate, the private equity sponsor; and information about the general economic and market conditions in which the portfolio company operates. The Company’s determination to cease accruing PIK interest is generally made well before the Company’s full write-down of a loan or debt security. In addition, if it is subsequently determined that the Company will not be able to collect any previously accrued PIK interest, the fair value of the loans or debt securities would be reduced by the amount of such previously accrued, but uncollectible, PIK interest. The accrual of PIK interest on the Company’s debt investments increases the recorded cost bases of these investments in the consolidated financial statements including for purposes of computing the capital gains incentive fee payable by the Company to the Adviser. To maintain its status as a RIC, certain income from PIK interest may be required to be distributed to the Company’s shareholders, even though the Company has not yet collected the cash and may never do so.

Fee Income

The Adviser or its affiliates may provide financial advisory services to portfolio companies in connection with structuring a transaction and in return the Company may receive fees for capital structuring services. These fees are generally nonrecurring and are recognized by the Company upon the investment closing date. The Company may also receive additional fees in the ordinary course of business, including servicing, amendment, exit and prepayment fees, which are classified as fee income and recognized as they are earned or the services are rendered.

Dividend Income

The Company generally recognizes dividend income on the ex-dividend date for public securities and the record date for private equity investments. Distributions received from private equity investments are evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, the Company will not record distributions from private equity investments as dividend income unless there are sufficient earnings at the portfolio company prior to the distribution. Distributions that are classified as a return of capital are recorded as a reduction in the cost basis of the investment.

Cash and Cash Equivalents and Restricted Cash:

Cash and cash equivalents consist of demand deposits and highly liquid investments with maturities of three months or less, when acquired. The Company places its cash and cash equivalents with financial institutions and, at times, cash held in bank accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. Cash and cash equivalents are included on the Company’s Consolidated Schedule of Investments and cash equivalents are classified as Level 1 assets.

As of June 30, 2023, included in restricted cash was $3.6 million that was held at Citibank, N.A. in connection with the Company’s JPM Agreements (defined below). Pursuant to the terms of the JPM Agreements, the Company was restricted in terms of access to the $3.6 million until the occurrence of the periodic distribution dates and, in connection therewith, the Company’s submission of its required periodic reporting schedules and verifications of the Company’s compliance with the terms of the JPM Agreements.

Receivables/Payables from Unsettled Transactions:

Receivables/payables from unsettled transactions consist of amounts receivable to or payable by the Company for transactions that have not settled at the reporting date.

Deferred Financing Costs:

Deferred financing costs consist of fees and expenses paid in connection with the closing or amending of credit facilities. Deferred financing costs incurred in connection with credit facilities are capitalized as an asset when incurred. Deferred financing costs incurred in connection with all other debt arrangements are a direct deduction from the related debt liability when incurred. Deferred financing costs are amortized using the effective interest method over the term of the respective debt arrangement. This amortization expense is included in interest expense in the Company’s Consolidated Statement of Operations.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Upon early termination or modification of a credit facility, all or a portion of unamortized fees related to such facility may be accelerated into interest expense.

Organization and Offering Costs:

Costs associated with the organization of the Company will be expensed as incurred. Costs associated with the offering of Common Shares of the Company are capitalized as “deferred offering costs” on the Consolidated Statements of Assets and Liabilities and amortized over a twelve-month period from incurrence.

For the three and nine months ended June 30, 2023, the Company incurred organization costs of zero and $4, respectively. For each of the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022, the Company expensed organization costs of $549. As of June 30, 2023 and September 30, 2022, $402 and $2,132, respectively, of offering costs were capitalized on the Consolidated Statements of Assets and Liabilities. For the three and nine months ended June 30, 2023, the Company amortized offering costs of $725 and $2,517, respectively. For each of the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022, the Company amortized offering costs of $255.

Allocation of Income, Expenses, Gains and Losses:

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions:

To the extent that the Company has taxable income available, the Company intends to make monthly distributions to its shareholders. Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.

Income Taxes:

On February 3, 2022, the Company elected to be regulated as a BDC under the Investment Company Act. The Company also intends to elect to be treated as a RIC under the Code as soon as reasonably practicable. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the consolidated financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. Management has analyzed the Company’s tax positions and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on returns filed for open tax year 2022.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed. The Company did not incur a U.S. federal excise tax for calendar year 2022 and does not expect to incur a U.S. federal excise tax for calendar year 2023.

The Company holds certain portfolio investments through a taxable subsidiary. The purpose of the Company’s taxable subsidiary is to permit the Company to hold equity investments in portfolio companies which are “pass through” entities for U.S. federal income tax purposes in order to comply with the RIC tax requirements. The taxable subsidiary is consolidated for financial reporting purposes, and portfolio investments held by it are included in the Company’s consolidated financial statements as portfolio investments and recorded at fair value. The taxable subsidiary is not consolidated with the Company for U.S. federal income tax purposes and may generate income tax expense, or benefit, and the related tax assets and liabilities, as a result of their ownership of certain portfolio investments. This income tax expense, if any, would be reflected in the Company’s Consolidated Statement of Operations. The Company uses the liability method to account for its taxable subsidiary’s income taxes. Using this method, the Company recognizes deferred tax assets and liabilities for the estimated future tax effects attributable to temporary differences between financial reporting and tax bases of assets and liabilities. In addition, the Company recognizes deferred tax benefits associated with net operating loss carry forwards that it may use to offset future tax obligations. The Company measures deferred tax assets and liabilities using the enacted tax rates expected to apply to taxable income in the years in which it expects to recover or settle those temporary differences.

Note 3. Portfolio Investments

Portfolio Composition

As of June 30, 2023, the fair value of the Company’s investment portfolio was $1,279.2 million and was composed of investments in 108 portfolio companies. As of September 30, 2022, the fair value of the Company’s investment portfolio was $428.6 million and was composed of investments in 81 portfolio companies.

As of June 30, 2023 and September 30, 2022, the Company’s investment portfolio consisted of the following:

	June 30, 2023		September 30, 2022
Cost:		% of Total Investments		% of Total Investments
Senior Secured Debt	$1,212,870	94.56%	$415,550	93.44%
Subordinated Debt	60,221	4.70%	22,136	4.98%
Preferred Equity	6,023	0.47%	6,023	1.35%
Common Equity and Warrants	3,471	0.27%	1,016	0.23%

Total	$1,282,585	100.00%	$444,725	100.00%

	June 30, 2023			September 30, 2022
Fair Value:		% of Total Investments	% of Net Assets		% of Total Investments	% of Net Assets
Senior Secured Debt	$1,209,486	94.56%	119.16%	$402,658	93.96%	109.80%
Subordinated Debt	59,739	4.67%	5.89%	19,378	4.52%	5.28%
Preferred Equity	5,410	0.42%	0.53%	5,497	1.28%	1.50%
Common Equity and Warrants	4,531	0.35%	0.45%	1,023	0.24%	0.28%

Total	$1,279,166	100.00%	126.03%	$428,556	100.00%	116.86%

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The composition of the Company’s debt investments as of June 30, 2023 and September 30, 2022 by floating rates and fixed rates was as follows:

	June 30, 2023		September 30, 2022
	Fair Value	% of Debt Investments	Fair Value	% of Debt Investments
Floating rate	$1,134,912	89.42%	$369,698	87.60%
Fixed rate	134,313	10.58%	52,338	12.40%

Total	$1,269,225	100.00%	$422,036	100.00%

The geographic composition of the Company’s portfolio is determined by the location of the corporate headquarters of the portfolio company, which may not be indicative of the primary source of the portfolio company’s business. The following tables show the portfolio composition by geographic region at cost as a percentage of total investments and at fair value as a percentage of total investments and net assets:

	June 30, 2023		September 30, 2022
Cost:		% of Total Investments		% of Total Investments
United States	$1,101,251	85.86%	$404,169	90.88%
India	39,253	3.06%	4,925	1.11%
United Kingdom	32,096	2.50%	(280)	(0.06)%
Canada	27,564	2.15%	—	—%
Luxembourg	14,984	1.17%	—	—%
France	14,703	1.15%	4,590	1.03%
Costa Rica	12,483	0.97%	10,263	2.31%
Chile	11,166	0.87%	—	—%
Switzerland	10,153	0.79%	10,096	2.27%
Netherlands	9,499	0.74%	—	—%
Cayman Islands	9,433	0.74%	—	—%
Germany	—	—%	5,352	1.20%
Ireland	—	—%	5,610	1.26%

Total	$1,282,585	100.00%	$444,725	100.00%

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	June 30, 2023			September 30, 2022
Fair Value:		% of Total Investments	% of Net Assets		% of Total Investments	% of Net Assets
United States	$1,094,797	85.58%	107.87%	$389,448	90.88%	106.20%
India	39,270	3.07%	3.87%	3,646	0.85%	0.99%
United Kingdom	34,015	2.66%	3.35%	—	—%	—%
Canada	27,585	2.16%	2.72%	—	—%	—%
Luxembourg	15,290	1.20%	1.51%	—	—%	—%
France	13,608	1.06%	1.34%	4,231	0.99%	1.15%
Chile	12,289	0.96%	1.21%	—	—%	—%
Costa Rica	12,121	0.95%	1.19%	10,216	2.38%	2.79%
Netherlands	10,649	0.83%	1.05%	—	—%	—%
Switzerland	9,868	0.77%	0.97%	9,947	2.32%	2.71%
Cayman Islands	9,674	0.76%	0.95%	—	—%	—%
Germany	—	—%	—%	5,203	1.21%	1.42%
Ireland	—	—%	—%	5,865	1.37%	1.60%

Total	$1,279,166	100.00%	126.03%	$428,556	100.00%	116.86%

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The composition of the Company’s portfolio by industry at cost as a percentage of total investments and at fair value as a percentage of total investments and net assets as of June 30, 2023 and September 30, 2022 was as follows:

	June 30, 2023		September 30, 2022
Cost:		% of Total Investments		% of Total Investments
Application Software	$119,669	9.33%	$45,532	10.21%
Other Specialty Retail	99,318	7.74%	—	—%
Electrical Components & Equipment	76,106	5.93%	3,368	0.76%
Diversified Metals & Mining	65,487	5.11%	3,817	0.86%
Health Care Technology	61,575	4.80%	30,001	6.75%
Education Services	61,482	4.79%	15,462	3.48%
Aerospace & Defense	55,720	4.34%	5,388	1.21%
Health Care Services	53,408	4.16%	6,685	1.50%
Distributors	38,763	3.02%	12,702	2.86%
Integrated Telecommunication Services	36,441	2.84%	10,036	2.26%
Biotechnology	32,922	2.57%	12,353	2.78%
Auto Parts & Equipment	32,483	2.53%	—	—%
Systems Software	32,078	2.50%	19,190	4.32%
Health Care Distributors	29,784	2.32%	25,017	5.63%
Property & Casualty Insurance	27,968	2.18%	11,431	2.57%
Gold	27,564	2.15%	—	—%
Trading Companies & Distributors	24,228	1.89%	5,331	1.20%
Interactive Media & Services	23,703	1.85%	—	—%
Industrial Machinery & Supplies & Components	23,689	1.85%	—	—%
Diversified Support Services	23,447	1.83%	15,858	3.57%
Pharmaceuticals	21,256	1.66%	4,463	1.00%
Multi-Sector Holdings	21,153	1.65%	5,311	1.19%
Diversified Financial Services	20,486	1.60%	—	—%
Metal, Glass & Plastic Containers	20,141	1.57%	—	—%
Cable & Satellite	20,095	1.57%	9,055	2.04%
Health Care Supplies	19,898	1.55%	8,417	1.89%
Environmental & Facilities Services	17,696	1.38%	4,914	1.10%
Hotels, Resorts & Cruise Lines	17,188	1.34%	17,250	3.88%
Personal Care Products	15,870	1.24%	—	—%
Office Services & Supplies	13,222	1.03%	8,366	1.88%
Real Estate Development	13,180	1.03%	—	—%
Specialized Finance	13,111	1.02%	3,635	0.82%
Insurance Brokers	12,946	1.01%	(280)	(0.06)%
Research & Consulting Services	12,587	0.98%	7,739	1.74%
Passenger Airlines	11,166	0.87%	—	—%
Restaurants	9,984	0.78%	7,090	1.59%
Soft Drinks & Non-alcoholic Beverages	9,499	0.74%	—	—%
Leisure Facilities	9,456	0.74%	8,824	1.98%
Advertising	7,129	0.56%	7,232	1.63%
Consumer Finance	6,791	0.53%	6,776	1.52%
Electronic Components	6,677	0.52%	6,650	1.50%
Air Freight & Logistics	6,581	0.51%	6,585	1.48%
Paper & Plastic Packaging Products & Materials	4,792	0.37%	—	—%
Leisure Products	4,777	0.37%	12,467	2.80%
Internet Services & Infrastructure	4,752	0.37%	1,936	0.44%
Diversified Real Estate Activities	4,617	0.36%	—	—%
IT Consulting & Other Services	4,599	0.36%	4,534	1.02%
Other Specialized REITs	3,559	0.28%	—	—%
Health Care Facilities	3,089	0.24%	9,820	2.21%
Construction Materials	453	0.04%	—	—%
Industrial Machinery	—	—%	18,256	4.11%
Alternative Carriers	—	—%	7,894	1.78%
Other Diversified Financial Services	—	—%	7,765	1.75%
Metal & Glass Containers	—	—%	7,478	1.68%
Data Processing & Outsourced Services	—	—%	6,780	1.52%
Personal Products	—	—%	5,802	1.30%
Internet & Direct Marketing Retail	—	—%	4,890	1.10%
Paper Packaging	—	—%	4,815	1.08%
Oil & Gas Refining & Marketing	—	—%	3,950	0.89%
Specialized REITs	—	—%	3,512	0.79%
Airport Services	—	—%	2,970	0.67%
Paper Products	—	—%	2,953	0.66%
Diversified Banks	—	—%	2,134	0.48%
Specialty Stores	—	—%	1,875	0.42%
Automotive Retail	—	—%	696	0.16%

Total	$1,282,585	100.00%	$444,725	100.00%

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	June 30, 2023			September 30, 2022
Fair Value:		% of Total Investments	% of Net Assets		% of Total Investments	% of Net Assets
Application Software	121,290	9.49%	11.94%	$43,357	10.12%	11.84%
Other Specialty Retail	100,284	7.84%	9.88%	—	—%	—%
Electrical Components & Equipment	76,104	5.95%	7.50%	3,319	0.77%	0.91%
Diversified Metals & Mining	65,335	5.11%	6.44%	3,706	0.86%	1.01%
Education Services	60,734	4.75%	5.98%	14,706	3.43%	4.01%
Health Care Technology	60,041	4.69%	5.92%	29,636	6.92%	8.08%
Aerospace & Defense	55,418	4.33%	5.46%	5,147	1.20%	1.40%
Health Care Services	53,339	4.17%	5.26%	6,554	1.53%	1.79%
Distributors	38,602	3.02%	3.80%	12,443	2.90%	3.39%
Integrated Telecommunication Services	34,600	2.70%	3.41%	9,259	2.16%	2.52%
Auto Parts & Equipment	33,048	2.58%	3.26%	—	—%	—%
Biotechnology	32,659	2.55%	3.22%	12,040	2.81%	3.28%
Systems Software	31,658	2.47%	3.12%	18,159	4.24%	4.95%
Health Care Distributors	29,103	2.28%	2.87%	23,623	5.51%	6.44%
Gold	27,585	2.16%	2.72%	—	—%	—%
Property & Casualty Insurance	27,485	2.15%	2.71%	9,968	2.33%	2.72%
Trading Companies & Distributors	24,315	1.90%	2.40%	4,784	1.12%	1.30%
Industrial Machinery & Supplies & Components	24,266	1.90%	2.39%	—	—%	—%
Interactive Media & Services	23,750	1.86%	2.34%	—	—%	—%
Diversified Support Services	23,244	1.82%	2.29%	15,552	3.63%	4.24%
Multi-Sector Holdings	21,640	1.69%	2.13%	5,441	1.27%	1.48%
Pharmaceuticals	21,518	1.68%	2.12%	4,449	1.04%	1.21%
Diversified Financial Services	21,343	1.67%	2.10%	—	—%	—%
Cable & Satellite	20,131	1.57%	1.98%	8,747	2.04%	2.39%
Health Care Supplies	20,115	1.57%	1.98%	8,400	1.96%	2.29%
Metal, Glass & Plastic Containers	19,273	1.51%	1.90%	—	—%	—%
Environmental & Facilities Services	17,644	1.38%	1.74%	4,859	1.13%	1.32%
Hotels, Resorts & Cruise Lines	17,323	1.35%	1.71%	17,281	4.03%	4.71%
Personal Care Products	15,640	1.22%	1.54%	—	—%	—%
Insurance Brokers	14,152	1.11%	1.39%	—	—%	—%
Office Services & Supplies	13,570	1.06%	1.34%	7,971	1.86%	2.17%
Specialized Finance	13,299	1.04%	1.31%	3,635	0.85%	0.99%
Real Estate Development	12,972	1.01%	1.28%	—	—%	—%
Research & Consulting Services	12,299	0.96%	1.21%	7,616	1.78%	2.08%
Passenger Airlines	12,289	0.96%	1.21%	—	—%	—%
Soft Drinks & Non-alcoholic Beverages	10,649	0.83%	1.05%	—	—%	—%
Restaurants	9,868	0.77%	0.97%	6,725	1.57%	1.83%
Leisure Facilities	9,058	0.71%	0.89%	8,889	2.07%	2.42%
Advertising	7,278	0.57%	0.72%	6,992	1.63%	1.91%
Electronic Components	6,653	0.52%	0.66%	6,462	1.51%	1.76%
Air Freight & Logistics	6,580	0.51%	0.65%	6,363	1.48%	1.74%
Consumer Finance	5,107	0.40%	0.50%	6,211	1.45%	1.69%
Internet Services & Infrastructure	4,833	0.38%	0.48%	1,899	0.44%	0.52%
Diversified Real Estate Activities	4,633	0.36%	0.46%	—	—%	—%
Paper & Plastic Packaging Products & Materials	4,601	0.36%	0.45%	—	—%	—%
Leisure Products	3,993	0.31%	0.39%	11,837	2.76%	3.23%
Health Care Facilities	3,170	0.25%	0.31%	9,715	2.27%	2.65%
IT Consulting & Other Services	3,151	0.25%	0.31%	3,589	0.84%	0.98%
Other Specialized REITs	3,068	0.24%	0.30%	—	—%	—%
Construction Materials	456	0.04%	0.04%	—	—%	—%
Industrial Machinery	—	—%	—%	17,994	4.20%	4.91%
Other Diversified Financial Services	—	—%	—%	7,650	1.79%	2.09%
Metal & Glass Containers	—	—%	—%	7,376	1.72%	2.01%
Alternative Carriers	—	—%	—%	7,250	1.69%	1.98%
Data Processing & Outsourced Services	—	—%	—%	6,581	1.54%	1.79%

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	June 30, 2023			September 30, 2022
Fair Value:		% of Total Investments	% of Net Assets		% of Total Investments	% of Net Assets
Personal Products	—	—%	—%	5,530	1.29%	1.51%
Paper Packaging	—	—%	—%	4,784	1.12%	1.30%
Internet & Direct Marketing Retail	—	—%	—%	4,757	1.11%	1.30%
Oil & Gas Refining & Marketing	$—	—%	—%	$3,990	0.93%	1.09%
Airport Services	—	—%	—%	2,949	0.69%	0.80%
Specialized REITs	—	—%	—%	2,920	0.68%	0.80%
Paper Products	—	—%	—%	2,847	0.66%	0.78%
Diversified Banks	—	—%	—%	2,135	0.50%	0.58%
Specialty Stores	—	—%	—%	1,895	0.44%	0.52%
Automotive Retail	—	—%	—%	564	0.13%	0.15%

Total	$1,279,166	100.00%	126.03%	$428,556	100.00%	116.86%

Fair Value Measurements

The following table presents the financial instruments carried at fair value as of June 30, 2023 on the Company’s Consolidated Statement of Assets and Liabilities for each of the three levels of hierarchy established by ASC 820:

	Level 1	Level 2	Level 3	Total
Senior secured debt	$—	$432,692	$776,794	$1,209,486
Subordinated debt	—	49,439	10,300	59,739
Common equity and warrants	—	—	4,531	4,531
Preferred equity	—	—	5,410	5,410

Total investments at fair value	$—	$482,131	$797,035	$1,279,166

Derivative assets	$—	$255	$—	$255

Total assets at fair value	$—	$482,386	$797,035	$1,279,421

The following table presents the financial instruments carried at fair value as of September 30, 2022 on the Company’s Consolidated Statement of Assets and Liabilities for each of the three levels of hierarchy established by ASC 820:

	Level 1	Level 2	Level 3	Total
Senior secured debt	$—	$249,589	$153,069	$402,658
Subordinated debt	—	16,075	3,303	19,378
Common equity and warrants	—	—	1,023	1,023
Preferred equity	—	—	5,497	5,497

Total investments at fair value	$—	$265,664	$162,892	$428,556

Derivative assets	$—	$13	$—	$13

Total assets at fair value	$—	$265,677	$162,892	$428,569

When a determination is made to classify a financial instrument within Level 3 of the valuation hierarchy, the determination is based upon the fact that the unobservable factors are significant to the overall fair value measurement. However, Level 3 financial instruments typically have both unobservable or Level 3 components and observable components (i.e. components that are actively quoted and can be validated by external sources). Accordingly, the appreciation (depreciation) in the tables below includes changes in fair value due in part to observable factors that are part of the valuation methodology.

The principal value of the borrowings outstanding under the ING Credit Agreement (as defined below) and the JPM Loan and Security Agreement (as defined below) approximates fair value due to its variable rate and is included in Level 3 of the hierarchy.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The following table provides a roll-forward of the changes in fair value from March 31, 2023 to June 30, 2023, for all investments for which the Company determined fair value using unobservable (Level 3) factors:

	Senior Secured Debt	Subordinated Debt	Preferred Equity	Common Equity and Warrants	Total
Fair value as of March 31, 2023	$392,847	$8,349	$5,081	$4,055	$410,332
Purchases	379,908	3,303	—	292	383,503
Sales and repayments	(2,503)	—	—	—	(2,503)
Transfers out (a)	—	(1,625)	—	—	(1,625)
Capitalized PIK interest income	834	273	—	—	1,107
Accretion of OID	1,032	—	—	—	1,032
Net unrealized appreciation (depreciation)	4,676	—	329	184	5,189

Fair value as of June 30, 2023	$776,794	$10,300	$5,410	$4,531	$797,035

Net unrealized appreciation (depreciation) relating to Level 3 assets still held at June 30, 2023 and reported within net unrealized appreciation (depreciation) in the Consolidated Statement of Operations for the three months ended June 30, 2023	$4,676	$—	$329	$184	$5,189

(a)

There were transfers out of Level 3 to Level 2 for certain investments during the three months ended June 30, 2023 as a result of a change in the number of market quotes available and/or a change in market liquidity.

The following table provides a roll-forward of the changes in fair value from March 31, 2022 to June 30, 2022, for all investments for which the Company determined fair value using unobservable (Level 3) factors:

	Senior Secured Debt	Subordinated Debt	Preferred Equity	Common Equity	Total
Fair value as of March 31, 2022	$77,000	$—	$5,760	$647	$83,407
Purchases	45,437	2,150	—	74	47,661
Sales and repayments	(3,880)	—	—	—	(3,880)
Transfers in (a)	2,944	—	—	—	2,944
Capitalized PIK interest income	10	—	—	—	10
Accretion of OID	201	—	—	—	201
Net unrealized appreciation (depreciation)	(1,497)	—	(413)	(117)	(2,027)

Fair value as of June 30, 2022	$120,215	$2,150	$5,347	$604	$128,316

Net unrealized appreciation (depreciation) relating to Level 3 assets still held at June 30, 2022 and reported within net unrealized appreciation (depreciation) in the Consolidated Statements of Operations for the three months ended June 30, 2022	$(1,497)	$—	$(413)	$(117)	$(2,027)

(a)

There were transfers into Level 3 from Level 2 for certain investments during the three months ended June 30, 2022 as a result of a change in the number of market quotes available and/or a change in market liquidity.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The following table provides a roll-forward of the changes in fair value from September 30, 2022 to June 30, 2023, for all investments for which the Company determined fair value using unobservable (Level 3) factors:

	Senior Secured Debt	Subordinated Debt	Preferred Equity	Common Equity and Warrants	Total
Fair value as of September 30, 2022	$153,069	$3,303	$5,497	$1,023	$162,892
Purchases	620,956	6,606	—	2,454	630,016
Sales and repayments	(6,038)	—	—	—	(6,038)
Transfers in (a)	3,815	—	—	—	3,815
Capitalized PIK interest income	1,803	391	—	—	2,194
Accretion of OID	1,983	—	—	—	1,983
Net unrealized appreciation (depreciation)	1,206	—	(87)	1,054	2,173

Fair value as of June 30, 2023	$776,794	$10,300	$5,410	$4,531	$797,035

Net unrealized appreciation (depreciation) relating to Level 3 assets still held at June 30, 2023 and reported within net unrealized appreciation (depreciation) in the Consolidated Statement of Operations for the nine months ended June 30, 2023	$1,204	$—	$(87)	$1,054	$2,171

(a)

There were transfers into Level 3 from Level 2 for certain investments during the nine months ended June 30, 2023 as a result of a change in the number of market quotes available and/or a change in market liquidity.

The following table provides a roll-forward of the changes in fair value from December 10, 2021 (commencement of operations) to June 30, 2022, for all investments for which the Company determined fair value using unobservable (Level 3) factors:

	Senior Secured Debt	Subordinated Debt	Preferred Equity	Common Equity	Total
Purchases	$133,553	$2,150	$5,693	$767	$142,163
Sales and repayments	(12,156)	—	—	(28)	(12,184)
Capitalized PIK interest income	20	—	—	—	20
Accretion of OID	306	—	—	—	306
Net unrealized appreciation (depreciation)	(1,508)	—	(346)	(135)	(1,989)

Fair value as of June 30, 2022	$120,215	$2,150	$5,347	$604	$128,316

Net unrealized appreciation (depreciation) relating to Level 3 assets still held at June 30, 2022 and reported within net unrealized appreciation (depreciation) in the Consolidated Statements of Operations for the period from December 10, 2021 (commencement of operations) to June 30, 2022	$(1,508)	$—	$(346)	$(135)	$(1,989)

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Significant Unobservable Inputs for Level 3 Investments

The following table provides quantitative information related to the significant unobservable inputs for Level 3 investments, which were carried at fair value as of June 30, 2023:

Asset	Fair Value	Valuation Technique	Unobservable Input	Range					Weighted Average (a)
Senior secured debt	$642,096	Market Yield	Market Yield	(b	)	11.0%	-	20.0%	13.1%
	76,104	Transaction Precedent	NA	(c	)	N/A	-	N/A	N/A
	58,594	Broker Quotations	Broker Quoted Price	(d	)	N/A	-	N/A	N/A
Subordinated debt	10,300	Market Yield	Market Yield	(b	)	9.0%	-	11.0%	10.0%
Common equity and warrants & preferred equity	1,643	Enterprise Value	Revenue Multiple	(e	)	0.4x	-	4.2x	0.5x
	7,642	Enterprise Value	EBITDA Multiple	(e	)	6.0x	-	14.0x	11.9x
	656	Transaction Precedent	Transaction Price	(c	)	N/A	-	N/A	N/A

Total	$797,035

(a)	Weighted averages are calculated based on fair value of investments.
(b)	Used when market participant would take into account market yield when pricing the investment.
(c)	Used when there is an observable transaction or pending event for the investment.
(d)

The Adviser generally uses prices provided by an independent pricing service which are non-binding indicative prices on or near the valuation date as the primary basis for the fair value determinations for quoted senior secured debt investments. Since these prices are non-binding, they may not be indicative of fair value. The Adviser evaluates the quotations provided by pricing vendors and brokers based on available market information, including trading activity of the subject or similar securities, or by performing a comparable security analysis to ensure that fair values are reasonably estimated.

(e)	Used when market participant would use such multiple when pricing the investment.

The following table provides quantitative information related to the significant unobservable inputs for Level 3 investments, which were carried at fair value as of September 30, 2022:

Asset	Fair Value	Valuation Technique	Unobservable Input	Range					Weighted Average (a)
Senior secured debt	$132,827	Market Yield	Market Yield	(b	)	11.0%	-	16.0%	12.5%
	20,242	Broker Quotations	Broker Quoted Price	(d	)	N/A	-	N/A	N/A
Subordinated debt	3,303	Market Yield	Market Yield	(b	)	9.0%	-	11.0%	10.0%
Common equity and warrants & preferred equity	612	Enterprise Value	Revenue Multiple	(e	)	7.6x	-	10.1x	8.1x
	5,576	Enterprise Value	EBITDA Multiple	(e	)	9.8x	-	15.5x	15.1x
	332	Transaction Precedent	Transaction Price	(c	)	N/A	-	N/A	N/A

Total	$162,892

(a)	Weighted averages are calculated based on fair value of investments.
(b)	Used when market participant would take into account market yield when pricing the investment.
(c)	Used when there is an observable transaction or pending event for the investment.
(d)

The Adviser generally uses prices provided by an independent pricing service which are non-binding indicative prices on or near the valuation date as the primary basis for the fair value determinations for quoted senior secured debt investments. Since these prices are non-binding, they may not be indicative of fair value. The Adviser evaluates the quotations provided by pricing vendors and brokers based on available market information, including trading activity of the subject or similar securities, or by performing a comparable security analysis to ensure that fair values are reasonably estimated.

(e)	Used when market participant would use such multiple when pricing the investment.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Note 4. Fee Income

For the three and nine months ended June 30, 2023, the Company recorded total fee income of $654 and $882, respectively, of which $27 and $188, respectively, was recurring in nature. For the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022, the Company recorded total fee income of $93 and $113, respectively, of which $20 and $40, respectively, was recurring in nature. Recurring fee income consisted of servicing fees and certain exit fees.

Note 5. Share Data and Distributions

Changes in Net Assets

The following table presents the changes in net assets for the three and nine months ended June 30, 2023:

	Common Shares
(Share amounts in thousands)	Shares	Par Value	Additional Paid-in- Capital	Accumulated Distributable Earnings (Loss)	Total Net Assets
Balance at September 30, 2022	15,628	$156	$380,646	$(14,075)	$366,727
Issuance of Common Shares	5,536	55	129,653	—	129,708
Issuance of Common Shares under dividend reinvestment plan	78	1	1,831	—	1,832
Net investment income	—	—	—	10,097	10,097
Net unrealized appreciation (depreciation)	—	—	—	(2,842)	(2,842)
Net realized gains (losses)	—	—	—	(660)	(660)
Provision for income tax (expense) benefit	—	—	—	(51)	(51)
Distributions to shareholders	—	—	—	(11,356)	(11,356)

Balance at December 31, 2022	21,242	212	512,130	(18,887)	493,455
Issuance of Common Shares	9,589	97	225,285	—	225,382
Issuance of Common Shares under dividend reinvestment plan	120	1	2,822	—	2,823
Net investment income	—	—	—	11,804	11,804
Net unrealized appreciation (depreciation)	—	—	—	8,054	8,054
Net realized gains (losses)	—	—	—	(1,741)	(1,741)
Provision for income tax (expense) benefit	—	—	—	(54)	(54)
Distributions to shareholders	—	—	—	(14,863)	(14,863)

Balance at March 31, 2023	30,951	310	740,237	(15,687)	724,860
Issuance of Common Shares	12,093	121	282,136	—	282,257
Issuance of Common Shares under dividend reinvestment plan	177	1	4,114	—	4,115
Shares repurchased, net of early repurchase deduction	(2)	—	(40)	—	(40)
Net investment income	—	—	—	18,908	18,908
Net unrealized appreciation (depreciation)	—	—	—	6,783	6,783
Net realized gains (losses)	—	—	—	(476)	(476)
Provision for income tax (expense) benefit	—	—	—	(71)	(71)
Distributions to shareholders	—	—	—	(21,422)	(21,422)

Balance at June 30, 2023	43,219	$432	$1,026,447	$(11,965)	$1,014,914

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The following table presents the changes in net assets for the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022:

	Common Shares
	Shares	Par Value	Additional Paid-in-Capital	Accumulated Distributable Earnings (Loss)	Total Net Assets
Capital contribution	1,000	$10	$24,990	$—	$25,000
Net investment income	—	—	—	75	75
Net unrealized appreciation (depreciation)	—	—	—	(3)	(3)

Balance at December 31, 2021	1,000	10	24,990	72	25,072
Capital contributions	3,000	30	74,970	—	75,000
Net investment income	—	—	—	880	880
Net unrealized appreciation (depreciation)	—	—	—	(19)	(19)
Net realized gains (losses)	—	—	—	8	8
Provision for income tax (expense) benefit	—	—	—	(1)	(1)
Distributions to shareholders	—	—	—	(768)	(768)
Balance at March 31, 2022	4,000	40	99,960	172	100,172
Capital contributions	7,301	73	177,496	—	177,569
Net investment income	—	—	—	2,238	2,238
Net unrealized appreciation (depreciation)	—	—	—	(11,946)	(11,946)
Net realized gains (losses)	—	—	—	(51)	(51)
Provision for income tax (expense) benefit	—	—	—	(15)	(15)

Balance at June 30, 2022	11,301	$113	$277,456	$(9,602)	$267,967

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Capital Activity

In connection with its formation, the Company has the authority to issue an unlimited number of Class I, Class S and Class D common shares of beneficial interest at $0.01 per share par value. As of June 30, 2023, the Company has issued and sold 29,292,019 Class I shares for an aggregate purchase price of $699.6 million. As of June 30, 2023, the Company has issued and sold 13,523,516 Class S shares for an aggregate purchase price of $317.9 million. As of June 30, 2023, the Company has issued and sold 646 Class D shares for an aggregate purchase price of less than $0.1 million. As of June 30, 2023, the Company has issued 203,519 Class I shares and 201,271 Class S shares pursuant to its distribution reinvestment plan.

The following table summarizes transactions in common shares of beneficial interest for the nine months ended June 30, 2023:

	Shares	Amount
Class I
Issuance of Common Shares	16,273,329	$381,028
Issuance of Common Shares under dividend reinvestment plan	182,183	4,264
Share repurchases, net of early repurchase deduction	—	—

Net increase (decrease)	16,455,512	$385,292

Class S
Issuance of Common Shares	10,943,532	$256,304
Issuance of Common Shares under dividend reinvestment plan	192,853	4,506
Share repurchases, net of early repurchase deduction	(1,692)	(40)

Net increase (decrease)	11,134,693	$260,770

Class D
Issuance of Common Shares	646	$15
Issuance of Common Shares under dividend reinvestment plan	—	—
Share repurchases, net of early repurchase deduction	—	—

Net increase (decrease)	646	$15

Total net increase (decrease)	27,590,851	$646,077

On December 10, 2021, an affiliate of the Adviser purchased 1,000,000 Class I shares for $25.0 million, or $25.00 per share, to provide the necessary capital to commence investing activities prior to the release of proceeds from escrow and the initial public offering.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Net Asset Value per Share and Offering Price

The Company determines NAV per share for each class of shares as of the last calendar day of each month. Share issuances pursuant to accepted monthly subscriptions are effective the first calendar day of each month. Shares are issued and sold at a purchase price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following table summarizes each month-end NAV per share for Class I, Class S and Class D shares utilized as the purchase price for shares issued and sold after the Company broke escrow:

	Class I Shares	Class S Shares	Class D Shares
May 31, 2022	$24.32	—	—
June 30, 2022	$23.71	—	—
July 31, 2022	$23.98	$23.98	—
August 31, 2022	$24.03	$24.03	—
September 30, 2022	$23.47	$23.47	—
October 31, 2022	$23.33	$23.33	—
November 30, 2022	$23.46	$23.46	—
December 31, 2022	$23.23	$23.23	—
January 31, 2023	$23.64	$23.64	—
February 28, 2023	$23.56	$23.56	—
March 31, 2023	$23.42	$23.42	—
April 30, 2023	$23.40	$23.40	—
May 31, 2023	$23.23	$23.23	—
June 30, 2023	$23.48	$23.48	$23.48

Distributions

The Board authorizes and declares monthly distribution amounts per share of outstanding Common Shares. The following table presents distributions that were declared during the nine months ended June 30, 2023:

			Class I
Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
October 26, 2022	October 31, 2022	November 28, 2022	$0.1800	$2,470
November 21, 2022	November 30, 2022	December 28, 2022	0.1900	2,818
December 21, 2022	December 31, 2022	January 30, 2023	0.1900	3,171
December 21, 2022	December 31, 2022	January 30, 2023	0.0400	668
January 24, 2023	January 31, 2023	February 24, 2023	0.1900	3,351
February 22, 2023	February 28, 2023	March 29, 2023	0.1900	3,834
March 22, 2023	March 31, 2023	April 27, 2023	0.1900	4,252
April 25, 2023	April 30, 2023	May 26, 2023	0.1900	4,568
May 22, 2023	May 31, 2023	June 28, 2023	0.1900	5,068
June 26, 2023	June 30, 2023	July 27, 2023	0.1900	5,605

			$1.7400	$35,805

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

			Class S
Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
October 26, 2022	October 31, 2022	November 28, 2022	$0.1634	$574
November 21, 2022	November 30, 2022	December 28, 2022	0.1735	684
December 21, 2022	December 31, 2022	January 30, 2023	0.1734	789
December 21, 2022	December 31, 2022	January 30, 2023	0.0400	182
January 24, 2023	January 31, 2023	February 24, 2023	0.1735	916
February 22, 2023	February 28, 2023	March 29, 2023	0.1733	1,024
March 22, 2023	March 31, 2023	April 27, 2023	0.1733	1,486
April 25, 2023	April 30, 2023	May 26, 2023	0.1734	1,764
May 22, 2023	May 31, 2023	June 28, 2023	0.1734	2,036
June 26, 2023	June 30, 2023	July 27, 2023	0.1735	2,381

			$1.5907	$11,836

			Class D
Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
June 26, 2023	June 30, 2023	July 27, 2023	$0.1852	$—

			$0.1852	$—

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which the Company will reinvest all cash dividends declared by the Board on behalf of its shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of the Company’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Character of Distributions

The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment.

Through June 30, 2023, a portion of the Company’s distributions resulted from expense support from the Adviser, and future distributions may result from expense support from the Adviser, each of which is subject to repayment by the Company within three years from the date of payment. The purpose of this arrangement is to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based solely on the Company’s investment performance, and can only be sustained if the Company achieves positive investment performance in future periods and/or the Adviser continues to provide expense support. Shareholders should also understand that the Company’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Company will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its Common Shares for the nine months ended June 30, 2023:

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	Class I		Class S
Source of Distribution	Per Share	Amount	Per Share	Amount
Net investment income	$1.6197	$32,895	$1.3563	$10,027
Distributions in excess of net investment income	0.1203	2,910	0.2344	1,809

Total	$1.7400	$35,805	$1.5907	$11,836

Share Repurchase Program

At the discretion of the Board of Trustees, during the quarter ended September 30, 2022 the Company commenced a share repurchase program pursuant to which the Company intends to offer to repurchase, in each quarter, up to 5% of Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board may amend or suspend the share repurchase program at any time if it deems such action to be in the best interest of shareholders. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers pursuant to tender offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the Investment Company Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase program, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares at the expiration of the tender offer at a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be subject to an early repurchase deduction of 2% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be deemed satisfied if the shares to be repurchased would have been outstanding for one year or longer as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

On September 12, 2022, the Company’s initial tender offer under its share repurchase program expired, on December 13, 2022, the Company’s tender offer conducted during the quarter ended December 31, 2022 under its share repurchase program expired, on March 15, 2023, the Company’s tender offer conducted during the quarter ended March 31, 2023 under its share repurchase program expired, and on June 12, 2023, the Company’s tender offer conducted during the quarter ended June 30, 2023 under its share repurchase program expired. There were 1,692 Class S shares repurchased during the three and nine months ended June 30, 2023 for a repurchase price equal to 98% of the Company’s net asset value per share as of June 30, 2023, which was $23.48 per share.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Note 6. Borrowings

ING Credit Agreement

On March 25, 2022 (the “ING Closing Date”), the Company entered into a senior secured revolving credit agreement (the “ING Credit Agreement”) among the Company, as borrower, the lenders party thereto, and ING Capital LLC (“ING”), as administrative agent.

Effective on and as of May 25, 2022, the Company entered into an incremental commitment and assumption agreement (the “Incremental Commitment and Assumption Agreement”) among the Company, as borrower, the subsidiary guarantor party thereto (the “Subsidiary Guarantor”), ING, as administrative agent and issuing bank, Sumitomo Mitsui Banking Corporation and MUFG Bank, LTD, (together with Sumitomo Mitsui Banking Corporation, the “Assuming Lenders”). Pursuant to the Incremental Commitment and Assumption Agreement, among other things, each Assuming Lender (i) became a Lender (as defined in the ING Credit Agreement) under the ING Credit Agreement and (ii) agreed to make a Commitment (as defined in the ING Credit Agreement) to the Company in the amount of $150 million. The Incremental Commitment and Assumption Agreement increased the aggregate amount of Commitments under the ING Credit Agreement from $150 million to $450 million (the “Maximum Commitment”), subject to the lesser of (i) a borrowing base and (ii) the Maximum Commitment, and provided that, with respect to any lender, its individual commitment is not exceeded. The revolving credit facility has a four year availability period (the “Availability Period”) during which loans may be made and the ING Credit Agreement has a stated maturity dated that is five years from the ING Closing Date (the “Maturity Date”). Following the Availability Period the Company will be required in certain circumstances to prepay loans prior to the Maturity Date. The ING Credit Agreement provides for the issuance of letters of credit during the Availability Period in an aggregate amount of $25 million. Borrowing under the ING Credit Agreement may be used for general corporate purposes, including making investments and permitted distributions.

Effective on and as of October 6, 2022, the Company entered into a subsequent incremental commitment and assumption agreement (the “Subsequent Incremental Commitment and Assumption Agreement”) among the Company, as borrower, the Subsidiary Guarantor, ING, as administrative agent and issuing bank, and Apple Bank For Savings, as an Assuming Lender. Pursuant to the Subsequent Incremental Commitment and Assumption Agreement, Apple Bank For Savings (i) became a Lender under the ING Credit Agreement and (ii) agreed to make a Commitment to the Company in the amount of $40 million. The Subsequent Incremental Commitment and Assumption Agreement increased the aggregate amount of Commitments under the ING Credit Agreement from $450 million to $490 million.

Effective on and as of June 28, 2023 (the “New Effective Date”), the Company entered into Amendment No. 1 (the “ING Credit Agreement Amendment”) to the ING Credit Agreement. As a result of the ING Credit Agreement Amendment, the ING Credit Agreement provides for a senior secured revolving credit facility of up to $1,110 million (the “Increased Maximum Commitment”), increased from $490 million, subject to the lesser of (i) a borrowing base and (ii) the Increased Maximum Commitment, and provided that, with respect to any lender, its individual commitment is not exceeded. The revolving credit facility has a four year availability period (the “New Availability Period”) commencing from the New Effective Date during which loans may be made and a stated maturity date that is five years from the New Effective Date (the “New Maturity Date”). Following the New Availability Period, the Company will be required in certain circumstances to prepay loans prior to the New Maturity Date. The ING Credit Agreement provides for the issuance of letters of credit during the New Availability Period in an aggregate amount of $25 million. Borrowing under the ING Credit Agreement may be used for general corporate purposes, including making investments and permitted distributions.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

All obligations under the ING Credit Agreement are secured by a first-priority security interest (subject to certain exceptions) in substantially all of the present and future property and assets of the Company and of the sole current and certain future subsidiaries of the Company and guaranteed by such subsidiaries.

Borrowings under the ING Credit Agreement shall be denominated in U.S. Dollars and bore, prior to the New Effective Date, interest at a rate per annum equal to either (1) SOFR, as adjusted, plus 1.875% per annum or (2) the alternative base rate (which is the greatest of the (a) prime rate, (b) the federal funds effective rate plus 1⁄2 of 1%, (c) the overnight bank funding rate plus 1⁄2 of 1%, (d) certain rates based on SOFR and (e) 0) (“ABR”) plus 0.875% per annum. On and after the New Effective Date, borrowings under the ING Credit Agreement bear interest at a rate per annum equal to either (1) the SOFR, as adjusted, plus 2.15% per annum, or, following the first year after the New Effective Date, plus 2.05% per annum if the Company has and maintains an investment grade credit rating or (2) the alternative base rate (which is the greatest of the (a) prime rate, (b) the federal funds effective rate plus 1⁄2 of 1%, (c) the overnight bank funding rate plus 1⁄2 of 1%, (d) certain rates based on SOFR and (e) 0) (“ABR”) plus 1.15% per annum or, following the first year after the New Effective Date, plus 1.05% per annum if the Company has and maintains investment grade credit rating. The Company may elect either an ABR or SOFR borrowing at each drawdown request, and loans may be converted from one rate to another at any time at the Company’s option, subject to certain conditions. Prior to the New Effective Date, the Company paid a commitment fee at a rate of 0.375% per annum on the daily unused portion of the aggregate commitments under the ING Credit Agreement. On and after the New Effective Date, the Company will pay a commitment fee at a rate of 0.375% per annum on the daily unused portion of the aggregate commitments under the ING Credit Agreement, subject to increase to 1.00% per annum on the daily unused amount if the daily unused amount is greater than or equal to 65% of the aggregate commitments under the ING Credit Agreement.

At any time during the New Availability Period, the Company may propose an increase in the Increased Maximum Commitment to an amount not to exceed the greater of (a) $1,250.0 million and (b) 150% of shareholders’ equity as of the date on which such increased amount is to be effective, subject to certain conditions, including the consent of the lenders to increase their commitments and of ING.

The Company has made customary representations and warranties and is required to comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowings under the ING Credit Agreement are subject to the leverage restrictions contained in the Investment Company Act.

The ING Credit Agreement contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, ING may terminate the commitments and declare the outstanding loans and all other obligations under the ING Credit Agreement immediately due and payable.

As of June 30, 2023 and September 30, 2022, the Company had $275.0 million and $75.0 million outstanding under the ING Credit Agreement. For the nine months ended June 30, 2023, the Company’s borrowings under the ING Credit Agreement bore interest at a weighted average rate of 6.55%. For the period from December 10, 2021 (commencement of operations) to June 30, 2022, the Company’s borrowings under the ING Facility bore interest at a weighted average rate of 3.38%. The Company recorded $3,999 and $10,018 of interest expense (inclusive of fees), respectively, related to the ING Credit Agreement for the three and nine months ended June 30, 2023. The Company recorded $953 and $1,018 of interest expense (inclusive of fees) related to the ING Facility for the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022.

JPM SPV Facility

On February 24, 2023 (the “JPM Closing Date”), the Company entered into a loan and security agreement (as amended, the “JPM Loan and Security Agreement”) among OSCF Lending SPV, LLC (“OSCF Lending SPV”), a wholly owned subsidiary of the Company, as borrower, the Company, as parent and servicer, Citibank, N.A., as collateral agent and

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

securities intermediary, Virtus Group, LP, as collateral administrator, the lenders party thereto, and JPMorgan Chase Bank, National Association (“JPM”), as administrative agent, pursuant to which JPM agreed to extend credit to OSCF Lending SPV in an aggregate principal amount up to $150 million at any one time outstanding. Effective on and as of July 5, 2023, the Company entered into Amendment No. 1 (the “JPM Loan and Security Agreement Amendment”) to the JPM Loan and Security Agreement, pursuant to which JPM has increased its commitment to extend credit to OSCF Lending SPV to an aggregate principal amount up to $300 million (the “JPM Maximum Commitment”).

The JPM Loan and Security Agreement provides for a senior secured revolving credit facility that has a three-year reinvestment period (the “JPM Availability Period”) and a stated maturity date that is five years after the JPM Closing Date. Subject to certain conditions, including consent of the lenders and JPM, as administrative agent, at any time during the JPM Availability Period, OSCF Lending SPV may propose one or more increases in the JPM Maximum Commitment up to an amount not to exceed $500 million. Borrowings under the JPM Loan and Security Agreement shall be denominated in U.S. Dollars and bear interest at a rate per annum equal to the forward-looking term rate with a three-month tenor, based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator), and as published by CME Group Benchmark Administration Limited (or a successor administrator), plus 2.95%.

The obligations of OSCF Lending SPV under the JPM Loan and Security Agreement are secured by all of the assets held by OSCF Lending SPV, including certain loans sold or to be sold or transferred or to be transferred by the Company to OSCF Lending SPV (such loans, the “Loans”) pursuant to the terms of the Sale and Participation Agreement, dated as of the JPM Closing Date (the “JPM Sale Agreement” and, together with the JPM Loan and Security Agreement, the “JPM Agreements”), between OSCF Lending SPV, as buyer, and the Company, as seller, pursuant to which the Company will sell Loans to OSCF Lending SPV from time to time. Under the Agreements, the Company and OSCF Lending SPV, as applicable, have made representations and warranties regarding the Loans, as well as their businesses, and are required to comply with various covenants, servicing procedures, limitations on the disposition of Loans, reporting requirements and other customary requirements for similar revolving funding facilities.

Borrowings under the JPM Loan and Security Agreement are subject to various covenants under the JPM Agreements as well as the asset coverage requirement contained in the Investment Company Act of 1940, as amended.

As of June 30, 2023, OSCF Lending SPV had $50.0 million outstanding under the JPM Loan and Security Agreement. For the nine months ended June 30, 2023, OSCF Lending SPV’s borrowings under the JPM Loan and Security Agreement bore interest at a weighted average rate of 7.97%. The Company recorded $1,216 and $1,577 of interest expense (inclusive of fees), respectively, related to the JPM Loan and Security Agreement for the three and nine months ended June 30, 2023.

Secured Borrowings

As of June 30, 2023 and September 30, 2022, there were no secured borrowings outstanding. The Company did not record any interest expense in connection with secured borrowings for the three and nine months ended June 30, 2023. The Company recorded $256 of interest expense in connection with secured borrowings for the period from December 10, 2021 (commencement of operations) to June 30, 2022. There was no interest expense for the three months ended June 30, 2022. The Company’s secured borrowings bore interest at a weighted average rate of 3.00% for the period from December 10, 2021 (commencement of operations) to June 30, 2022.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Note 7. Taxable/Distributable Income

Taxable income differs from net increase (decrease) in net assets resulting from operations primarily due to unrealized appreciation (depreciation) on investments and foreign currency, as gains and losses are not included in taxable income until they are realized.

Presented below is a reconciliation of net increase (decrease) in net assets resulting from operations to taxable income for three months ended June 30, 2023 and 2022, nine months ended June 30, 2023 and the period from December 10, 2021 (commencement of operations) to June 30, 2022:

	Three months ended June 30, 2023	Three months ended June 30, 2022	Nine months ended June 30, 2023	For the period from December 10, 2021 (commencement of operations) to June 30, 2022
Net increase (decrease) in net assets resulting from operations	$25,144	$(9,774)	$49,751	$(8,834)
Net unrealized (appreciation) depreciation	(6,783)	11,946	(11,995)	11,968
Other book/tax differences	654	(191)	1,250	(190)

Taxable income (1)	$19,015	$1,981	$39,006	$2,944

(1)

The Company’s taxable income for the three and nine months ended June 30, 2023 is an estimate and will not be finally determined until the Company files its tax return for the fiscal year ending September 30, 2023. The final taxable income may be different than the estimate.

For the three months ended June 30, 2023, the Company recognized a total provision for income tax expense of $71, which was comprised of a current tax expense of $97 and a deferred income tax benefit of $26 that resulted from unrealized depreciation on investments held by the Company’s wholly-owned taxable subsidiaries.

For the nine months ended June 30, 2023, the Company recognized a total provision for income tax expense of $176, which was comprised of a current tax expense of $219 and a deferred income tax benefit of $43 that resulted from unrealized depreciation on investments held by the Company’s wholly-owned taxable subsidiaries.

As of September 30, 2022, the Company’s last tax year end, the components of accumulated overdistributed earnings on a tax basis were as follows:

Undistributed ordinary income, net	$1,294
Net realized capital losses	566
Unrealized losses, net	(15,935)

Accumulated overdistributed earnings	$(14,075)

The aggregate cost of investments for U.S. federal income tax purposes was $444.5 million as of September 30, 2022. As of September 30, 2022, the aggregate gross unrealized appreciation for all investments in which there was an excess of value over cost for U.S. federal income tax purposes was $1.8 million. As of September 30, 2022, the aggregate gross unrealized depreciation for all investments in which there was an excess of cost for U.S. federal income tax purposes over value was $17.7 million. Net unrealized depreciation based on the aggregate cost of investments for U.S. federal income tax purposes was $15.9 million.

Note 8. Concentration of Credit Risks

The Company deposits its cash with financial institutions and at times such balances may be in excess of the FDIC insurance limit. The Company limits its exposure to credit loss by depositing its cash with high credit quality financial institutions and monitoring their financial stability.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Note 9. Related Party Transactions

Investment Advisory Agreement

Effective as of February 3, 2022, the Company has entered into the Investment Advisory Agreement with the Adviser. The Company will pay the Adviser a fee for its services consisting of two components: a management fee and an incentive fee.

Management Fee

Under the Investment Advisory Agreement, the management fee is payable monthly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of calculating the management fee, net assets means the Company’s total net assets determined on a consolidated basis in accordance with GAAP. For the first calendar month in which the Company had operations, net assets were measured as of June 1, 2022, the date on which the Company broke escrow. In addition, the Adviser waived its management fee through November 2022, the first six months following June 1, 2022, the date on which the Company broke escrow for its continuous offering. For the three months ended June 30, 2023, base management fees were $2,817. For the nine months ended June 30, 2023, base management fees were $6,183, of which $877 was waived. For each of the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022, base management fees representing $286 were fully waived.

Incentive Fee

The Incentive Fee consists of two parts: the Investment Income Incentive Fee and the Capital Gains Incentive Fee (each defined below) (collectively referred to as the “Incentive Fee”).

Investment Income Incentive Fee

The Investment Income Incentive Fee is calculated based on the Company’s Pre-Incentive Fee Net Investment Income, which means consolidated interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement entered into between the Company and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any distribution and/or shareholder servicing fees).

Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero-coupon securities), accrued income that has not yet been received in cash. For the avoidance of doubt, Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of any expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter, is compared to a hurdle of 1.25% per quarter (5.0% annualized) (the “Hurdle Rate”). The Company will pay the Adviser an incentive fee quarterly in arrears with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

•

Hurdle Rate Return: No incentive fee based on Pre-Incentive Fee Net Investment Income in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

•

Catch-Up: 100% of the Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than a 1.4286% (5.714% annualized) rate of return in any such calendar quarter (the “Catch-Up”), which is intended to provide the Adviser with approximately 12.5% of the Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply, if the Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate in any calendar quarter; and

•

87.5/12.5 Split: 12.5% of the Pre-Incentive Fee Net Investment Income, if any, that exceeds a 1.4286% (5.714% annualized) rate of return in such calendar quarter so that once the Hurdle Rate is reached and the Catch-Up is achieved, 12.5% of the Pre-Incentive Fee Net Investment Income thereafter is allocated to the Adviser.

The Adviser waived the Investment Income Incentive Fee through November 2022, the first six months following June 1, 2022, the date on which the Company broke escrow for its continuous offering.

For the three months ended June 30, 2023, the Investment Income Incentive Fee was $2,835. For the nine months ended June 30, 2023, the Investment Income Incentive Fee was $5,808, of which $765 was waived.

Capital Gains Incentive Fee

In addition to the Investment Income Incentive Fee described above, commencing on September 30, 2022, the Adviser is entitled to receive a Capital Gains Incentive Fee (as defined below). The Capital Gains Incentive Fee is determined and payable in arrears as of the end of each fiscal year. The Capital Gains Incentive Fee is equal to 12.5% of the realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal year, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee, provided, that the Capital Gains Incentive Fee determined as of September 30, 2022 is calculated for a period of shorter than 12 calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from the date of inception through the end of the fiscal year 2022 (the “Capital Gains Incentive Fee”). The payment obligation with respect to the Capital Gains Incentive Fee is allocated in the same manner across the Class S shares, Class D shares and Class I shares.

Although the Capital Gains Incentive Fee due to the Adviser is not payable until it is contractually due based on the Investment Advisory Agreement, the Company accrues this component at the end of each reporting period based on the Company’s realized capital gains, if any, on a cumulative basis from inception through the end of each reporting period, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee, as contractually included in the calculation of the Capital Gains Incentive Fee, plus the cumulative amount of unrealized capital appreciation. If such amount is positive at the end of a period, then the Company will accrue an incentive fee equal to 12.5% of such amount. If such amount is negative, then there will be no accrual for such period or an appropriate reduction in any amount previously accrued. U.S. GAAP requires that the Capital Gains Incentive Fee accrual consider cumulative unrealized capital appreciation in the calculation, as a Capital Gains Incentive Fee would be payable if such unrealized capital appreciation were realized. There can be no assurance that such unrealized capital appreciation will be realized in the future. For the three and nine months ended June 30, 2023, there was no accrued Capital Gains Incentive Fee.

Administration Agreement

Effective as of February 3, 2022, the Company has entered into an Administration Agreement (as amended and restated, the “Administration Agreement”) with Oaktree Fund Administration, LLC (the “Administrator”), an affiliate of the Adviser. Pursuant to the Administration Agreement, the Administrator furnishes the Company with office facilities (certain of which are located in buildings owned by a Brookfield affiliate), equipment and clerical, bookkeeping and recordkeeping services at such

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

facilities. Under the Administration Agreement, the Administrator performs, or oversees the performance of, the Company’s required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, technology and investor relations, and being responsible for the financial records that the Company is required to maintain and preparing reports to shareholders and reports filed with the SEC. In addition, the Administrator assists the Company in determining and publishing the NAV, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to the Company’s shareholders, and generally overseeing the payment of expenses and the performance of administrative and professional services rendered to the Company by others.

Payments under the Administration Agreement are equal to an amount that reimburses the Administrator for its costs and expenses incurred in performing its obligations under the Administration Agreement and providing personnel and facilities. The Company bears all of the costs and expenses of any sub-administration agreements that the Administrator enters into.

For the avoidance of doubt, the Company bears its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of the Company’s officers who provide operational and administrative services under the Administration Agreement, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company. The Company reimburses the Administrator (or its affiliates) for an allocable portion of the compensation paid by the Administrator (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the Company’s business and affairs and to acting on the Company’s behalf). The Company’s Board reviews the fees payable under the Administration Agreement to determine that these fees are reasonable and comparable to administrative services charged by unaffiliated third parties.

For the three and nine months ended June 30, 2023, the Company incurred $349 and $889, respectively, of expenses under the Administration Agreement, of which $267 and $711, respectively, was included in administrator expense, $58 and $146, respectively, was included in general and administrative expenses and $24 and $32, respectively, was included in organization expenses and amortization of continuous offering costs on the Consolidated Statements of Operations. For the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022, the Company incurred $115 and $145 of expenses under the Administration Agreement, of which $60 and $84, respectively, was included in administrator expense, $13 and $19, respectively, was included in general and administrative expenses and $42 and $42, respectively, was included in organization expenses and amortization of offering costs on the Consolidated Statements of Operations.

Certain Terms of the Investment Advisory Agreement and Administration Agreement

Each of the Investment Advisory Agreement and the Administration Agreement is effective as of February 3, 2022. Unless earlier terminated as described below, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent Trustees. The Company may terminate the Investment Advisory Agreement or the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. In addition, without payment of any penalty, the Adviser may terminate the Investment Advisory Agreement upon 120 days’ written notice and the Administrator may terminate the Administration Agreement upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the Investment Company Act and related SEC guidance and interpretations.

Distribution Manager Agreement

Effective as of February 3, 2022, the Company has entered into a Distribution Manager Agreement (as amended and restated, the “Distribution Manager Agreement”) with Brookfield Oaktree Wealth Solutions LLC (the “Distribution Manager”), an affiliate of the Adviser. Under the terms of the Distribution Manager Agreement, the Distribution Manager serves as the

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

distribution manager for the Company’s initial offering of Common Shares. The Distribution Manager is entitled to receive distribution and/or shareholder servicing fees monthly in arrears at an annual rate of 0.85% of the value of the Company’s net assets attributable to Class S shares as of the beginning of the first calendar day of the month. The Distribution Manager is entitled to receive distribution and/or shareholder servicing fees monthly in arrears at an annual rate of 0.25% of the value of the Company’s net assets attributable to Class D shares as of the beginning of the first calendar day of the month. No distribution and/or shareholding servicing fees are paid with respect to Class I shares. The distribution and/or shareholder servicing fees are payable to the Distribution Manager, but the Distribution Manager anticipates that all or a portion of the shareholder servicing fees will be retained by, or reallowed (paid) to, participating broker-dealers.

The Company will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of the initial offering on which, in the aggregate, underwriting compensation from all sources in connection with the initial offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from the initial offering. In addition, consistent with the exemptive relief allowing the Company to offer multiple classes of shares, at the end of the month in which the Distribution Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Distribution Manager or the applicable selling agent), the Company will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. The Company may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the applicable Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares.

The Distribution Manager is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”).

Either party may terminate the Distribution Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Distribution Manager Agreement. The Company’s obligations under the Distribution Manager Agreement to pay the shareholder servicing and/or distribution fees with respect to the Class S and Class D shares will survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above).

Distribution and Servicing Plan

Effective as of February 3, 2022, the Company established a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Company pays the Distribution Manager with respect to the Class S, Class D and Class I on an annualized basis as a percentage of the Company’s NAV for such class.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class I shares	—%
Class S shares	0.85%
Class D shares	0.25%

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The shareholder servicing and/or distribution fees is paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation.

The Distribution Manager will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.

Broker eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding the Company, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

For the three and nine months ended June 30, 2023, the Company recorded distribution and shareholder servicing fees of $589 and $1,116, respectively, primarily all of which were attributable to Class S shares. The Company did not record any distribution and shareholder servicing fees for the three and nine months ended June 30, 2022.

Expense Support and Conditional Reimbursement Agreement

Effective as of February 3, 2022, the Company has entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain expenses (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest or distribution and/or shareholder servicing fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

For the nine months ended June 30, 2023, the Adviser made Expense Payments in the amount of $852. For the three and nine months ended June 30, 2023, the Company made reimbursement payments of $348 to the Adviser.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Note 10. Financial Highlights

	For the three months ended June 30, 2023			Three months ended June 30, 2022	For the nine months ended June 30, 2023			For the period from December 10, 2021 (commencement of operations) to June 30, 2022
(Share amounts in thousands)	Class I	Class S	Class D	Class I	Class I	Class S	Class D	Class I
Net asset value at beginning of period	$23.42	$23.42	$—	$25.04	$23.47	$23.47	$—	$—
Capital Contribution	—	—	23.23	—	—	—	23.23	25.00
Net investment income (1)	0.50	0.45	0.17	0.35	1.49	1.34	0.17	0.79
Net unrealized appreciation (depreciation) (1)(2)	0.14	0.14	0.25	(1.67)	0.36	0.37	0.25	(1.75)
Net realized gains (losses) (1)	(0.01)	(0.01)	0.02	(0.01)	(0.10)	(0.11)	0.02	(0.01)

Net increase (decrease) in net assets resulting from operations	0.63	0.58	0.44	(1.33)	1.75	1.60	0.44	(0.97)
Distributions of net investment income to shareholders	(0.50)	(0.45)	(0.17)	—	(1.62)	(1.36)	(0.17)	(0.32)
Distributions in excess of net investment income	(0.07)	(0.07)	(0.02)	—	(0.12)	(0.23)	(0.02)	—

Net asset value at end of period	$23.48	$23.48	$23.48	$23.71	$23.48	$23.48	$23.48	$23.71

Total return (3)	2.72%	2.50%	1.87%	(5.31)%	7.73%	7.05%	1.87%	(3.95)%
Common shares outstanding at beginning of the period or the commencement date	22,379	8,572	—	4,000	13,040	2,588	—	1,000
Common shares outstanding at end of period	29,495	13,723	1	11,301	29,495	13,723	1	11,301
Net assets at the beginning of the period or the commencement date	$524,123	$200,737	$—	$100,172	$305,989	$60,738	$—	$25,000
Net assets at end of period	$692,668	$322,231	$15	$267,967	$692,668	$322,231	$15	$267,967
Average net assets (4)	$627,112	$278,449	$15	$153,663	$485,983	$175,872	$15	$98,489
Ratio of net investment income to average net assets (5)	2.15%	1.94%	0.72%	1.46%	6.33%	5.70%	0.72%	3.24%
Ratio of total expenses to average net assets (5)(7)	1.39%	1.60%	0.49%	1.64%	4.46%	5.04%	0.49%	3.19%
Ratio of net expenses to average net assets (5)	1.43%	1.64%	0.52%	0.93%	4.10%	4.81%	0.52%	2.08%
Ratio of portfolio turnover to average investments at fair value (5)	8.24%	8.24%	8.24%	2.62%	24.48%	24.48%	24.48%	12.13%
Weighted average outstanding debt	$238,462	$238,462	$238,462	$71,099	$190,256	$190,256	$190,256	$47,989
Average debt per share (1)	$6.18	$6.18	$6.18	$11.10	$6.76	$6.76	$6.76	$11.85
Asset coverage ratio (6)	412.28%	412.28%	412.28%	397.74%	412.28%	412.28%	412.28%	397.74%

(1)	Calculated based upon weighted average shares outstanding for the period.
(2)

The amount shown may not correspond with the net unrealized appreciation on investments for the three months ended June 30, 2023 and 2022, the nine months ended June 30, 2023 and the period from December 10, 2021 (commencement of operations) to June 30, 2022 as it includes the effect of the timing of equity issuances.

(3)

Total return is calculated as the change in NAV per share during the period, plus distributions per share or capital activity, if any, divided by the beginning NAV per share, assuming a dividend reinvestment price equal to the NAV per share at the beginning of the period.

(4)	Calculated based upon the weighted average net assets for the period.
(5)

Financial results for the three months ended June 30, 2023 and 2022, the nine months ended June 30, 2023 and the period from December 10, 2021 (commencement of operations) to June 30, 2022 have not been annualized for purposes of this ratio.

(6)	Based on outstanding senior securities of $325.0 million and $90.0 million as of June 30, 2023 and June 30, 2022, respectively.
(7)	Total expenses to average net assets is prior to management fee waivers and expense support/reimbursements provided by the Adviser.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Note 11. Commitments and Contingencies

Off-Balance Sheet Arrangements

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its portfolio companies. As indicated in the table below, as of June 30, 2023, off-balance sheet arrangements consisted of $196,628 of unfunded commitments to provide debt financing to certain of the Company’s portfolio companies. As of September 30, 2022, off-balance sheet arrangements consisted of $68,962 of unfunded commitments to provide debt financing to certain of the Company’s portfolio companies. Such commitments are subject to the portfolio company’s satisfaction of certain financial and nonfinancial covenants and may involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Consolidated Statements of Assets and Liabilities.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

A list of unfunded commitments by investment as of June 30, 2023 and September 30, 2022 is shown in the table below:

	June 30, 2023	September 30, 2022
CVAUSA Management, LLC	$21,916	$—
107-109 Beech OAK22 LLC	19,473	—
Delta Leasing SPV II LLC	14,863	21,469
OneOncology, LLC	13,159	—
Seres Therapeutics, Inc.	12,990	—
MND Holdings III Corp	8,665	—
North Star Acquisitionco, LLC	7,732	—
scPharmaceuticals Inc.	7,654	—
BioXcel Therapeutics, Inc.	6,930	6,930
IW Buyer LLC	5,973	—
Grove Hotel Parcel Owner, LLC	5,305	5,305
Harrow Health, Inc.	5,018	—
Inventus Power, Inc.	4,967	—
iCIMs, Inc.	4,927	5,472
ADC Therapeutics SA	4,770	4,770
Transit Buyer LLC	3,850	—
SEI Holding I Corporation	3,611	—
PPW Aero Buyer, Inc.	3,603	—
Ardonagh Midco 3 PLC	3,520	9,592
107 Fair Street LLC	3,512	—
Establishment Labs Holdings Inc.	3,378	5,068
HUB Pen Company, LLC	3,213	—
Dukes Root Control Inc.	3,104	—
Innocoll Pharmaceuticals Limited	2,656	2,656
112-126 Van Houten Real22 LLC	2,183	—
Coupa Holdings, LLC	2,122	—
athenahealth Group Inc.	2,116	—
Oranje Holdco, Inc.	1,968	—
Avalara, Inc.	1,903	—
Salus Workers’ Compensation, LLC	1,898	—
Galileo Parent, Inc.	1,757	—
SCP Eye Care Services, LLC	1,730	—
MRI Software LLC	1,458	4,754
Mesoblast, Inc.	1,125	1,125
LSL Holdco, LLC	1,015	203
Pluralsight, LLC	820	—
Supreme Fitness Group NY Holdings, LLC	648	—
ASP-R-PAC Acquisition Co LLC	588	588
Kings Buyer, LLC	508	547
PFNY Holdings, LLC	—	483

	$196,628	$68,962

Note 12. Subsequent Events

The Company’s management evaluated subsequent events through the date of issuance of the consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the consolidated financial statements as of and for the three months ended June 30, 2023, except as discussed below.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Share Issuance

On July 3, 2023, the Company issued and sold pursuant to its continuous public offering 7,791,302 Class I shares for proceeds of $182.9 million, 2,162,785 Class S shares for proceeds of $50.8 million and 3,407 Class D shares for proceeds of $0.1 million.

Distributions

On July 24, 2023, the Board of Trustees of the Company declared a regular distribution on its outstanding common shares of beneficial interest in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I shares	$0.1900	$—	$0.1900
Class S shares	$0.1900	$0.0166	$0.1734
Class D shares	$0.1900	$0.0049	$0.1851

The distribution is payable to shareholders of record as of July 31, 2023 and will be paid on or about August 29, 2023. The distribution will be paid in cash or reinvested in Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

JPM SPV Facility Amendment

Effective on and as of July 5, 2023, the Company entered into the JPM Loan and Security Agreement Amendment. As a result of the JPM Loan and Security Agreement Amendment, the JPM Maximum Commitment was increased to $300 million.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere in this quarterly report on Form 10-Q. All amounts are shown in thousands, except share and per share amounts, percentages and as otherwise indicated.

Some of the statements in this quarterly report on Form 10-Q constitute forward-looking statements because they relate to future events or the future performance or financial condition of Oaktree Strategic Credit Fund ( the “Company”, which may also be referred to as “we,” “us” or “our”). The forward-looking statements contained in this quarterly report on Form 10-Q may include statements as to:

•	our future operating results and distribution projections;

•

the ability of Oaktree Fund Advisors, LLC (our “Adviser” and, collectively with its affiliates, “Oaktree”) to implement its future plans with respect to our business and to achieve our investment objective;

•	the ability of Oaktree and its affiliates to attract and retain highly talented professionals;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of the investments that we expect to make;

•	the ability of our portfolio companies to achieve their objectives;

•	our expected financings and investments and additional leverage we may seek to incur in the future;

•	the adequacy of our cash resources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies; and

•	the impact of current global economic conditions, including those caused by inflation, a rising interest rate environment, COVID-19 and Russia’s invasion of Ukraine on all of the foregoing.

In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this quarterly report on Form 10-Q involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2022 and elsewhere in this quarterly report on Form 10-Q.

Other factors that could cause actual results to differ materially include:

•	changes or potential disruptions in our operations, the economy, financial markets or political environment, including those caused by inflation and a rising interest rate environment;

•

risks associated with possible disruption in our operations, the operations of our portfolio companies or the economy generally due to terrorism, war or other geopolitical conflict (including Russia’s invasion of Ukraine), natural disasters or the COVID-19 pandemic;

•

future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies (“BDCs”) or regulated investment companies (“RICs”); and

•	other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this quarterly report on Form 10-Q on information available to us on the date of this quarterly report, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Business Overview

We are a Delaware statutory trust formed on November 24, 2021 and are structured as a non-diversified, closed-end management investment company. On February 3, 2022, we elected to be regulated as a BDC under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under the Internal Revenue Code of 1986, as amended (the “Code”). Effective as of February 3, 2022, we are externally managed by the Adviser pursuant to an investment advisory agreement (as amended and restated, the “Investment Advisory Agreement”), between us and the Adviser. The Adviser is an entity under common control with Oaktree Capital Group, LLC (“OCG”). In 2019, Brookfield Corporation (formerly known as Brookfield Asset Management, Inc., collectively with its affiliates, “Brookfield”) acquired a majority economic interest in OCG. OCG operates as an independent business within Brookfield, with its own product offerings and investment, marketing and support teams.

Our investment objective is to generate stable current income and long-term capital appreciation. We seek to meet our investment objective by primarily investing in private debt opportunities.

We have the authority to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share (“Common Shares”). We are offering on a best efforts, continuous basis up to $5.0 billion aggregate offering price of Common Shares (the “Maximum Offering Amount”) pursuant to an offering registered with the SEC. We offer to sell any combination of three classes of Common Shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the Maximum Offering Amount. The share classes have different ongoing distribution and/or shareholder servicing fees.

We accepted purchase orders and held investors’ funds in an interest-bearing escrow account until we received purchase orders for Common Shares of at least $100.0 million, excluding subscriptions by Oaktree Fund GP I, L.P. in respect of the Class I shares purchased by Oaktree Fund GP I, L.P. prior to March 31, 2022, in any combination of purchases of Class S shares, Class D shares and Class I shares.

As of June 1, 2022, we had satisfied the minimum offering requirement and the Board had authorized the release of proceeds from escrow. As of June 30, 2023, we have issued and sold 29,292,019 Class I shares for an aggregate purchase price of $699.6 million of which, $100.0 million was purchased by an affiliate of the Adviser. As of June 30, 2023, we have issued and sold 13,523,516 Class S shares for an aggregate purchase price of $317.9 million. As of June 30, 2023, we have issued and sold 646 Class D shares for an aggregate purchase price of less than $0.1 million.

Business Environment and Developments

Global financial markets have experienced an increase in volatility as concerns about the impact of higher inflation, rising interest rates, a potential recession, the current conflict in Ukraine and the ongoing uncertainty related to the COVID-19 pandemic have weighed on market participants. These factors have created disruptions in supply chains and economic activity and have had a particularly adverse impact on certain companies in the energy, raw materials and transportation sectors, among others. These uncertainties can ultimately impact the overall supply and demand of the market through changing spreads, deal terms and structures and equity purchase price multiples.

We are unable to predict the full effects of these macroeconomic events or how long any further market disruptions or volatility might last. We continue to closely monitor the impact these events have on our business, industry and portfolio companies and will provide constructive solutions where necessary.

Against this uncertain macroeconomic backdrop, we believe attractive risk-adjusted returns can be achieved by making loans to middle market companies that typically possess resilient business models with strong underlying fundamentals. Given the breadth of the investment platform and decades of credit investing experience of Oaktree and its affiliates, we believe that we have the resources and experience to source, diligence and structure investments in these companies and are well placed to generate attractive returns for investors.

As of June 30, 2023, 89.4% of our debt investment portfolio (at fair value) and 89.1% of our debt investment portfolio (at cost) bore interest at floating rates. Most of our floating rate loans are indexed to the Secured Overnight Financing Rate, or SOFR, or the London Interbank Offered Rate, or LIBOR, which typically resets semi-annually, quarterly or monthly at the borrower’s option. Certain loans are also indexed to an alternate base rate (e.g., prime rate) or the Sterling Overnight Index Average, or SONIA. Most U.S. dollar LIBOR rates are no longer published after June 30, 2023 although certain synthetic rates will be published through September 30, 2024. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, supports replacing U.S.-dollar LIBOR with SOFR. In connection with the cessation of LIBOR, we may need to renegotiate any credit agreements extending beyond the applicable phase out date with our prospective portfolio companies that utilize LIBOR as a factor in determining the interest rate. Certain of the loan agreements with our portfolio companies have included fallback language to address when LIBOR becomes unavailable. This language generally provides that the administrative agent may identify a replacement reference rate, typically with the consent of (or prior consultation with) the borrower. In certain cases, the administrative agent will be required to obtain the consent of either a majority of the lenders under the facility, or the consent of each lender, prior to identifying a replacement reference rate.

Critical Accounting Estimates

Fair Value Measurements

Our Adviser, as the valuation designee of our Board pursuant to Rule 2a-5 under the Investment Company Act, determines the fair value of our assets on at least a quarterly basis in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. ASC 820 prioritizes the use of observable market prices over entity-specific inputs. Where observable prices or inputs are not available or reliable, valuation techniques are applied. These valuation techniques involve some level of estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity.

Hierarchical levels, defined by ASC 820 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

•	Level 1 — Unadjusted, quoted prices in active markets for identical assets or liabilities as of the measurement date.

•

Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.

•

Level 3 — Unobservable inputs that reflect the Adviser’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

If inputs used to measure fair value fall into different levels of the fair value hierarchy, an investment’s level is based on the lowest level of input that is significant to the fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. This includes investment securities that are valued using “bid” and “ask” prices obtained from independent third party pricing services or directly from brokers. These investments may be classified as Level 3 because the quoted prices may be indicative in nature for securities that are in an inactive market, may be for similar securities or may require adjustments for investment-specific factors or restrictions.

Financial instruments with readily available quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment inherent in measuring fair value. As such, the Adviser obtains and analyzes readily available market quotations provided by pricing vendors and brokers for all of our investments for which quotations are available. In determining the fair value of a particular investment, pricing vendors and brokers use observable market information, including both binding and non-binding indicative quotations.

The Adviser seeks to obtain at least two quotations for the subject or similar securities, typically from pricing vendors. If the Adviser is unable to obtain two quotes from pricing vendors, or if the prices obtained from pricing vendors are not within the Adviser’s set threshold, the Adviser seeks to obtain a quote directly from a broker making a market for the asset. The Adviser evaluates the quotations provided by pricing vendors and brokers based on available market information, including trading activity of the subject or similar securities, or by performing a comparable security analysis to ensure that fair values are reasonably estimated. The Adviser also performs back-testing of valuation information obtained from pricing vendors and brokers against actual prices received in transactions. In addition to ongoing monitoring and back-testing, the Adviser performs due diligence procedures over pricing vendors to understand their methodology and controls to support their use in the valuation process. Generally, the Adviser does not adjust any of the prices received from these sources.

If the quotations obtained from pricing vendors or brokers are determined not to be reliable or are not readily available, the Adviser values such investments using any of three different valuation techniques. The first valuation technique is the transaction precedent technique, which utilizes recent or expected future transactions of the investment to determine fair value, to the extent applicable. The second valuation technique is an analysis of the enterprise value (“EV”) of the portfolio company. EV means the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. The EV analysis is typically performed to determine (i) the value of equity investments, (ii) whether there is credit impairment for debt investments and (iii) the value for debt investments that we are deemed to control under the Investment Company Act. To estimate the EV of a portfolio company, the Adviser analyzes various factors, including the portfolio company’s historical and projected financial results, macroeconomic impacts on the company and competitive dynamics in the company’s industry. the Adviser also utilizes some or all of the following information based on the individual circumstances of the portfolio company: (i) valuations of comparable public companies, (ii) recent sales of private and public comparable companies in similar industries or having similar business or earnings characteristics, (iii) purchase prices as a multiple of their earnings or cash flow, (iv) the portfolio company’s ability to meet its forecasts and its business prospects, (v) a discounted cash flow analysis, (vi) estimated liquidation or collateral value of the portfolio company’s assets and (vii) offers from third parties to buy the portfolio company. The Adviser may probability weight potential sale outcomes with respect to a portfolio company when uncertainty exists as of the valuation date. The third valuation technique is a market yield technique, which is typically performed for non-credit impaired debt investments. In the market yield technique, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk, and the Adviser considers the current contractual interest rate, the capital structure and other terms of the investment relative to our risk and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the EV of the portfolio company. As debt investments held by us are substantially illiquid with no active transaction market, the Adviser depends on primary market data, including newly funded transactions and industry specific market movements, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable.

The Adviser estimates the fair value of certain privately held warrants using a Black Scholes pricing model, which includes an analysis of various factors and subjective assumptions, including the current stock price (by using an EV analysis as described above), the expected period until exercise, expected volatility of the underlying stock price, expected dividends and the risk free rate. Changes in the subjective input assumptions can materially affect the fair value estimates.

In December 2020, the SEC adopted Rule 2a-5 under the Investment Company Act. Rule 2a-5 permits boards of registered investment companies and BDCs to either (i) choose to continue to determine fair value in good faith, or (ii) designate a valuation designee tasked with determining fair value in good faith, subject to the board’s oversight. Our Board of Trustees has designated the Adviser to serve as its valuation designee effective September 8, 2022.

The Adviser undertakes a multi-step valuation process each quarter in connection with determining the fair value of our investments:

•	The quarterly valuation process begins with each portfolio company or investment being initially valued by the Adviser’s valuation team;

•	Preliminary valuations are then reviewed and discussed with management of the Adviser;

•

Separately, independent valuation firms prepare valuations of our investments, on a selected basis, for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment, and submit the reports to us and provide such reports to the Adviser;

•	The Adviser compares and contrasts its preliminary valuations to the valuations of the independent valuation firms and prepares a valuation report for the Audit Committee;

•

The Audit Committee reviews the valuation report with the Adviser, and the Adviser responds and supplements the valuation report to reflect any discussions between the Adviser and the Audit Committee; and

•	The Adviser, as valuation designee, determines the fair value of each investment in our portfolio.

The fair value of our investments as of June 30, 2023 and September 30, 2022 was determined by the Adviser, as our valuation designee. We have and will continue to engage independent valuation firms each quarter to provide assistance regarding the determination of the fair value of a portion of our portfolio securities for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been reported had a ready market for the investments existed, and it is reasonably possible that the difference could be material.

When we determine our net asset value as of the last day of a month that is not also the last day of a calendar quarter, we intend to update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, pursuant to our valuation policy, the Adviser’s valuation team will generally value such assets at the most recent quarterly valuation or, in the case of securities acquired after such date, cost, unless, in either case, the

Adviser determines that since the most recent quarter end or the date of acquisition for securities acquired after quarter end, as the case may be, a significant observable change has occurred with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser will determine whether to update the value for each relevant investment using a range of values from an independent valuation firm, where applicable, in accordance with our valuation policy. Additionally, the Adviser may otherwise determine to update the most recent quarter end valuation of an investment without reliable market quotations that the Adviser considers to be material to us using a range of values from an independent valuation firm.

With the exception of the line items entitled “deferred financing costs,” “deferred offering costs,” “other assets,” “deferred tax liability,” and “credit facilities payable,” which are reported at amortized cost, all assets and liabilities on the Consolidated Statements of Assets and Liabilities approximate fair value. The carrying value of the line items titled “due from affiliates,” “interest receivable,” “receivables from unsettled transactions,” “accounts payable, accrued expenses and other liabilities,” “dividends payable,” “base management fee and incentive fee payable,” “interest payable,” “payables from unsettled transactions” and “due to affiliates” approximate fair value due to their short maturities.

As of June 30, 2023, we held $1,279.2 million of investments at fair value, up from $428.6 million held at September 30, 2022, primarily driven by new originations funded primarily by cash proceeds from our continuous public offering.

Revenue Recognition

We generate revenues in the form of interest income on debt investments and, to a lesser extent, capital gains and distributions, if any, on equity securities that we may acquire in portfolio companies. Some of our investments provide for deferred interest payments or payment-in-kind (“PIK”) interest income. The principal amount of the debt investments and any accrued but unpaid interest generally becomes due at the maturity date.

Interest Income

Interest income, adjusted for accretion of original issue discount (“OID”), is recorded on an accrual basis to the extent that such amounts are expected to be collected. We stop accruing interest on investments when it is determined that interest is no longer collectible. Investments that are expected to pay regularly scheduled interest in cash are generally placed on non-accrual status when there is reasonable doubt that principal or interest cash payments will be collected. Cash interest payments received on investments may be recognized as income or a return of capital depending upon management’s judgment. A non-accrual investment is restored to accrual status if past due principal and interest are paid in cash, and the portfolio company, in management’s judgment, is likely to continue timely payment of its remaining obligations.

In connection with our investment in a portfolio company, we sometimes receive nominal cost equity that is valued as part of the negotiation process with the portfolio company. When we receive nominal cost equity, we allocate our cost basis in the investment between debt securities and the nominal cost equity at the time of origination. Any resulting discount from recording the loan, or otherwise purchasing a security at a discount, is accreted into interest income over the life of the loan.

For our secured borrowings, the interest earned on the entire loan balance is recorded within interest income and the interest earned by the counterparty is recorded within interest expense in the Consolidated Statement of Operations.

PIK Interest Income

Our investments in debt securities may contain PIK interest provisions. PIK interest, which generally represents contractually deferred interest added to the loan balance that is generally due at the end of the loan term, is generally recorded on the accrual basis to the extent such amounts are expected to be collected. We generally cease accruing PIK interest if there is insufficient value to support the accrual or if we do not expect the portfolio company to be able to pay all principal and interest due. Our decision to cease accruing PIK interest on a loan or debt security involves subjective judgments and determinations based on available information about a particular portfolio company, including whether the portfolio company is current with respect to its payment of principal and interest on its loans and debt securities; financial statements and financial projections for the portfolio company; our assessment of the portfolio company’s business development success; information obtained by us in connection with periodic formal update interviews with the portfolio company’s management and, if appropriate, the private equity sponsor; and information about the general economic and market conditions in which the portfolio company operates. Our determination to cease accruing PIK interest is generally made well before our full write-down of a loan or debt security. In addition, if it is subsequently determined that we will not be able to collect any previously accrued PIK interest, the fair value of the loans or debt securities would be reduced by the amount of such previously accrued, but uncollectible, PIK interest. The accrual of PIK interest on our debt investments increases the recorded cost bases of these investments in our consolidated financial statements including for purposes of computing the capital gains incentive fee payable by us to the Adviser. To maintain our status as a RIC, certain income from PIK interest may be required to be distributed to our shareholders even though we have not yet collected the cash and may never do so.

As of June 30, 2023 and September 30, 2022, there were no investments on non-accrual status.

Portfolio Composition

As of June 30, 2023, the fair value of our investment portfolio was $1,279.2 million and was composed of investments in 108 portfolio companies. As of September 30, 2022, the fair value of our investment portfolio was $428.6 million and was composed of investments in 81 portfolio companies.

As of June 30, 2023 and September 30, 2022, our investment portfolio consisted of the following:

	June 30, 2023	September 30, 2022
Cost:
Senior Secured Debt	94.56%	93.44%
Subordinated Debt	4.70%	4.98%
Preferred Equity	0.47%	1.35%
Common Equity and Warrants	0.27%	0.23%

Total	100.00%	100.00%

	June 30, 2023	September 30, 2022
Fair Value:
Senior Secured Debt	94.56%	93.96%
Subordinated Debt	4.67%	4.52%
Preferred Equity	0.42%	1.28%
Common Equity and Warrants	0.35%	0.24%

Total	100.00%	100.00%

The table below describes investments by industry composition based on fair value as a percentage of total investments:

	June 30, 2023	September 30, 2022
Fair Value:
Application Software	9.49%	10.12%
Other Specialty Retail	7.84%	—%
Electrical Components & Equipment	5.95%	0.77%
Diversified Metals & Mining	5.11%	0.86%
Education Services	4.75%	3.43%
Health Care Technology	4.69%	6.92%
Aerospace & Defense	4.33%	1.20%
Health Care Services	4.17%	1.53%
Distributors	3.02%	2.90%
Integrated Telecommunication Services	2.70%	2.16%
Auto Parts & Equipment	2.58%	—%
Biotechnology	2.55%	2.81%
Systems Software	2.47%	4.24%
Health Care Distributors	2.28%	5.51%
Gold	2.16%	—%
Property & Casualty Insurance	2.15%	2.33%
Trading Companies & Distributors	1.90%	1.12%
Industrial Machinery & Supplies & Components	1.90%	—%
Interactive Media & Services	1.86%	—%
Diversified Support Services	1.82%	3.63%
Multi-Sector Holdings	1.69%	1.27%
Pharmaceuticals	1.68%	1.04%
Diversified Financial Services	1.67%	—%
Cable & Satellite	1.57%	2.04%
Health Care Supplies	1.57%	1.96%
Metal, Glass & Plastic Containers	1.51%	—%
Environmental & Facilities Services	1.38%	1.13%
Hotels, Resorts & Cruise Lines	1.35%	4.03%
Personal Care Products	1.22%	—%
Insurance Brokers	1.11%	—%
Office Services & Supplies	1.06%	1.86%
Specialized Finance	1.04%	0.85%
Real Estate Development	1.01%	—%
Research & Consulting Services	0.96%	1.78%
Passenger Airlines	0.96%	—%
Soft Drinks & Non-alcoholic Beverages	0.83%	—%
Restaurants	0.77%	1.57%
Leisure Facilities	0.71%	2.07%
Advertising	0.57%	1.63%
Electronic Components	0.52%	1.51%
Air Freight & Logistics	0.51%	1.48%
Consumer Finance	0.40%	1.45%
Internet Services & Infrastructure	0.38%	0.44%
Diversified Real Estate Activities	0.36%	—%
Paper & Plastic Packaging Products & Materials	0.36%	—%
Leisure Products	0.31%	2.76%
Health Care Facilities	0.25%	2.27%
IT Consulting & Other Services	0.25%	0.84%
Other Specialized REITs	0.24%	—%
Construction Materials	0.04%	—%
Industrial Machinery	—%	4.20%
Other Diversified Financial Services	—%	1.79%
Metal & Glass Containers	—%	1.72%
Alternative Carriers	—%	1.69%
Data Processing & Outsourced Services	—%	1.54%
Personal Products	—%	1.29%
Paper Packaging	—%	1.12%
Internet & Direct Marketing Retail	—%	1.11%
Oil & Gas Refining & Marketing	—%	0.93%
Airport Services	—%	0.69%
Specialized REITs	—%	0.68%
Paper Products	—%	0.66%
Diversified Banks	—%	0.50%
Specialty Stores	—%	0.44%
Automotive Retail	—%	0.13%

Total	100.00%	100.00%

The geographic composition of our portfolio is determined by the location of the corporate headquarters of the portfolio company, which may not be indicative of the primary source of the portfolio company’s business. The table below describes investments by geographic composition at fair value as a percentage of total investments:

	June 30, 2023	September 30, 2022
United States	85.58%	90.88%
India	3.07%	0.85%
United Kingdom	2.66%	—%
Canada	2.16%	—%
Luxembourg	1.20%	—%
France	1.06%	0.99%
Chile	0.96%	—%
Costa Rica	0.95%	2.38%
Netherlands	0.83%	—%
Switzerland	0.77%	2.32%
Cayman Islands	0.76%	—%
Germany	—%	1.21%
Ireland	—%	1.37%

Total	100.00%	100.00%

See the Schedule of Investments as of June 30, 2023 and September 30, 2022, in our consolidated financial statements in Part I, Item 1, of this Form 10-Q and in Part II, Item 8, of our annual report on Form 10-K for the year ended September 30, 2022, for more information on these investments, including a list of companies and the type, cost and fair value of investments.

Discussion and Analysis of Results and Operations

Results of Operations

The principal measure of our financial performance is the net increase (decrease) in net assets resulting from operations, which includes net investment income, net realized gains (losses) and net unrealized appreciation (depreciation). Net investment income is the difference between our income from interest income and fee income and net expenses. Net realized gains (losses) on investments is the difference between the proceeds received from dispositions of portfolio investments and their stated costs. Net unrealized appreciation (depreciation) is the net change in the fair value of our investment portfolio during the reporting period, including the reversal of previously recorded unrealized appreciation (depreciation) when gains or losses are realized. The net increase or decrease in net assets from operations may vary substantially from period to period as a result of various factors, including the recognition of realized gains and losses and net change in unrealized appreciation and depreciation.

Comparison of three months ended June 30, 2023 and June 30, 2022; and nine months ended June 30, 2023 and the period from December 10, 2021 (commencement of operations) to June 30, 2022

Investment Income

Total investment income for the three months ended June 30, 2023 was $32,442 and consisted of $31,788 of interest income primarily from portfolio investments (including $1,107 of PIK interest income) and $654 of fee income. Total investment income for the three months ended June 30, 2022 was $3,674 and consisted of $3,581 of interest income primarily from portfolio investments (including $10 of PIK interest income) and $93 of fee income. The increase in total investment income was primarily driven by the increase in the size of the investment portfolio.

Total investment income for the nine months ended June 30, 2023 was $69,180 and consisted of $68,298 of interest income primarily from portfolio investments (including $2,195 of PIK interest income) and $882 of fee income. Total investment income for the period from December 10, 2021 (commencement of operations) to June 30, 2022 was $5,240 and consisted of $5,127 of interest income primarily from portfolio investments (including $20 of PIK interest income) and $113 of fee income. The increase in total investment income was primarily driven by the increase in the size of the investment portfolio. Based on fair value as of June 30, 2023, the weighted average yield on our debt investments was 12.2%, up from 8.3% as of June 30, 2022.

Expenses

Net expenses for the three and nine months ended June 30, 2023 were $13,534 and $28,371, respectively, up significantly from $1,436 and $2,047, respectively, for the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022. The increase was mainly driven by a larger investment portfolio attributable to new capital raised pursuant to our continuous public offering. Net expenses consisted of the following:

	For the three months ended June 30, 2023	For the three months ended June 30, 2022	For the nine months ended June 30, 2023	For the period from December 10, 2021 (commencement of operations) to June 30, 2022
Expenses:
Base management fee	$2,817	$286	$6,183	$286
Investment income incentive fee	2,835	—	5,808	—
Professional fees	401	212	1,589	415
Class S distribution and shareholder servicing fees	589	—	1,116	—
Board of trustees fees	66	90	198	150
Organization expenses	—	549	4	549
Amortization of continuous offering costs	725	255	2,517	255
Interest expense	5,215	953	11,595	1,274
Administrator expense	267	60	711	84
General and administrative expenses	271	121	796	124

Total expenses	$13,186	$2,526	$30,517	$3,137
Management and incentive fees waived	—	(286)	(1,642)	(286)
Expense reimbursements (support)	348	(804)	(504)	(804)

Net expenses	$13,534	$1,436	$28,371	$2,047

For the nine months ended June 30, 2023, the Adviser made certain expense payments in accordance with the Expense Support and Conditional Reimbursement Agreement effective as of February 3, 2022 (the “Expense Support Agreement”) in the amount of $852. For the three and nine months ended June 30, 2023, the Company made reimbursement payments of $348 to the Adviser.

The Adviser waived management and incentive fees through November 2022, the first six months following June 1, 2022, the date on which we broke escrow for our continuous offering. For the three months ended June 30, 2023, base management fees were $2,817. For the nine months ended June 30, 2023, base management fees were $6,183, of which $877 was waived. For the three months ended June 30, 2023, investment income incentive fees were $2,835. For the nine months ended June 30, 2023, investment income incentive fees were $5,808, of which $765 was waived. See Note 9, Related Party Transaction, to our Consolidated Financial Statements, included in Part I, Item 1 of this Form 10-Q.

Net Unrealized Appreciation (Depreciation)

Net unrealized appreciation was $6,783 and $11,995 for the three and nine months ended June 30, 2023, respectively. which was primarily driven by unrealized appreciation across the investment portfolio. For the three months ended June 30, 2023, this consisted of $6.3 million of net unrealized appreciation on debt investments, $0.8 million of net unrealized appreciation of foreign currency forward contracts and $0.5 million of net unrealized appreciation on equity investments, partially offset by $0.8 million of net unrealized depreciation related to exited investments (a portion of which resulted in a reclassification to realized gains). For the nine months ended June 30, 2023, this consisted of $6.3 million of net unrealized appreciation on debt investments, $4.4 million of net unrealized appreciation related to exited investments (a portion of which resulted in a reclassification to realized losses), $1.0 million of net unrealized appreciation on equity investments and $0.2 million of net unrealized appreciation of foreign currency forward contracts.

Net unrealized depreciation was $11,946 and $11,968 for the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022, respectively, which was primarily driven by unrealized losses related to credit spread widening. For the three months ended June 30, 2022, this consisted of $11.4 million of net unrealized depreciation on debt investments and $0.5 million of net unrealized depreciation on equity investments. For the nine months ended June 30, 2023, this consisted of $11.5 million of net unrealized depreciation on debt investments and $0.5 million of net unrealized depreciation on equity investments.

Net Realized Gains (Losses)

Net realized losses were $476 and $2,877 for the three and nine months ended June 30, 2023 and primarily related to the exits of certain investments and foreign currency forward contracts. Net realized loses were $51 and $43 for each of the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022, respectively.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash from (1) the cash proceeds from our continuous public offering and contributions from shareholders (2) cash flows from operations, including earnings on investments, as well as interest earned from the temporary investment of cash in cash-equivalents, U.S. high-quality debt investments that mature in one year or less, (3) borrowings from banks, including secured borrowings, and any other financing arrangements we may enter into in the future and (4) any future offerings of equity or debt securities.

Our primary use of cash is for (1) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including our expenses, the Management Fee and the Incentive Fee), (3) debt service of borrowings, and (4) cash distributions to the shareholders.

For the nine months ended June 30, 2023, we experienced a net increase in cash and cash equivalents of $21.8 million. During that period, $821.5 million of cash was used in operating activities, primarily consisting of cash used to fund new investments, partially offset by proceeds from the sales and repayments of investments. During the same period, cash provided by financing activities was $844.8 million, due primarily from $637.3 million of proceeds from the issuance of common shares and $250.0 million of net borrowings under the credit facilities, partially offset by $34.5 million of distributions paid to shareholders and $7.9 million of deferred costs paid.

For the period from December 10, 2021 (commencement of operations) through June 30, 2022, we experienced a net increase in cash and cash equivalents of $167.1 million. During that period, $211.3 million of cash was used in operating activities, primarily consisting of cash used to fund new investments. During the same period, cash provided by financing activities was $378.4 million, due primarily from $277.6 million of proceeds from the issuance of common shares, $90.0 million of borrowings under the credit facility and $16.4 million of subscriptions received in advance, partially offset by $3.7 million of financing costs paid, $1.1 million of offering costs paid and $0.8 million of distributions paid to shareholders.

As of June 30, 2023, we had $80.2 million of cash and cash equivalents (including restricted cash of $3.6 million), portfolio investments (at fair value) of $1,279.2 million, $9.8 million of interest receivable, $1.9 million of due from affiliates, $935.0 million of undrawn capacity on our credit facilities (subject to borrowing base and other limitations), $20.4 million of net payables from unsettled transactions and $325.0 million of borrowings outstanding under our credit facilities.

As of September 30, 2022, we had $58.4 million of cash and cash equivalents, portfolio investments (at fair value) of $428.6 million, $3.3 million of interest receivable, $1.4 million of due from affiliates, $375.0 million of undrawn capacity on our credit facility (subject to borrowing base and other limitations), $47.6 million of net payables from unsettled transactions and $75.0 million of borrowings outstanding under our credit facility.

We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of our portfolio companies. As of June 30, 2023 and September 30, 2022, off-balance sheet arrangements consisted of $196,628 and $68,962, respectively, of unfunded commitments to provide debt financing to certain of our portfolio companies. Such commitments are subject to the portfolio company’s satisfaction of certain financial and nonfinancial covenants and may involve, to varying degrees, elements of credit risk in excess of the amount recognized in our Consolidated Statements of Assets and Liabilities.

Contractual Obligations

	Debt Outstanding as of September 30, 2022	Debt Outstanding as of June 30, 2023	Weighted average debt outstanding for the nine months ended June 30, 2023	Maximum debt outstanding for the nine months ended June 30, 2023
ING Credit Agreement	$75,000	$275,000	$170,512	$275,000
JPM SPV Facility	—	50,000	19,744	50,000

Total debt	$75,000	$325,000	$190,256

	Payments due by period as of June 30, 2023
	Total	< 1 year	1-3 years	3-5 years
ING Credit Agreement	$275,000	$—	$—	$275,000
Interest due on ING Credit Agreement	101,097	20,219	40,438	40,440
JPM Loan and Security Agreement	50,000	—	—	50,000
Interest due on JPM Loan and Security Agreement	18,338	3,937	7,874	6,527

Total	$444,435	$24,156	$48,312	$371,967

Equity Activity

As of June 30, 2023, we have issued and sold 29,292,019 Class I shares for an aggregate purchase price of $699.6 million. As of June 30, 2023, we have issued and sold 13,523,516 Class S shares for an aggregate purchase price of $317.9 million. As of June 30, 2023, we have issued and sold 646 Class D shares for an aggregate purchase price of less than $0.1 million. As of June 30, 2023, we have issued 203,519 Class I shares and 201,271 Class S shares pursuant to our distribution reinvestment plan.

The following table summarizes transactions in common shares of beneficial interest for the nine months ended June 30, 2023:

	Shares	Amount
Class I
Issuance of Common Shares	16,273,329	$381,028
Issuance of Common Shares under dividend reinvestment plan	182,183	4,264
Share repurchases, net of early repurchase deduction	—	—

Net increase (decrease)	16,455,512	$385,292

Class S
Issuance of Common Shares	10,943,532	$256,304
Issuance of Common Shares under dividend reinvestment plan	192,853	4,506
Share repurchases, net of early repurchase deduction	(1,692)	(40)

Net increase (decrease)	11,134,693	$260,770

Class D
Issuance of Common Shares	646	$15
Issuance of Common Shares under dividend reinvestment plan	—	—
Share repurchases, net of early repurchase deduction	—	—

	646	$15

Total net increase (decrease)	27,590,851	646,077

Net Asset Value per Share and Offering Price

We determine NAV per share for each class of shares as of the last calendar day of each month. Share issuances pursuant to accepted monthly subscriptions are effective the first calendar day of each month. Shares are issued and sold at a purchase price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following table summarizes each month-end NAV per share for Class I, Class S and Class D shares utilized as the purchase price for shares issued and sold after we broke escrow:

	Class I Shares	Class S Shares	Class D Shares
May 31, 2022	$24.32	—	—
June 30, 2022	$23.71	—	—
July 31, 2022	$23.98	$23.98	—
August 31, 2022	$24.03	$24.03	—
September 30, 2022	$23.47	$23.47	—
October 31, 2022	$23.33	$23.33	—
November 30, 2022	$23.46	$23.46	—
December 31, 2022	$23.23	$23.23	—
January 31, 2023	$23.64	$23.64	—
February 28, 2023	$23.56	$23.56	—
March 31, 2023	$23.42	$23.42	—
April 30, 2023	$23.40	$23.40	—
May 31, 2023	$23.23	$23.23	—
June 30, 2023	$23.48	$23.48	$23.48

Distributions

The Board authorizes and declares monthly distribution amounts per share of outstanding common shares of beneficial interest. The following table presents distributions that were declared during the nine months ended June 30, 2023:

			Class I
Date Declared	Record Date	Payment Date	Net Distribution Per Share	Distribution Amount
October 26, 2022	October 31, 2022	November 28, 2022	$0.1800	$2,470
November 21, 2022	November 30, 2022	December 28, 2022	0.1900	2,818
December 21, 2022	December 31, 2022	January 30, 2023	0.1900	3,171
December 21, 2022	December 31, 2022	January 30, 2023	0.0400	668
January 24, 2023	January 31, 2023	February 24, 2023	0.1900	3,351
February 22, 2023	February 28, 2023	March 29, 2023	0.1900	3,834
March 22, 2023	March 31, 2023	April 27, 2023	0.1900	4,252
April 25, 2023	April 30, 2023	May 26, 2023	0.1900	4,568
May 22, 2023	May 31, 2023	June 28, 2023	0.1900	5,068
June 26, 2023	June 30, 2023	July 27, 2023	0.1900	5,605

			$1.7400	$35,805

			Class S
Date Declared	Record Date	Payment Date	Net Distribution Per Share	Distribution Amount
October 26, 2022	October 31, 2022	November 28, 2022	$0.1634	$574
November 21, 2022	November 30, 2022	December 28, 2022	0.1735	684
December 21, 2022	December 31, 2022	January 30, 2023	0.1734	789
December 21, 2022	December 31, 2022	January 30, 2023	0.0400	182
January 24, 2023	January 31, 2023	February 24, 2023	0.1735	916
February 22, 2023	February 28, 2023	March 29, 2023	0.1733	1,024
March 22, 2023	March 31, 2023	April 27, 2023	0.1733	1,486
April 25, 2023	April 30, 2023	May 26, 2023	0.1734	1,764
May 22, 2023	May 31, 2023	June 28, 2023	0.1734	2,036
June 26, 2023	June 30, 2023	July 27, 2023	0.1735	2,381

			$1.5907	$11,836

			Class D
Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
June 26, 2023	June 30, 2023	July 27, 2023	$0.1852	$—

			$0.1852	$—

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Share Repurchase Program

At the discretion of our Board of Trustees, during the quarter ended September 30, 2022 we commenced a share repurchase program pursuant to which we intend to offer to repurchase up to 5% of our Common Shares outstanding (by number of shares or aggregate NAV) as of the close of the previous calendar quarter. Our Board of Trustees may amend or suspend the share repurchase program at any time if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. Following any such suspension, the Board of Trustees will consider on at least a quarterly basis whether the continued suspension of the share repurchase program is in the best interest of us and shareholders, and will reinstate the share repurchase program when and if appropriate and subject to its fiduciary duty to us and shareholders.

We intend to conduct repurchase offers under the share repurchase program pursuant to tender offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the Investment Company Act. All shares purchased by us pursuant to the terms of each tender offer will be retired.

Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares at the expiration of the tender offer at a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be subject to an early repurchase deduction of 2% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be deemed satisfied if the shares to be repurchased would have been outstanding for one year or longer as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by us for the benefit of remaining shareholders.

On September 12, 2022, our initial tender offer under our share repurchase program expired, on December 13, 2022, our tender offer conducted during the quarter ended December 31, 2022 under our share repurchase program expired, on March 15, 2023, our tender offer conducted during the quarter ended March 31, 2023 under our share repurchase program expired, and on June 12, 2023, our tender offer conducted during the quarter ended June 30, 2023 under our share repurchase program expired. There were 1,692 Class S shares repurchased during the three and nine months ended June 30, 2023 for a repurchase price equal to 98% of its net asset value per share as of June 30, 2023, which was $23.48 per share.

Leverage

To seek to enhance our returns, we use and expect to continue to use leverage as market conditions permit and at the discretion of the Adviser. However, as a BDC, subject to certain limited exceptions, we are currently only allowed to borrow amounts in accordance with the asset coverage requirements in the Investment Company Act of 1940, as amended (the “Investment Company Act”). On March 23, 2018, the Small Business Credit Availability Act (the “SBCAA”) was enacted into law. The SBCAA, among other things, amended Section 61(a) of the Investment Company Act to add a new Section 61(a)(2) that reduces the asset coverage requirements applicable to BDCs from 200% to 150% so long as the BDC meets certain disclosure requirements, which we have made, and obtains certain approvals, which we have obtained. Accordingly, we are subject to an asset coverage requirement of 150%. We intend to use leverage in the form of borrowings, including loans from certain financial institutions, and the issuance of debt securities. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to do so. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage is expected to be applied on a position-by-position basis, meaning little-to-no leverage may be applied to certain investments, while others may have more leverage applied. Any such leverage would also be expected to increase the total capital available for investment by the Company. We may also create leverage by securitizing our assets (including in CLOs) and retaining the equity portion of the securitized vehicle.

ING Credit Agreement

On March 25, 2022 (the “ING Closing Date”), we entered into a senior secured revolving credit agreement (the “ING Credit Agreement”) among us, as borrower, the lenders party thereto, and ING Capital LLC (“ING”), as administrative agent.

Effective on and as of May 25, 2022, we entered into an incremental commitment and assumption agreement (the “Incremental Commitment and Assumption Agreement”) among us, as borrower, the subsidiary guarantor party thereto (the “Subsidiary Guarantor”), ING, as administrative agent and issuing bank, Sumitomo Mitsui Banking Corporation and MUFG Bank, LTD, (together with Sumitomo Mitsui Banking Corporation, the “Assuming Lenders”). Pursuant to the Incremental Commitment and Assumption Agreement, among other things, each Assuming Lender (i) became a Lender (as defined in the ING Credit Agreement) under the ING Credit Agreement and (ii) agreed to make a Commitment (as defined in the ING Credit Agreement) to us in the amount of $150 million. The Incremental Commitment and Assumption Agreement increased the aggregate amount of Commitments under the ING Credit Agreement from $150 million to $450 million (the “Maximum Commitment”), subject to the lesser of (i) a borrowing base and (ii) the Maximum Commitment, and provided that, with respect to any lender, its individual commitment is not exceeded. The revolving credit facility has a four year availability period (the “Availability Period”) during which loans may be made and the ING Credit Agreement has a stated maturity dated that is five years from the ING Closing Date (the “Maturity Date”). Following the Availability Period we will be required in certain circumstances to prepay loans prior to the Maturity Date. The ING Credit Agreement provides for the issuance of letters of credit during the Availability Period in an aggregate amount of $25 million. Borrowing under the ING Credit Agreement may be used for general corporate purposes, including making investments and permitted distributions.

Effective on and as of October 6, 2022, we entered into a subsequent incremental commitment and assumption agreement (the “Subsequent Incremental Commitment and Assumption Agreement”) among us, as borrower, the Subsidiary Guarantor, ING, as administrative agent and issuing bank, and Apple Bank For Savings, as an Assuming Lender. Pursuant to the Subsequent Incremental Commitment and Assumption Agreement, Apple Bank For Savings (i) became a Lender under the ING Credit Agreement and (ii) agreed to make a Commitment to us in the amount of $40 million. The Subsequent Incremental Commitment and Assumption Agreement increased the aggregate amount of Commitments under the ING Credit Agreement from $450 million to $490 million.

Effective on and as of June 28, 2023 (the “New Effective Date”), we entered into Amendment No. 1 (the “ING Credit Agreement Amendment”) to the ING Credit Agreement. As a result of the ING Credit Agreement Amendment, the ING Credit Agreement provides for a senior secured revolving credit facility of up to $1,110 million (the “Increased Maximum Commitment”), increased from $490 million, subject to the lesser of (i) a borrowing base and (ii) the Increased Maximum Commitment, and provided that, with respect to any lender, its individual commitment is not exceeded. The revolving credit facility has a four year availability period (the “New Availability Period”) commencing from the New Effective Date during which loans may be made and a stated maturity date that is five years from the New Effective Date (the “New Maturity Date”). Following the New Availability Period, we will be required in certain circumstances to prepay loans prior to the New Maturity Date. The ING Credit Agreement provides for the issuance of letters of credit during the New Availability Period in an aggregate amount of $25 million. Borrowing under the ING Credit Agreement may be used for general corporate purposes, including making investments and permitted distributions.

All obligations under the ING Credit Agreement are secured by a first-priority security interest (subject to certain exceptions) in substantially all of the present and future property and assets of us and of the sole current and certain future subsidiaries of us and guaranteed by such subsidiaries.

Borrowings under the ING Credit Agreement shall be denominated in U.S. Dollars and bear interest at a rate per annum equal to either (1) SOFR, as adjusted, plus 1.875% per annum or (2) the alternative base rate (which is the greatest of the (a) prime rate, (b) the federal funds effective rate plus 1⁄2 of 1%, (c) the overnight bank funding rate plus 1⁄2 of 1%, (d) certain rates based on SOFR and (e) 0) (“ABR”) plus 0.875% per annum. On and after the New Effective Date, borrowings under the ING Credit Agreement bear interest at a rate per annum equal to either (1) the SOFR, as adjusted, plus 2.15% per annum, or, following the first year after the New Effective Date, plus 2.05% per annum if the Company has and maintains an investment grade credit rating or (2) the alternative base rate (which is the greatest of the (a) prime rate, (b) the federal funds effective rate plus 1⁄2 of 1%, (c) the overnight bank funding rate plus 1⁄2 of 1%, (d) certain rates based on SOFR and (e) 0) (“ABR”) plus 1.15% per annum or, following the first year after the New Effective Date, plus 1.05% per annum if the Company has and maintains investment grade credit rating. We may elect either an ABR or SOFR borrowing at each drawdown request, and loans may be converted from one rate to another at any time at our option, subject to certain conditions. Prior to the New Effective Date, we paid a commitment fee at a rate of 0.375% per annum on the daily unused portion of the aggregate commitments under the ING Credit Agreement. On and after the New Effective Date, we will pay a commitment fee at a rate of 0.375% per annum on the daily unused portion of the aggregate commitments under the ING Credit Agreement, subject to increase to 1.00% per annum on the daily unused amount if the daily unused amount is greater than or equal to 65% of the aggregate commitments under the ING Credit Agreement.

At any time during the New Availability Period, the Borrower may propose an increase in the Increased Maximum Commitment to an amount not to exceed the greater of (a) $1,250.0 million and (b) 150% of shareholders’ equity as of the date on which such increased amount is to be effective, subject to certain conditions, including the consent of the lenders to increase their commitments and of ING.

We have made customary representations and warranties and are required to comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar credit facilities. As of June 30, 2023, we were in compliance with all financial covenants under the ING Credit Agreement based on the financial information contained in this Quarterly Report on Form 10-Q. Borrowings under the ING Credit Agreement are subject to the leverage restrictions contained in the Investment Company Act.

The ING Credit Agreement contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, ING may terminate the commitments and declare the outstanding loans and all other obligations under the ING Credit Agreement immediately due and payable.

As of June 30, 2023 and September 30, 2022, we had $275.0 million and $75.0 million outstanding under the ING Credit Agreement. For the nine months ended June 30, 2023, our borrowings under the ING Credit Agreement bore interest at a weighted average rate of 6.55%. For the period from December 10, 2021 (commencement of operations) to June 30, 2022, our borrowings under the ING Facility bore interest at a weighted average rate of 3.38%. We recorded $3,999 and $10,018 of interest expense (inclusive of fees), respectively, related to the ING Credit Agreement for the three and nine months ended June 30, 2023. We recorded $953 and $1,018 of interest expense (inclusive of fees) related to the ING Facility for the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022.

JPM SPV Facility

On February 24, 2023 (the “JPM Closing Date”), we entered into a loan and security agreement (as amended, the “JPM Loan and Security Agreement”) among OSCF Lending SPV, LLC (“OSCF Lending SPV”), a wholly owned subsidiary of us, as borrower, we, as parent and servicer, Citibank, N.A., as collateral agent and securities intermediary, Virtus Group, LP, as collateral administrator, the lenders party thereto, and JPMorgan Chase Bank, National Association (“JPM”), as administrative agent, pursuant to which JPM agreed to extend credit to OSCF Lending SPV in an aggregate principal amount up to $150 million at any one time outstanding. Effective on and as of July 5, 2023, the Company entered into Amendment No. 1 (the “JPM Loan and Security Agreement Amendment”) to the JPM Loan and Security Agreement, pursuant to which JPM has increased its commitment to extend credit to OSCF Lending SPV to an aggregate principal amount up to $300 million (the “JPM Maximum Commitment”).

The JPM Loan and Security Agreement provides for a senior secured revolving credit facility that has a three-year reinvestment period (the “JPM Availability Period”) and a stated maturity date that is five years after the JPM Closing Date. Subject to certain conditions, including consent of the lenders and JPM, as administrative agent, at any time during the JPM Availability Period, OSCF Lending SPV may propose one or more increases in the JPM Maximum Commitment up to an amount not to exceed $500 million. Borrowings under the JPM Loan and Security Agreement shall be denominated in U.S. Dollars and bear interest at a rate per annum equal to the forward-looking term rate with a three-month tenor, based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator), and as published by CME Group Benchmark Administration Limited (or a successor administrator), plus 2.95%.

The obligations of OSCF Lending SPV under the JPM Loan and Security Agreement are secured by all of the assets held by OSCF Lending SPV, including certain loans sold or to be sold or transferred or to be transferred by us to OSCF Lending SPV (such loans, the “Loans”) pursuant to the terms of the Sale and Participation Agreement, dated as of the JPM Closing Date (the “JPM Sale Agreement” and, together with the JPM Loan and Security Agreement, the “JPM Agreements”), between OSCF Lending SPV, as buyer, and we, as seller, pursuant to which we will sell Loans to OSCF Lending SPV from time to time. Under the Agreements, we and OSCF Lending SPV, as applicable, have made representations and warranties regarding the Loans, as well as their businesses, and are required to comply with various covenants, servicing procedures, limitations on the disposition of Loans, reporting requirements and other customary requirements for similar revolving funding facilities.

Borrowings under the JPM Loan and Security Agreement are subject to various covenants under the JPM Agreements as well as the asset coverage requirement contained in the Investment Company Act of 1940, as amended.

As of June 30, 2023, OSCF Lending SPV had $50.0 million outstanding under the JPM Loan and Security Agreement. For the nine months ended June 30, 2023, OSCF Lending SPV’s borrowings under the JPM Loan and Security Agreement bore interest at a weighted average rate of 7.97%. We recorded $1,216 and $1,577, respectively, of interest expense (inclusive of fees) related to the JPM Loan and Security Agreement for the three and nine months ended June 30, 2023.

Secured Borrowings

As of June 30, 2023 and September 30, 2022, there were no secured borrowings outstanding. We did not record any interest expense in connection with secured borrowings for the three and nine months ended June 30, 2023. We recorded $256 of interest expense in connection with secured borrowings for the three months ended June 30, 2022 and the period from December 10, 2021 (commencement of operations) to June 30, 2022. Our secured borrowings bore interest at a weighted average rate of 3.00% for the period from December 10, 2021 (commencement of operations) to June 30, 2022.

Regulated Investment Company Status and Distributions

We anticipate that we will make quarterly distributions of at least 90% of our realized net ordinary income and net short-term capital gains in excess of our net long-term capital losses, if any, then available for distribution, each as determined by our Board in accordance with applicable law. Any distributions will be declared out of assets legally available for distribution. We expect quarterly distributions to be paid from income primarily generated by interest earned on our investments, although distributions to shareholders may also include a return of capital.

We intend to elect to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code. To maintain RIC qualification, we must distribute to our shareholders, for each tax year, at least 90% of our “investment company taxable income” for that year. In order to avoid certain excise taxes imposed on RICs, we intend to distribute during each calendar year an amount at least equal to the sum of: (1) 98% of our ordinary income for the calendar year; (2) 98.2% of our capital gain net income (both long-term and short-term) for the one-year period ending on October 31 of the calendar year; and, (3) any undistributed ordinary income and capital gain net income for preceding years on which we paid no U.S. federal income tax less certain over-distributions in prior years. In addition, although we currently intend to distribute realized net capital gains (i.e., net long term capital gains in excess of short term capital losses), if any, at least annually, we may in the future decide to retain such capital gains for investment, pay U.S. federal income tax on such amounts at regular corporate tax rates, and elect to treat such gains as deemed distributions to shareholders. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and, to the extent that we issue senior securities, we will be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the Investment Company Act or if distributions are limited by the terms of any of our borrowings.

Depending on the level of taxable income and net capital gain earned in a year, we may choose to carry forward taxable income or net capital gain for distribution in the following year and pay the applicable U.S. federal excise tax. Distributions will be appropriately adjusted for any taxes payable by us or any direct or indirect subsidiary through which it invests (including any corporate, state, local, non-U.S. and withholding taxes). Any Incentive Fee to be paid to our Adviser will not be reduced to take into account any such taxes.

We may generate qualified net interest income or qualified net short-term capital gains that may be exempt from U.S. withholding tax when distributed to foreign shareholders. A RIC is permitted to designate distributions of qualified net interest income and qualified short-term capital gains as exempt from U.S. withholding tax when paid to non-U.S. shareholders with proper documentation.

Recent Developments

Share Issuance

On July 3, 2023, 2023, we issued and sold pursuant to our continuous public offering 7,791,302 Class I shares for proceeds of $182.9 million, 2,162,785 Class S shares for proceeds of $50.8 million and 3,407 Class D shares for proceeds of $0.1 million.

Distributions

On July 24, 2023, our Board of Trustees declared a regular distribution on our outstanding common shares of beneficial interest in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I shares	$0.1900	$—	$0.1900
Class S shares	$0.1900	$0.0166	$0.1734
Class D shares	$0.1900	$0.0049	$0.1851

The distribution is payable to shareholders of record as of July 31, 2023 and will be paid on or about August 29, 2023. The distribution will be paid in cash or reinvested in Shares for shareholders participating in our distribution reinvestment plan.

JPM SPV Facility Amendment

Effective on and as of July 5, 2023, we entered into the JPM Loan and Security Agreement Amendment. As a result of the JPM Loan and Security Agreement Amendment, the JPM Maximum Commitment was increased to $300 million.

Item 3.	Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, including changes in the valuations of our investment portfolio and interest rates.

Valuation Risk

Our investments often do not have a readily available market price, and we value these investments at fair value as determined in good faith by our Adviser, as the valuation designee appointed by our Board of Trustees pursuant to Rule 2a-5 under the Investment Company Act. There is no single standard for determining fair value in good faith and valuation methodologies involve a significant degree of judgment. In addition, our valuation methodology utilizes discount rates in part in valuing our investments, and changes in those discount rates may have an impact on the valuation of our investments. Accordingly, valuations by us do not necessarily represent the amounts which may eventually be realized from sales or other dispositions of investments. Estimated fair values may differ from the values that would have been used had a ready market for the investment existed, and the differences could be material to our consolidated financial statements.

Interest Rate Risk

We are subject to financial market risks, including changes in interest rates. Changes in interest rates may affect both our cost of funding and our interest income from portfolio investments, cash and cash equivalents and idle funds investments. Our risk management procedures are designed to identify and analyze our risk, to set appropriate policies and to continually monitor these risks. Our investment income will be affected by changes in various interest rates, including LIBOR and SOFR, to the extent our debt investments include floating interest rates.

As of June 30, 2023, 89.4% of our debt investment portfolio at fair value bore interest at floating rates. As of September 30, 2022, 87.6% of our debt investment portfolio at fair value bore interest at floating rates. The composition of our floating rate debt investments by interest rate floor as of June 30, 2023 and September 30, 2022 was as follows:

	June 30, 2023		September 30, 2022
($ in thousands)	Fair Value	% of Floating Rate Portfolio	Fair Value	% of Floating Rate Portfolio
0%	$147,294	12.98%	$87,955	23.79%
>0% and <1%	379,106	33.40	192,723	52.13
1%	422,938	37.27	89,020	24.08
>1%	185,574	16.35	—	—

Total	$1,134,912	100.00%	$369,698	100.00%

Based on our Statement of Assets and Liabilities as of June 30, 2023, the following table shows the approximate annualized net increase (decrease) in net assets resulting from operations (excluding the impact of any potential incentive fees) of hypothetical base rate changes in interest rates, assuming no changes in our investment and capital structure. However, there can be no assurances our portfolio companies will be able to meet their contractual obligations at any or all levels of increases in interest rates.

Basis point increase ($ in thousands)	Increase in Interest Income	(Increase) in Interest Expense	Net increase in net assets resulting from operations
250	$29,316	$(8,125)	$21,191
200	23,425	(6,500)	16,925
150	17,535	(4,875)	12,660
100	11,644	(3,250)	8,394
50	5,822	(1,625)	4,197

Basis point decrease ($ in thousands)	(Decrease) in Interest Income	Decrease in Interest Expense	Net (decrease) in net assets resulting from operations
50	$(5,822)	$1,625	$(4,197)
100	(11,644)	3,250	(8,394)
150	(17,466)	4,875	(12,591)
200	(23,271)	6,500	(16,771)
250	(29,044)	8,125	(20,919)

We regularly measure exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities. Based on this review, we determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates. The interest rate on the principal balance outstanding for primarily all floating rate loans is indexed to the LIBOR, SOFR and/or an alternate base rate, which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each loan. The following table shows a comparison of the interest rate base for our outstanding debt investments, at principal, and our outstanding borrowings as of June 30, 2023 and September 30, 2022:

	June 30, 2023		September 30, 2022
($ in thousands)	Debt Investments	Borrowings	Debt Investments	Borrowings
Prime rate	$—	$—	$—	$—
LIBOR
30 day	24,593	—	137,460	—
90 day	36,834	—	85,546	—
180 day	—	—	7,592	—
EURIBOR
30 day	—	—	—	—
90 day	1,091	—	—	—
180 day	22,410	—	—	—
SOFR
30 day	410,532	275,000	48,591	75,000
90 day	624,494	50,000	103,206	—
180 day	44,003	—	16,177	—
UK LIBOR
90 day	20,451	—	—	—
Fixed rate	145,908	—	59,856	—

Item 4.	Controls and Procedures

As of the end of the period covered by this report, management, with the participation of the Company’s Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial officer), evaluated the effectiveness of our disclosure controls and procedures as of June 30, 2023. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives, and management necessarily applies its judgment in evaluating the benefits of possible controls and procedures relative to their costs. Based on the evaluation of our disclosure controls and procedures as of June 30, 2023, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective, at the reasonable assurance level, in timely identifying, recording, processing, summarizing and reporting any material information relating to us that is required to be disclosed in the reports we file or submit under the Exchange Act.

There were no changes in our internal control over financial reporting that occurred during the quarter ended June 30, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II

Item 1.	Legal Proceedings

We are currently not a party to any pending material legal proceedings.

Item 1A.	Risk Factors

Except as set forth below, there have been no material changes to the risk factors discussed in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended September 30, 2022.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

Unregistered Sales of Equity Securities

There were no unregistered sales of our equity securities during the three months ended June 30, 2023.

Share Repurchases

At the discretion of the Board of Trustees, during the quarter ended September 30, 2022, the Company commenced a share repurchase program pursuant to which the Company intends to offer to repurchase, in each quarter, up to 5% of Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board may amend or suspend the share repurchase program at any time if it deems such action to be in the best interest of shareholders. As a result, share repurchases may not be available each quarter.

Under the share repurchase program, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares at the expiration of the tender offer at a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be subject to an early repurchase deduction of 2% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be deemed satisfied if the shares to be repurchased would have been outstanding for one year or longer as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

During the three months ended June 30, 2023, we repurchased in June 2023, upon completion of our tender offer that commenced May 15, 2023, 1,692 Class S shares for a purchase price of $23.48 per share, or approximately $39,729 in aggregate. The repurchase of Common Shares was subject to an early repurchase deduction of 2% of the aggregate net asset value of the Common Shares repurchased, and we paid approximately $38,935 to the tendering holders of Class S shares.

Item 3.	Defaults Upon Senior Securities

None.

Item 4.	Mine Safety Disclosures

Not applicable.

Item 5.	Other Information

None.

Item 6. Exhibits

The following exhibits are filed as part of this report or hereby incorporated by reference to exhibits previously filed with the SEC:

Exhibit	Description

10.1	Amendment No. 1, dated as of June 28, 2023, to that certain Senior Secured Credit Agreement, dated as of March 25, 2022, as amended prior to June 28, 2023, among the Company, the Subsidiary Guarantor, the lenders named therein and the Administrative Agent (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed July 5, 2023).(1)

10.2	Amendment No. 1, dated as of July 5, 2023 to the Loan and Security Agreement dated as of February 24, 2023, among OSCF Lending SPV, the Company, the Lenders party thereto, Citibank, N.A., Virtus Group, LP and JPM.* (1)

31.1	Certification of Chief Executive Officer (Principal Executive Officer) Pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended.*

31.2	Certification of Chief Financial Officer (Principal Financial Officer) Pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended.*

32.1	Certification of Chief Executive Officer (Principal Executive Officer) Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

32.2	Certification of Chief Financial Officer (Principal Financial Officer) Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

101.INS*	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	Filed herewith.
(1)

Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND

By:	/s/ Armen Panossian
Armen Panossian
Chairman, Chief Executive Officer and Chief Investment Officer

By:	/s/ Christopher McKown
Christopher McKown
Chief Financial Officer and Treasurer

Date: August 8, 2023